EXHIBIT 99.7

AMENDMENT NO. 4
to
CREDIT AGREEMENT (FIVE-YEAR FACILITY)

This AMENDMENT NO. 4 TO CREDIT AGREEMENT (FIVE-YEAR FACILITY) (this “Amendment”), dated as of September 16, 2010, is entered into by and among Caterpillar Inc. (“Caterpillar”), Caterpillar Financial Services Corporation (“CFSC”) and Caterpillar Finance Corporation (“CFC”, and together with Caterpillar and CFSC, the “Borrowers”), the Banks and Japan Local Currency Banks party hereto (collectively, the “Banks”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent (the “Japan Local Currency Agent”) and as Japan Local Currency Bank (the “Japan Local Currency Bank”) under the Credit Agreement (as defined below) and Citibank, N.A., as Agent (the “Administrative Agent” and together with the Japan Local Currency Agent, the “Agents”) under the Credit Agreement.  Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

PRELIMINARY STATEMENTS

The Borrowers, the Banks and the Agents are parties to the Credit Agreement (Five-Year Facility), dated as of September 20, 2007 (as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The Borrowers have requested that the Banks and the Agents amend the Credit Agreement as hereinafter set forth, and the Banks and the Agents have agreed to amend the Credit Agreement pursuant to the terms of this Amendment.

SECTION 1.  Amendments to the Credit Agreement.  Effective as of the date hereof, subject to the satisfaction of the condition precedent set forth in Section 3 below, the Credit Agreement is hereby amended to read as set forth in Annex A attached hereto.

SECTION 2.  Reaffirmation of CFSC Guaranty.  CFSC hereby reaffirms all of its obligations under Article IX of the Credit Agreement and acknowledges and agrees that such obligations remain in full force and effect and are hereby ratified, reaffirmed and confirmed.

SECTION 3.  Condition Precedent.  This Amendment shall become effective and be deemed effective as of the date hereof upon the Administrative Agent’s receipt of duly executed counterparts of this Amendment from each Borrower, the Agents and the Majority Banks.

SECTION 4.  Covenants, Representations and Warranties of the Borrowers.

4.1  Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made by it in the Credit Agreement, as amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of September 16, 2010.

4.2  Each Borrower hereby represents and warrants that (a) this Amendment constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor’s rights generally and by the effect of general principles of equity and (b) on September 16, 2010, no Event of Default exists with respect to such Borrower and no event exists which, with the giving of notice, the lapse of time or both, would constitute an Event of Default with respect to such Borrower.

SECTION 5.  Reference to and Effect on the Credit Agreement.

5.1  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

5.2  Except as specifically amended above, the Credit Agreement, the Notes and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

5.3  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Credit Agreement, the Notes or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

SECTION 6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  A facsimile or PDF copy of any signature hereto shall have the same effect as the original of such signature.

SECTION 7.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard for conflict of law principles that would result in the application of any law other than the internal law of the State of New York.

SECTION 8.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or representatives thereunto duly authorized as of the date first above written.

CATERPILLAR INC.

By  /s/ Edward J. Scott
Name:  Edward J. Scott
Title:  Treasurer

CATERPILLAR FINANCIAL SERVICES CORPORATION

By  /s/ James A. Duensing
Name:  James A. Duensing
Title:  Executive Vice President and Chief   Financial Officer

CATERPILLAR FINANCE CORPORATION

By   /s/ David A. Kacynski
Name:  David A. Kacynski
Title:  Director

CITIBANK, N.A., as Administrative Agent

By  /s/ Kevin Ege
Name:  Kevin Ege
Title:  Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Japan Local Currency Agent

By /s/ Naomi Hayashi
Name:  Naomi Hayashi
Title:  Chief Manager

CITIBANK, N.A., as a Bank

By /s/ Kevin Ege
Name:  Kevin Ege
Title:  Vice President

BANK OF AMERICA, N.A., as a Bank

By /s/ Brian Lukehart
Name:  Brian Lukehart
Title:  Vice President

JPMORGAN CHASE BANK, N.A., as a Bank

By /s/ Robert Kellas
Name:  Robert Kellas
Title:  Executive Director

BARCLAYS BANK PLC, as a Bank

By /s/ Noam Azachi
Name:  Noam Azachi
Title:  Assistant Vice President

SOCIETE GENERALE, as a Bank

By /s/ Kimberly Metzger
Name:  Kimberly Metzger
Title:  Director

THE ROYAL BANK OF SCOTLAND NV, as a Bank

By /s/ Mary Pope
Name:  Mary Pope
Title:  AVP

ROYAL BANK OF CANADA, as a Bank

By /s/ Meredith Majesty
Name:  Meredith Majesty
Title:  Authorized Signatory

WILLIAM STREET COMMITMENT  CORPORATION (Recourse only to assets of William Street Commitment Corporation), as a Bank

By /s/ Mark Walton
Name:  Mark Walton
Title:  Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By /s/ Victor Pierzchalski
Name:  Victor Pierzchalski
Title:  Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Japan Local Currency Bank

By /s/ Naomi Hayashi
Name:  Naomi Hayashi
Title:  Chief Manager

LLOYDS TSB BANK plc, as a Bank

By /s/ Windsor Davies
Name:  Windsor Davies
Title:  Managing Director

By /s/ Candi Obrentz
Name:  Candi Obrentz
Title:  Vice President

WESTLB AG, NEW YORK BRANCH, as a Bank

By /s/ Peter Badura
Name:  Peter Badura
Title:  Managing Director

By /s/ Nuray Kucukarslan
Name:  Nuray Kucukarslan
Title:  Manager

TORONTO DOMINION (TEXAS) LLC, as a Bank

By /s/ Debbi L. Brito
Name:  Debbi L. Brito
Title:  Authorized Signatory

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Bank

By /s/ Patrick Hartweger
Name:  Patrick Hartweger
Title:  Vice President

By /s/ Peter Wesemeier
Name:  Peter Wesemeier
Title:  Assistant Vice President

STANDARD CHARTERED BANK, as a Bank

By /s/ James P. Hughes
Name:  James P. Hughes
Title:  Director

By /s/ Robert K. Reddington
Name:  Robert K. Reddington
Title:  AVP/Credit Documentation Credit Risk Control

THE BANK OF NEW YORK MELLON, as a Bank

By /s/ John T. Smathers
Name:  John T. Smathers
Title:  First Vice President

WESTPAC BANKING CORPORATION, as a Bank

By /s/ Bradley Scammell
Name:  Bradley Scammell
Title:  Head of Corporate and Institutional Banking Americas

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By /s/ Navneet Khanna
Name:  Navneet Khanna
Title:  Vice President

ING BANK N.V., DUBLIN BRANCH, as a Bank

By /s/ Emma Condon
Name:  Emma Condon
Title:  Vice President

By /s/ Aidan Neill
Name:  Aidan Neill
Title:  Director

THE NORTHERN TRUST COMPANY, as a Bank

By /s/ Keith Burson
Name:  Keith Burson
Title:  Vice President

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Bank

By /s/ Robert Grillo
Name:  Robert Grillo
Title:  Director

BNP PARIBAS, as a Bank

By /s/ Nader Tannous
Name:  Nader Tannous
Title:  Director

By /s/ Mike Shryock
Name:  Mike Shryock
Title:  Managing Director

KBC BANK N.V., as a Bank
By /s/ Olivier Smekens
Name:  Olivier Smekens
Title:  Vice President

By /s/ Patrick Daems
Name:  Patrick Daems
Title:  General Manager

ANNEX A
CREDIT AGREEMENT AS AMENDED BY AMENDMENTS NO. 1 THROUGH NO. 4

CREDIT AGREEMENT
(Five-Year Facility)

Dated as of September 20, 2007

as amended by
Amendment No. 1, dated September 18, 2008
Amendment No. 2, dated January 23, 2008
Amendment No. 3, dated September 17, 2009 and
Amendment No. 4, dated September 16, 2010

among
CATERPILLAR INC.,
CATERPILLAR FINANCIAL SERVICES CORPORATION,
and
CATERPILLAR FINANCE CORPORATION,
as Borrowers

THE FINANCIAL INSTITUTIONS NAMED HEREIN
as Banks

CITIBANK, N.A.,
as Agent,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Japan Local Currency Agent

ABN AMRO BANK N.V.,
BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC,
J.P. MORGAN SECURITIES, INC.
and
SOCIÉTÉ GÉNÉRALE,
as Arrangers

and

CITIGROUP GLOBAL MARKETS INC.,
as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01.	Certain Defined Terms
SECTION 1.02.	Computation of Time Periods
SECTION 1.03.	Accounting Terms

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES
SECTION 2.01.	The Revolving Credit Advances; Allocation of Commitments
SECTION 2.02.	Making the Revolving Credit Advances
SECTION 2.03.	Terms of Japan Local Currency Facility
SECTION 2.04.	Fees
SECTION 2.05.	Reduction of the Commitments; Bank Additions
SECTION 2.06.	Repayment of Advances
SECTION 2.07.	Interest on Advances
SECTION 2.08.	Interest Rate Determination
SECTION 2.09.	Prepayments of Advances
SECTION 2.10.	Increased Costs; Capital Adequacy; Illegality
SECTION 2.11.	Payments and Computations
SECTION 2.12.	Taxes
SECTION 2.13.	Sharing of Payments, Etc.
SECTION 2.14.	Tax Forms
SECTION 2.15.	Market Disruption; Denomination of Amounts in Dollars
SECTION 2.16.	[Reserved]
SECTION 2.17.	[Reserved]
SECTION 2.18.	Defaulting Banks

ARTICLE III CONDITIONS OF LENDING
SECTION 3.01.	Conditions Precedent to Initial Advances
SECTION 3.02.	Conditions Precedent to Each Borrowing
SECTION 3.03.	Conditions Precedent to Certain Borrowings

ARTICLE IV REPRESENTATIONS AND WARRANTIES
SECTION 4.01.	Representations and Warranties of the Borrowers
SECTION 4.02.	Additional Representations and Warranties of CFSC and CFC

ARTICLE V COVENANTS OF THE BORROWERS
SECTION 5.01.	Affirmative Covenants
SECTION 5.02.	Negative Covenants
SECTION 5.03.	Financial Covenant of Caterpillar
SECTION 5.04.	Financial and Other Covenants of CFSC

ARTICLE VI EVENTS OF DEFAULT
SECTION 6.01.	Events of Default

ARTICLE VII AGENCY
SECTION 7.01.	Appointment and Authority
SECTION 7.02.	Agent Individually
SECTION 7.03.	Duties of Agent; Exculpatory Provisions
SECTION 7.04.	Reliance by Agent
SECTION 7.05.	Delegation of Duties
SECTION 7.06.	Resignation of Agent
SECTION 7.07.	Non-Reliance on Agents and Other Banks
SECTION 7.08.	No Other Duties, etc.
SECTION 7.09.	Indemnification

ARTICLE VIII MISCELLANEOUS
SECTION 8.01.	Amendments, Etc.
SECTION 8.02.	Notices; Communications, Etc.
SECTION 8.03.	No Waiver; Remedies
SECTION 8.04.	Costs, Expenses and Taxes
SECTION 8.05.	Right of Set-off
SECTION 8.06.	Binding Effect
SECTION 8.07.	Assignments and Participations
SECTION 8.08.	Governing Law; Submission to Jurisdiction; Service of Process
SECTION 8.09.	Caterpillar as Agent for the Borrowers
SECTION 8.10.	Judgment Currency
SECTION 8.11.	Execution in Counterparts
SECTION 8.12.	Waiver of Jury Trial
SECTION 8.13.	USA Patriot Act Notification
SECTION 8.14.	Confidentiality
SECTION 8.15.	Treatment of Information
SECTION 8.16.	Termination of Prior Agreement

ARTICLE IX CFSC GUARANTY
SECTION 9.01.	The Guaranty
SECTION 9.02.	Guaranty Unconditional
SECTION 9.03.	Discharge Only Upon Payment In Full; Reinstatement in Certain Circumstances
SECTION 9.04.	Waiver by CFSC
SECTION 9.05.	Subrogation
SECTION 9.06.	Stay of Acceleration

SCHEDULES
Schedule 4.01(h)	ERISA
EXHIBITS
Exhibit A	Form of Note
Exhibit B-1	Notice of Revolving Credit Borrowing
Exhibit B-2	Notice of Japan Local Currency Borrowing
Exhibit B-3	Notice of Allocation
Exhibit B-4	Notice of Bank Addition
Exhibit C-1	Form of Assignment and Acceptance
Exhibit C-2	Form of Assumption and Acceptance
Exhibit D	Form of Opinion of Counsel for each of Caterpillar and CFSC
Exhibit E	Form of Opinion of Special New York Counsel to the Agent
Exhibit F-1	Form of Compliance Certificate (Caterpillar)
Exhibit F-2	Form of Compliance Certificate (CFSC)
Exhibit G	Form of Japan Local Currency Addendum

CREDIT AGREEMENT
(Five-Year Facility)

Dated as of September 20, 2007

Caterpillar Inc., a Delaware corporation (“Caterpillar”), Caterpillar Financial Services Corporation, a Delaware corporation (“CFSC”), Caterpillar Finance Corporation, an entity organized under the laws of Japan (“CFC”), the financial institutions listed on the signature pages hereof and those financial institutions that become “Added Banks” pursuant to Section 2.05(c), in each case together with their respective successors and assigns (the “Banks”), Citibank, N.A. (“Citibank”), as agent (the “Agent”) for the Banks hereunder, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as the Japan Local Currency Agent, agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accumulated Other Comprehensive Income” means (i) with respect to Caterpillar, on any date of determination, the accumulated other comprehensive income(loss) balance as presented in Caterpillar’s financial statements compiled in accordance with generally accepted accounting principles, and (ii) with respect to CFSC, on any date of determination, the aggregate amount, as such amount appears in CFSC’s financial statements, compiled in accordance with generally accepted accounting principles, of (x) CFSC’s translation adjustments related to its foreign currency transactions, (y) adjustments to the market value of CFSC’s derivative instruments and (z) adjustments to the market value of CFSC’s retained interests in securitized receivables.

“Activities” has the meaning specified in Section 7.02(b).

“Added Bank” means any Bank which becomes a Bank hereunder, or whose Commitment is increased (to the extent of such increase), pursuant to an Assumption and Acceptance as provided in Section 2.05(c).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means a Revolving Credit Advance or a Japan Local Currency Advance.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent’s Group” has the meaning specified in Section 7.02(b).

“Agreed Currencies” means (i) Dollars, (ii) so long as such currency remains an Eligible Currency, Pounds Sterling, Swiss Francs and Euro, and (iii) any other Eligible Currency which the Borrowers request the Agent to include as an Agreed Currency hereunder and which is acceptable to each Bank with a Revolving Credit Commitment; provided, that the Agent shall promptly notify each Bank of each such request and each such Bank shall be deemed not to have agreed to each such request unless its written consent thereto has been received by the Agent within five (5) Business Days from the date of such notification by the Agent to such Bank.

“Agreement” means this Credit Agreement (Five-Year Facility) as it may from time to time be further amended, restated, supplemented or otherwise modified from time to time.

“Allocated Commitment” has the meaning specified in Section 2.01(b).

“Allocation” has the meaning specified in Section 2.01(b).

“Allocation Percentage” means, with respect to Caterpillar or CFSC at any time, such Borrower’s Allocation at such time divided by the Total Commitment at such time.

“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of a Base Rate Advance, such Bank’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance, and such Bank’s (or its Affiliate’s) office, branch or agency, as specified by such Bank in the Japan Local Currency Addendum, in the case of a Japan Local Currency Advance.

“Applicable Margin” means (a) with respect to Base Rate Advances and Japan Base Rate Advances, the greater of (i) the applicable Market Rate Spread minus 1.00% and (ii) 0.00%; and (b) with respect to Eurocurrency Rate Advances and TIBO Rate Advances, the applicable Market Rate Spread.

“Approved Electronic Communications” means each Communication that any Borrower is obligated to, or otherwise chooses to, provide to the Agent pursuant to this Agreement or the Japan Local Currency Addendum or the transactions contemplated herein or therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, solely with respect to delivery of any such Communication by any Borrower to the Agent and without limiting or otherwise affecting either the Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Agent in connection with any such posting, “Approved Electronic Communication” shall exclude any notice that relates to a request for an extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) any notice pursuant to Section 2.09 and any other notice relating to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) all notices of any Event of Default or unmatured Event of Default, (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or any other condition to any Advance or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement and (v) service of process.

“Approved Electronic Platform” has the meaning specified in Section 8.02(d).

“Arrangers” means ABN AMRO Bank N.V., Bank of America, N.A., Barclays Bank PLC, J.P. Morgan Securities, Inc., Société Générale and Citigroup Global Markets Inc.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Bank and an assignee, and accepted by the Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C-1 hereto.

“Assumption and Acceptance” means an assumption and acceptance executed by an Added Bank and the Borrowers, and accepted by the Agent, in accordance with Section 2.05(c) and in substantially the form of Exhibit C-2 hereto.

“Available Revolving Credit Commitment” means, as to any Bank at any time, such Bank’s Revolving Credit Commitment at such time minus the sum of the aggregate Dollar Amount of such Bank’s outstanding Revolving Credit Advances.

“Bank” has the meaning specified in the introductory paragraph hereof.  To the extent applicable, any reference to a Bank or the Banks includes a reference to a Japan Local Currency Bank or the Japan Local Currency Banks, and, to the extent applicable, any reference to a Bank includes a reference to its Affiliate, branch or agency which is a Japan Local Currency Bank.

“Bank Addition” has the meaning specified in Section 2.05(c).

“Bank Appointment Period” has the meaning specified in Section 7.06.

“Bank Insolvency Event” means, with respect to any Bank, that (i) such Bank or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Bank or its Parent Company or its assets to be, insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Bank or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Bank or its Parent Company, or such Bank or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Base Rate” means, for any date during any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

(a)  the rate of interest announced publicly by Citibank in New York, New York, and in effect on such date, as Citibank’s base rate; and

(b)  the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum, plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

(c)  1/2 of one percent above the Federal Funds Rate as in effect on such date; and

(d)  as long as none of the conditions described in Section 2.10(c) or (d) shall exist, the Eurocurrency Rate for a Borrowing in Dollars on such date for a one-month Interest Period (or if such date is not a Business Day, on the preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurocurrency Rate for any day shall be based on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. (London time) on such day.

“Base Rate Advance” means an Advance in Dollars which bears interest as provided in Section 2.07(a).

“Board of Directors” means either the board of directors of a Borrower or any duly authorized committee of that board.

“Borrower” means each of Caterpillar, CFSC and CFC, and “Borrowers” means all of the foregoing.

“Borrower Agent” has the meaning specified in Section 8.09.

“Borrowing” means a Revolving Credit Borrowing or a Japan Local Currency Borrowing.

“BTMU” means The Bank of Tokyo-Mitsubishi UFJ, Ltd.

“Business Day” means a day of the year (i) on which banks are not required or authorized to close in New York City or Chicago, Illinois, (ii) if the applicable Business Day relates to any Eurocurrency Rate Advance, on which dealings are carried on in the London interbank market, (iii) if the applicable Business Day relates to any Eurocurrency Rate Advance in Euro or any other Agreed Currency other than Dollars or Pounds Sterling, a day on which dealings are carried on in the London interbank market and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is operating or, as the case may be, on which banks and foreign exchange markets are open for business in the principal financial center for the Agreed Currency concerned, and (iv) if the applicable Business Day relates to a Japan Local Currency Advance, on which banks are generally open in Tokyo for the conduct of substantially all of their commercial lending activities and on which dealings in Japanese Yen are carried on in the Tokyo interbank market.

“Capitalization” means, as at any date, the sum of (i) Caterpillar Consolidated Debt at such date, plus (ii) stockholders’ equity (including preferred stock) of Caterpillar at such date.

“Caterpillar Consolidated Debt” means, as at any date, the aggregate Debt of Caterpillar and its Subsidiaries (other than CFSC) at such date.

“Caterpillar Purchase Claims” means the outstanding liens on or claims against or in respect of any of the accounts receivable of Caterpillar or any of its Subsidiaries (excluding CFSC and CFSC’s Subsidiaries) arising out of the sale or securitization by Caterpillar or any of its Subsidiaries (excluding CFSC and CFSC’s Subsidiaries) of such accounts receivable.

“CFC Event of Default” means an Event of Default with respect to CFC.

“CFSC Consolidated Debt” means, for any period of determination, the aggregate Debt of CFSC and its Subsidiaries determined on a consolidated basis for such period.  The calculation of CSFC Consolidated Debt shall exclude any non-recourse secured borrowings related to the securitization of accounts receivable which have been legally sold to a bankruptcy remote special purpose vehicle.  For purposes of this definition, retained interest in a securitization is not considered “recourse”.

“CFSC Event of Default” means an Event of Default with respect to CFSC.

“CFSC Guaranty” means the guaranty by CFSC of the obligations of CFC under this Agreement and the Japan Local Currency Addendum, which guaranty is contained in Article IX.

“CFSC Purchase Claims” means the outstanding liens on or claims against or in respect of any of the accounts receivable of CFSC or any of its Subsidiaries arising out of the sale or securitization by CFSC or any such Subsidiaries of  such accounts receivable.

“Change of Control” means (a) with respect to CFSC, that Caterpillar shall cease to own free and clear of all liens, claims, security interests or other encumbrances, 100% of the outstanding shares of voting stock of CFSC on a fully diluted basis, and (b) with respect to CFC, that either (i) CFSC and Caterpillar, in the aggregate, shall cease to own, free and clear of all liens, claims, security interests or other encumbrances, directly or indirectly through one or more Subsidiaries of CFSC or Caterpillar, 90% or more of the outstanding shares of voting of stock of CFC on a fully diluted basis or (ii) CFSC shall cease to own, free and clear of all liens, claims, security interests or other encumbrances, directly or indirectly through one or more of its Subsidiaries, 80% or more of the outstanding shares of voting stock of CFC on a fully diluted basis.

“Closing Date” means September 20, 2007.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, for each Bank, the obligation of such Bank to make (a) Revolving Credit Advances and (b) if it is a Japan Local Currency Bank, Japan Local Currency Advances, in an aggregate amount not to exceed the amount set forth opposite such Bank’s name under the “Commitment” heading on its signature page hereto, or on the signature page of the Assignment and Acceptance by which it became a Bank hereunder, as such amount may be increased or reduced pursuant to the terms of this Agreement.

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under the Japan Local Currency Addendum or otherwise transmitted between the parties hereto relating to this Agreement or the Japan Local Currency Addendum, any Borrower or its Affiliates, or the transactions contemplated by this Agreement or the Japan Local Currency Addendum, including, without limitation, all Approved Electronic Communications.

“Consolidated Net Tangible Assets” means as of any particular time, for any Borrower, the aggregate amount of assets after deducting therefrom (a) all current liabilities, (b) any current liability which has been reclassified as a long-term liability because such liability by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (c) all goodwill, excess of cost over assets acquired, patents, copyrights, trademarks, trade names, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of such Borrower and its Subsidiaries prepared in accordance with generally accepted accounting principles.

“Consolidated Net Worth” means as at any date, (i) for Caterpillar, the consolidated stockholders’ equity (including preferred stock but excluding “Pension and other post-retirement benefits” that are reflected in “Accumulated Other Comprehensive Income (loss)”) of Caterpillar at such date, and (ii) for CFSC, the stockholders’ equity (including preferred stock but excluding “Accumulated Other Comprehensive Income” and non-controlling interests as defined in accordance with generally accepted accounting principles) of CFSC on such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Rating” means, at any time, with respect to Caterpillar or CFSC, the credit rating on such Borrower’s long-term senior unsecured debt then most recently publicly announced by either Moody’s or S&P, and “Credit Ratings” means with respect to each such Borrower, such credit ratings from both Moody’s and S&P.  In the case of CFC, “Credit Rating” and “Credit Ratings” mean, at any time, the Credit Rating and Credit Ratings of CFSC at such time, as determined pursuant to the preceding sentence.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under Plans covered by Title IV of ERISA; provided, however, for purposes of Sections 5.03(a) and (b) and 5.04(a) only, clause (vi) above shall include only those liabilities of the applicable Borrower and all ERISA Affiliates for such Borrower’s then current fiscal year (and, if such liabilities are still outstanding, for prior fiscal years) to (a) all single employer plans (as defined in Section 4001(a)(15) of ERISA) to meet the minimum funding standard requirements of Section 412(a) of the Code (without regard to any waiver under Section 412(c) of the Code) and (b) all multiemployer plans (as defined in Section 4001(a)(3) of ERISA) for all required contributions and payments.

“Defaulting Bank” means, at any time, a Bank as to which the Agent has notified the Borrowers that (i) such Bank has failed for three or more consecutive Business Days to comply with its obligations under this Agreement to make available its ratable portion of a Borrowing (a “funding obligation”) and such failure is continuing, unless such failure arises out of a good faith dispute between the applicable Bank and either a Borrower or the Agent, (ii) such Bank has notified the Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement (unless such noncompliance arises out of a good faith dispute between the applicable Bank and either a Borrower or the Agent), or has made a public statement that it will not comply with any such funding obligation hereunder (unless such noncompliance arises out of a good faith dispute between the applicable Bank and either a Borrower or the Agent), or generally under other agreements in which it commits to extend credit, (iii) such Bank has, for three or more consecutive Business Days, failed to confirm in writing to the Agent, in response to a written request of the Agent, that it will comply with its funding obligations hereunder, provided that such Bank shall cease to be a Defaulting Bank under this clause (iii) upon receipt of such confirmation, or (iv) a Bank Insolvency Event has occurred and is continuing with respect to such Bank; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in such Bank or its Parent Company by a Governmental Authority or an instrumentality thereof.  The Agent will promptly send to all parties hereto a copy of any notice to the Borrowers provided for in this definition.

“Dollar Amount” means, for any currency at any date (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars.

“Dollars” and the sign “$” each means lawful money of the United States of America.

“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” on its respective signature page hereto or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

“Eligible Currency” means any currency other than Dollars with respect to which the Agent or a Borrower has not given notice in accordance with Section 2.15(a) and that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market, available to the Banks in such market and as to which an Equivalent Amount may be readily calculated.  If, after the designation by the Banks of any currency as an Agreed Currency:

(i)  currency control or other exchange regulations are imposed in the country or jurisdiction in which such currency is issued with the result that different types of such currency are introduced, or such currency is, in the determination of the Agent, no longer readily available or freely traded, then the Agent shall promptly notify the Banks and the Borrowers, and such currency shall no longer be an Agreed Currency until such time as the Disqualifying Event no longer exists, and the Borrowers shall be permitted to repay all Advances in such currency in Dollars;

(ii)  in the determination of the Agent, in consultation with the Reference Banks, an Equivalent Amount with respect to such currency is not readily calculable, then the Agent shall promptly notify the Banks and the Borrowers, and such currency shall no longer be an Agreed Currency until such time as the Disqualifying Event no longer exists; or

(iii)  each of the Disqualifying Events described in clauses (i) and (ii) above exist, then the Borrowers shall repay all Advances in such currency to which the Disqualifying Events apply within fifteen (15) Business Days of receipt of such notice from the Agent.

Each of the events described in clauses (i) and (ii) above shall be referred to herein as a “Disqualifying Event”.

“Eligible Financial Institution” means, as of the date of any assignment as contemplated in Section 8.07(a)(i), a commercial bank or financial institution (i) with a credit rating on its long-term senior unsecured debt of either (a) “AA-” or better from S&P or (b) “Aa3” or better from Moody’s; and (ii) having shareholders' equity of not less than $5,000,000,000.

“Equivalent Amount” means, for any currency with respect to any amount of Dollars at any date, the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetic mean of the buy and sell spot rates of exchange of the Agent or the Japan Local Currency Agent, as applicable, in the London interbank market (or other market where the Agent’s foreign exchange operations in respect of such currency are then being conducted) or, in the case of Japanese Yen, in the Tokyo interbank market for such other currency at or about 11:00 a.m. (local time applicable to the transaction in question) two (2) Business Days prior to the date on which such amount is to be determined (provided that if an Equivalent Amount is being determined with respect to the making of a Japan Local Currency Advance on a same-day basis, such amount shall be determined at or about 11:00 a.m. (Tokyo time) on the date of such Japan Local Currency Advance), rounded up to the nearest amount of such currency as determined by the Agent or the Japan Local Currency Agent, as applicable, from time to time; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Agent or the Japan Local Currency Agent, as applicable, may use any reasonable method it deems appropriate (after consultation with the Borrowers) to determine such amount, and such determination shall be conclusive absent manifest error.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which, together with a Borrower or a Subsidiary of such Borrower would be deemed to be a “single employer” within the meaning of Section 4001 of ERISA.

“ERISA Termination Event” means (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder (other than a “Reportable Event” not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of a Borrower or any of its ERISA Affiliates from a “single employer” Plan during a plan year in which it was a “substantial employer”, both of such terms as defined in Section 4001(a) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or (vi) the partial or complete withdrawal of a Borrower or any ERISA Affiliate of such Borrower from a “multiemployer plan” as defined in Section 4001(a) of ERISA.

“Euro” means the Euro referred to in the Council Regulation E.C. No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

“Eurocurrency Base Rate” means, with respect to a Eurocurrency Rate Advance for the relevant Interest Period:

(a)  for any Eurocurrency Rate Advance in any Agreed Currency other than Euro:  the applicable British Bankers’ Association Interest Settlement Rate for deposits in the Agreed Currency appearing on Reuters Screen LIBOR01 Page (or other applicable Screen for such Agreed Currency) as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided, that (i) if Reuters Screen LIBOR01 Page is not available to the Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in the Agreed Currency as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers’ Association Interest Settlement Rate is available to the Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent as the arithmetic average (rounded upward, if necessary, to an integral multiple of 1/16 of 1%) of the rates per annum reported to the Agent by each Reference Bank as the rate at which such Reference Bank offers to place deposits in the Agreed Currency with leading banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of such Reference Bank’s relevant Eurocurrency Rate Advance and having a maturity equal to such Interest Period.  If either Reference Bank fails to provide such quotation to the Agent, then the Agent shall determine the Eurocurrency Base Rate on the basis of the quotations from the remaining Reference Bank.

(b)  for any Eurocurrency Rate Advance in Euro:  the interest rate per annum equal to the rate determined by the Agent to be the rate at which deposits in Euro appear on Reuters Screen EURIBOR01 (or any successor page) as of 11:00 a.m. (Brussels time), on the date that is two (2) TARGET Settlement Days preceding the first day of such Interest Period; provided, that if such rate does not appear on Reuters Screen EURIBOR01 (or any successor page), then an interest rate per annum equal to the arithmetic average (rounded upwards to the nearest .01%) determined by the Agent of the rates per annum reported to the Agent by each Reference Bank as the rate at which deposits in Euro are offered by such Reference Bank at approximately 11:00 a.m. (Brussels time), on the day that is two (2) TARGET Settlement Days preceding the first day of such Interest Period to other leading banks in the euro-zone interbank market.  For purposes of this Agreement, “TARGET Settlement Day” means any Business Day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

Any Eurocurrency Base Rate determined on the basis of the rate displayed on a Reuters Screen in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Reuters Service within one hour of the time when such rate is first displayed by such service.

“Eurocurrency Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Eurocurrency Lending Office” on its respective signature page hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.  A Bank may specify different offices for its Advances denominated in Dollars and its Advances denominated in other Agreed Currencies, respectively, and the term “Eurocurrency Lending Office” shall refer to any or all such offices, collectively, as the context may require when used in respect of such Bank.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurocurrency Rate” means, with respect to a Revolving Credit Advance for the relevant Interest Period, an interest rate obtained by dividing (a) the Eurocurrency Base Rate applicable to such Interest Period by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage, such Eurocurrency Rate to be adjusted automatically on and as of the effective date of any change in the Eurocurrency Rate Reserve Percentage.

“Eurocurrency Rate Advance” means a Revolving Credit Advance denominated in Dollars or in an Agreed Currency which bears interest as provided in Section 2.07(b).

“Eurocurrency Rate Reserve Percentage” means, for any date, that percentage (expressed as a decimal) which is in effect on such date, as prescribed by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of Eurocurrency Liabilities having a term equal to the applicable Interest Period (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

“Events of Default” has the meaning specified in Section 6.01.

“Facility Fee” has the meaning specified in Section 2.04(b).

“Facility Fee Rate” has the meaning specified in Section 2.04(b).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Insignificant Subsidiary” means, on any date, any Subsidiary of Caterpillar or CFSC whose aggregate asset value, as reasonably calculated by Caterpillar in accordance with generally accepted accounting principles, is at less than or equal to $50,000,000 on such date.

“Interest Expense” means, for any period of determination, all interest (without duplication), whether paid in cash or accrued as a liability, attributable to CFSC Consolidated Debt (including imputed interest on any capital lease of CFSC or its Subsidiaries) in accordance with generally accepted accounting principles.

“Interest Period” means, for each Advance comprising part of the same Borrowing, the period commencing on the date of such Advance and ending on the last day of the period selected by a Borrower pursuant to the provisions below.  The duration of each such Interest Period shall be (a) in the case of a Base Rate Advance or a Japan Base Rate Advance, 30 days and (b) in the case of a Eurocurrency Rate Advance or a TIBO Rate Advance, 1, 2, 3 or 6 months, in each case as a Borrower may, in the Notice of Borrowing requesting such Advance, select; provided, however, that:

(i)  the duration of any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(ii)  Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration; and

(iii)  whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurocurrency Rate Advance or a TIBO Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

“Japan Base Rate” means, for any Interest Period or any other period, a fluctuating interest rate per annum equal to the rate of interest announced publicly by BTMU in Tokyo, Japan, from time to time, as BTMU’s short-term base rate.

“Japan Base Rate Advance” means a Japan Local Currency Advance which bears interest as provided in Section 2.07(a).

“Japan Local Currency Addendum” means the local currency addendum dated as of the date hereof among CFC, CFSC, the Japan Local Currency Banks named therein, the Japan Local Currency Agent and the Agent, substantially in the form of Exhibit G.

“Japan Local Currency Advance” means any Advance in Japanese Yen, made to CFC pursuant to Sections 2.03 and 2.03A and the Japan Local Currency Addendum.

“Japan Local Currency Agent” means BTMU, as agent under the Japan Local Currency Addendum, or any successor agent under the Japan Local Currency Addendum.

“Japan Local Currency Bank” means each Bank (or any Affiliate, branch or agency thereof) party to the Japan Local Currency Addendum.  In the event any agency, branch or Affiliate of a Bank shall be party to the Japan Local Currency Addendum, such agency, branch or Affiliate shall, to the extent of any commitment extended and any Advances made by it, have all the rights of such Bank hereunder; provided, however, that, except as otherwise expressly provided herein, such Bank shall continue, to the exclusion of such agency or Affiliate, to have all the voting and consensual rights vested in it by the terms hereof.

“Japan Local Currency Borrowing” means a borrowing comprised of simultaneous Japan Local Currency Advances made to CFC by each of the Japan Local Currency Banks pursuant to Sections 2.03 and 2.03A and the Japan Local Currency Addendum.

“Japan Local Currency Commitment” has the meaning specified in Section 2.03B(a).

“Japanese Yen” means the lawful currency of Japan.

“Leverage Ratio” has the meaning specified in Section 5.04(a).

“Majority Banks” means at any time Banks holding more than 50% of the Commitments, or if the Commitments have been terminated, Banks holding more than 50% of the then aggregate unpaid principal amount of the Advances.

“Majority Japan Local Currency Banks” means Japan Local Currency Banks holding more than 50% of the Japan Local Currency Commitments.

“Margin Stock” has the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Market Rate Spread” means, for any Advance for any Interest Period, the rate per annum equal to the five-year credit default swap mid-rate spread of (a) Caterpillar in the case of any Advance made to Caterpillar or (b) CFSC in the case of any Advance made to CFSC or CFC, as provided by the Quotation Agency for the five-year period beginning on the Rate Set Date (as defined below) appearing on the Quotation Agency’s website as of 12:00 noon (New York City time) or otherwise delivered by the Quotation Agency to the Agent, in each case two Business Days prior to the first day of such Interest Period (the “Rate Set Date”); provided, that the Market Rate Spread shall in no event be less than a rate per annum equal to 0.25% or greater than the applicable Maximum Market Rate Spread, in each case as of the applicable Rate Set Date; provided, further that in the event that the Market Rate Spread is not available from the Quotation Agency on the Rate Set Date for any Interest Period, the Market Rate Spread for such Interest Period shall be the Maximum Market Rate Spread on such Rate Set Date.

“Maximum Market Rate Spread” shall mean, as of any date of determination, with respect to any Advance, a rate per annum equal to 1.75%.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto, and if Moody’s ceases to issue ratings of the type described herein with respect to the Borrowers, then the Borrowers and the Agent, with the consent of the Majority Banks, shall agree upon a mutually acceptable replacement debt rating agency and shall further agree, upon determination of such replacement agency, to determine appropriate equivalent ratings levels to replace those contained herein.

“Net Gain/(Loss) From Interest Rate Derivatives” has the meaning as reflected in the financial caption, Other income(expense), in CFSC’s Consolidated Statement of Profit as compiled under generally accepted accounting principles.

“Non-Defaulting Bank” means, at any time, a Bank that is not a Defaulting Bank.

“Note” has the meaning specified in Section 2.02(f).

“Notice of Allocation” has the meaning specified in Section 2.01(b).

“Notice of Borrowing” means a Notice of Japan Local Currency Borrowing or a Notice of Revolving Credit Borrowing, as applicable.

“Notice of Japan Local Currency Borrowing” has the meaning specified in Section 2.03A(a).

“Notice of Revolving Credit Borrowing” has the meaning specified in Section 2.02(a).

“Parent Company” means, with respect to a Bank, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Bank and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Bank.

“Payment Office” means (a) with respect to Advances other than Japan Local Currency Advances, (i) for Dollars, the principal office of Citibank in New York City, located on the date hereof at 399 Park Avenue, New York, New York 10043, (ii) for any other Agreed Currency, the office of Citibank located on the date hereof at 1615 Brett Road, Building No. 3, New Castle, Delaware 19720; and (b) with respect to any Japan Local Currency Advance, the office of the Japan Local Currency Agent set forth in the Japan Local Currency Addendum, or in any case, such other office of the Agent or the Japan Local Currency Agent, as applicable, as shall be from time to time selected by it by written notice to the Borrowers and the Banks.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any multiemployer plan or single employer plan, as defined in Section 4001 and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained, for employees of a Borrower or a Subsidiary of such Borrower or an ERISA Affiliate.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prior Agreement” means that certain Credit Agreement (Five-Year Facility), dated as of September 22, 2005, among the Borrowers, the financial institutions party thereto, Citibank, as agent for such financial institutions, and BTMU, as Japan Local Currency Agent, as amended from time to time prior to the date hereof.

“Purchase Claims” means Caterpillar Purchase Claims or CFSC Purchase Claims, or both, as applicable.

“Quotation Agency” means Markit Group Limited or any successor thereto.

“Reference Banks” means Citibank and Société Générale.

“Register” has the meaning specified in Section 8.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates’ respective managers, administrators, members, trustees, partners, directors, officers, employees, agents, fund managers and advisors.

“Restricting Information” means material non-public information with respect to any of the Borrowers or their securities.

“Revolving Credit Advance” means an advance by a Bank to a Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance, each of which shall be a “Type” of Advance.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made to a Borrower by each of the Banks pursuant to Section 2.01.

“Revolving Credit Commitment” means, for each Bank, the obligation of such Bank to make Revolving Credit Advances in an aggregate amount not to exceed the amount set forth opposite such Bank’s name under the “Revolving Credit Commitment” heading on its signature page hereto, or on the signature page of the Assignment and Acceptance or Assumption and Acceptance by which it became a Bank hereunder, as such amount may be increased or reduced pursuant to the terms of this Agreement; provided, however, that if such Bank’s Japan Local Currency Commitment is terminated in whole or in part without a corresponding reduction or termination of the Commitments, then such Bank’s Revolving Credit Commitment shall equal the sum of (x) the amount set forth as such Bank’s Revolving Credit Commitment on such Bank’s signature page to this Agreement, its Assignment and Acceptance or its Assumption and Acceptance, as applicable, plus (y) the amount of such Bank’s terminated Japan Local Currency Commitment.  No such change shall result in a Bank’s Revolving Credit Commitment exceeding its Commitment.  For each Bank that is not a Japan Local Currency Bank, such Bank’s Revolving Credit Commitment will be equal to its Commitment.  For each Bank that is a Japan Local Currency Bank, such Bank’s Revolving Credit Commitment will be equal to its Commitment minus its Japan Local Currency Commitment.

“Revolving Credit Obligations” means, at any time, the aggregate outstanding Advances at such time minus the sum of the outstanding Japan Local Currency Advances at such time.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto, and if S&P ceases to issue ratings of the type described herein with respect to the Borrowers, then the Borrowers and the Agent, with the consent of the Majority Banks, shall agree upon a mutually acceptable replacement debt rating agency and shall further agree, upon determination of such replacement agency, to determine appropriate equivalent ratings levels to replace those contained herein.

“Stated Termination Date” means September 20, 2012.

“Subsidiary” means, with respect to any Borrower, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Borrower or by one or more other Subsidiaries, or by such Borrower and one or more other Subsidiaries.  For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Support Agreement” means that certain Support Agreement dated as of December 21, 1984, amended June 14, 1995, between Caterpillar and CFSC, as the same may be amended or modified in accordance with the terms of Section 5.04(c) and in effect from time to time.

“Swiss Francs” means the lawful currency of Switzerland.

“Termination Date” means the earlier to occur of (i) the Stated Termination Date and (ii) the date of termination in whole of the Commitments pursuant to Section 2.05(a) or 6.01.

“364-Day Credit Agreement” means that certain Credit Agreement (364-Day Facility) dated as of September 16, 2010, among Caterpillar, CFSC, CFC, Caterpillar International Finance Limited, certain financial institutions party thereto, BTMU, as the Japan Local Currency Agent thereunder, Citibank International plc, as the Local Currency Agent thereunder, and Citibank, as agent for such financial institutions, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“TIBO Rate” means, with respect to a TIBO Rate Advance for the relevant Interest Period, the applicable Japanese Yen TIBOR interest rate displayed by the Japan Bankers’ Association on Reuters Screen 58146 and 58143 as of 11:00 a.m. (Tokyo time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided, however, that if Reuters Screen 58146 and 58143  is not available to the Japan Local Currency Agent for any reason, the applicable TIBO Rate for the relevant Interest Period shall instead be the rate determined by the Japan Local Currency Agent as the arithmetic average (rounded upward, if necessary, to an integral multiple of 1/16 of 1%) of the rates per annum (or the rate per annum, in the event there is only one Japan Local Currency Bank) reported to the Japan Local Currency Agent by each Japan Local Currency Bank as the rate at which such Japan Local Currency Bank offers to place deposits in Japanese Yen with leading banks in the Tokyo interbank market at approximately 11:00 a.m. (Tokyo time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of such Japan Local Currency Bank’s relevant TIBO Rate Advance and having a maturity equal to such Interest Period.

“TIBO Rate Advance” means a Japan Local Currency Advance which bears interest at a rate based on the TIBO Rate as provided in Section 2.07 (c).

“Total Commitment” means, at any time, the sum of all of the Banks’ Commitments at such time.

“Total Japan Local Currency Commitment” has the meaning specified in Section 2.03B(a).

“Total Revolving Credit Commitment” means, at any time, the sum of all of the Banks’ Revolving Credit Commitments at such time (which shall be an amount equal to the Total Commitment at such time minus the aggregate Dollar Amount of the Total Japan Local Currency Commitment at such time).

“Type”, when used in reference to any Revolving Credit Advance, has the meaning specified in the definition of “Revolving Credit Advance”, and when used in reference to a Japan Local Currency Advance, refers to a Japan Base Rate Advance or a TIBO Rate Advance, each of which shall be a “Type” of Advance.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56,115 Stat. 272 (2001), as amended.

SECTION 1.02.  Computation of Time Periods.

In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.03.  Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) and all references contained herein to generally accepted accounting principles shall mean United States generally accepted accounting principles.

ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Revolving Credit Advances; Allocation of Commitments.

(a)  Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances in any Agreed Currency to Caterpillar and CFSC from time to time on any Business Day during the period from the Closing Date until the Termination Date in a Dollar Amount not to exceed such Bank’s Available Revolving Credit Commitment at such time; provided, however, that at no time shall the Dollar Amount of (i) the outstanding Advances exceed the Total Commitment, (ii) the Revolving Credit Obligations exceed the Total Revolving Credit Commitment, (iii) any Bank’s Revolving Credit Advances and Japan Local Currency Advances exceed such Bank’s Commitment, (iv) all Revolving Credit Advances to Caterpillar exceed Caterpillar’s Allocation at such time, (v) all Revolving Credit Advances to CFSC plus the Dollar Amount of all Japan Local Currency Advances exceed CFSC’s Allocation at such time, (vi) any Bank’s Revolving Credit Advances to Caterpillar exceed such Bank’s Allocated Commitment for Caterpillar at such time, or (vii) any Bank’s Revolving Credit Advances to CFSC plus such Bank’s Japan Local Currency Advances at such time exceed such Bank’s Allocated Commitment for CFSC at such time.  Each Revolving Credit Borrowing shall be in an aggregate Dollar Amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type and the same Agreed Currency made on the same day to the same Borrower by the Banks ratably according to their respective Available Revolving Credit Commitments.  Within the limits of each Bank’s Allocated Commitment to a Borrower, such Borrower may from time to time borrow, repay pursuant to Section 2.06 or prepay pursuant to Section 2.09, and reborrow under this Section 2.01.

(b)  The Borrowers will on the Closing Date and from time to time thereafter, but no more often than weekly, and subject to the limitation set forth below, allocate or re-allocate the Total Commitment between Caterpillar and CFSC (each such Borrower’s allocated portion of the Total Commitment at any time being such Borrower’s “Allocation”), in such a manner that (i) the sum of the Allocations at any time shall equal the Total Commitment at such time, (ii) each Bank’s Commitment allocable to Caterpillar and CFSC at any time (such Bank’s “Allocated Commitment” with respect to such Borrower) shall be an amount equal to the product of such Bank’s Commitment at such time multiplied by the Allocation Percentage for such Borrower at such time, and (iii) CFSC’s Allocation at any time shall be in an amount equal to or greater than the Total Japan Local Currency Commitment at such time.  Each such allocation or re-allocation shall be made on notice, given not later than 10:00 A.M. (New York City time) on the date of the proposed allocation or re-allocation, by the Borrower Agent to the Agent, which shall give to each Bank prompt notice thereof by telex or telecopy.  Each such notice of an allocation or re-allocation of the Total Commitment (a “Notice of Allocation”) shall be by telex or telecopy, confirmed immediately in writing, in substantially the form of Exhibit B-3 hereto, specifying therein the requested (i) effective date of such allocation or re-allocation of the Total Commitment, and (ii) Allocation for each Borrower.  Each Borrower’s Allocation, and each Bank’s Allocated Commitment with respect to such Borrower, shall remain in effect (i) from the Closing Date until the first Notice of Allocation becomes effective, and (ii) thereafter, from the date that the most recent Notice of Allocation became effective until the next subsequent Notice of Allocation becomes effective.

(c)  The Borrowers and the Agent shall furnish to the Japan Local Currency Agent, promptly following the making, payment or prepayment of each Revolving Credit Advance, and at any other time at the reasonable request of the Japan Local Currency Agent, a statement setting forth the outstanding Revolving Credit Advances.

SECTION 2.02.  Making the Revolving Credit Advances.

(a)  Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Revolving Credit Borrowing (in the case of a Revolving Credit Borrowing comprised of Base Rate Advances), or not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing (in the case of a Revolving Credit Borrowing comprised of Eurocurrency Rate Advances), by a Borrower to the Agent, which shall give to each Bank prompt notice thereof by telecopy.  Each such notice of a Revolving Credit Borrowing (a “Notice of Revolving Credit Borrowing”) shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) Borrower, (ii) date of such Revolving Credit Borrowing, (iii) Type of Revolving Credit Advances comprising such Revolving Credit Borrowing, (iv) in the case of a proposed Borrowing of Eurocurrency Rate Advances, Agreed Currency of such Advances, (v) aggregate amount of such Revolving Credit Borrowing, (vi) Interest Period for the Revolving Credit Advances and (vii) account to which the proceeds of such Revolving Credit Borrowing shall be made available.  In the case of each proposed Revolving Credit Borrowing, the Agent shall promptly notify each Bank of such Bank’s ratable share of such Revolving Credit Borrowing based upon the Available Revolving Credit Commitments of the Banks, and in the case of a proposed Revolving Credit Borrowing comprised of Eurocurrency Rate Advances, the Agent shall promptly notify each Bank of the applicable interest rate under Section 2.07(b).  Each Bank shall, before 1:00 p.m. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the applicable Payment Office, in the Agreed Currency and in same day funds, such Bank’s ratable portion of such Revolving Credit Borrowing.  After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will promptly make such same day funds available to the account specified by the applicable Borrower in the Notice of Revolving Credit Borrowing.

(b)  Each Notice of a Revolving Credit Borrowing shall be irrevocable and binding on the Borrower submitting such Notice.  In the case of any Revolving Credit Borrowing which the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the requesting Borrower shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a direct result of the failure of such Borrower, for any reason other than a default by such Bank, to borrow the requested Revolving Credit Advances on the date specified in the Notice of Revolving Credit Borrowing.  Such indemnification shall include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing; provided, however, that any indemnification for such losses, costs and expenses shall be limited to an amount equal to (i) the principal amount of the Advance to be made by such Bank times (ii) the number of days in the requested Interest Period, divided by 360 times (iii) the interest differential between the interest rate based on the Eurocurrency Rate which would have applied to such Advance and the rate of interest which would apply if such Borrower had requested on the date of the requested Revolving Credit Borrowing a Revolving Credit Borrowing comprised of Advances of the same Type and Agreed Currency for a period equal to the requested Interest Period.  A certificate describing in reasonable detail the amount of such losses, costs and expenses, submitted to such Borrower and the Agent by such Bank, shall create a rebuttable presumption of such losses, costs or expenses.

(c)  Unless the Agent shall have received notice from a Bank prior to the time of any Revolving Credit Borrowing that such Bank will not make available to the Agent such Bank’s ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount.  If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Bank, the Federal Funds Rate.  If such Bank shall repay to the Agent such corresponding amount, together with interest thereon as required in the immediately preceding sentence, such amount so repaid shall constitute such Bank’s Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement and such Bank shall be entitled to all rights in respect of such Revolving Credit Advance, including the right to receive interest from the date funds in connection therewith shall have been made available to such Borrower.  If such Borrower shall repay to the Agent such corresponding amount, such repayment shall not relieve such Bank from its obligation to make its ratable portion of such Revolving Credit Borrowing available to such Borrower. Nothing contained herein shall impair the right of such Borrower to the performance by any Bank of such Bank’s obligations hereunder.  Subject to Section 2.18, in the event that any Bank shall at any time fail to make its ratable portion of any Revolving Credit Borrowing available to the Agent for disbursement to such Borrower, the Agent shall make inquiry of such Bank as to the circumstances giving rise to such failure and shall promptly advise such Borrower of the response, if any, the Agent shall have received in connection with such inquiry; provided that no failure or delay on the part of the Agent to make such inquiry shall relieve such Borrower or such Bank of its obligation to repay any amount made available by the Agent to such Borrower in anticipation of receiving such Bank’s portion of such Revolving Credit Borrowing.

(d)  The failure of any Bank to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Revolving Credit Advance to be made by such other Bank on the date of any Revolving Credit Borrowing.  Nothing contained herein shall impair the rights and remedies of the Borrower requesting any Revolving Credit Borrowing against any Bank under applicable law as a result of such Bank’s failure to make the Revolving Credit Advance to be made by it as part of such Revolving Credit Borrowing.

(e)  Any Bank may make, carry or transfer Advances at, to or for the account of, any of its branch offices or the office of an Affiliate at the Bank; provided, however, no Affiliate of any Bank shall be deemed a party to this Agreement or shall have any rights, liability or obligation under this Agreement unless such Bank and such Affiliate shall have executed and delivered, and the Agent shall have accepted, an Assignment and Acceptance in accordance with Section 8.07, and then such Affiliate shall have rights and obligations hereunder only to the extent contemplated therein.

(f)  Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Bank resulting from each Advance made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder. The Agent shall also maintain accounts in which it will record (a) the amount of each Advance made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Bank hereunder and (c) the amount of any sum received by the Agent or the Japan Local Currency Agent, as applicable, hereunder from the applicable Borrower and each Bank’s share thereof. Entries recorded pursuant to the foregoing shall be prima facie evidence of the existence and amounts of the Borrowers’ obligations; provided, however, that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay its obligations hereunder in accordance with their terms.  Any Bank may request that its Revolving Credit Advances be evidenced by a promissory note in substantially the form of Exhibit A (a “Note”).  In such event, the applicable Borrower shall prepare, execute and deliver to such Bank such Note payable to the order of such Bank.  Thereafter, the Advances evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 8.07) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Bank subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described above.

SECTION 2.03.  Terms of Japan Local Currency Facility.

(a)  The Japan Local Currency Addendum sets forth (i) the maximum amount (expressed in Dollar Amount) available to be borrowed from all Japan Local Currency Banks under the Japan Local Currency Addendum (the “Total Japan Local Currency Commitment”), which shall not exceed $75,000,000 and (ii) with respect to each Japan Local Currency Bank, the maximum amount (expressed in Dollar Amount) available to be borrowed from such Japan Local Currency Bank thereunder (such Bank’s “Japan Local Currency Commitment”).  In no event shall a Japan Local Currency Bank’s Japan Local Currency Commitment at any time exceed such Bank’s Commitment.

(b)  No Japan Local Currency Advance may be made if the Dollar Amount of (i) outstanding Japan Local Currency Advances would exceed the Total Japan Local Currency Commitment, (ii) any Japan Local Currency Bank’s Japan Local Currency Advances would exceed its Japan Local Currency Commitment, (iii) the outstanding Advances would exceed the Total Commitment, (iv) the Revolving Credit Obligations would exceed the Total Revolving Credit Commitment, (v) any Bank’s Revolving Credit Advances and Japan Local Currency Advances would exceed such Bank’s Commitment, (vi) all Revolving Credit Advances to CFSC plus the Dollar Amount of all Japan Local Currency Advances would exceed CFSC’s Allocation at such time, or (vii) any Bank’s Revolving Credit Advances to CFSC plus such Bank’s Japan Local Currency Advances at such time would exceed such Bank’s Allocated Commitment for CFSC at such time.

(c)  CFC and the Japan Local Currency Agent shall furnish to the Agent, promptly following the making, payment or prepayment of each Japan Local Currency Advance, and at any other time at the reasonable request of the Agent, a statement setting forth the outstanding Japan Local Currency Advances made under the Japan Local Currency Addendum.

(d)  CFC and the Japan Local Currency Agent shall furnish to the Agent copies of any amendment, supplement or other modification to the terms of the Japan Local Currency Addendum promptly after the effectiveness thereof.

(e)  CFSC and CFC may terminate the Japan Local Currency Addendum in their sole discretion if there are not any Advances outstanding thereunder, by written notice to the Agent, the Japan Local Currency Agent and the Japan Local Currency Banks, which notice shall be executed by CFSC, CFC and, if such consent is required, each Japan Local Currency Bank.

SECTION 2.03A.  Making the Japan Local Currency Advances.

(a)  Each Japan Local Currency Borrowing shall be made on a Business Day upon notice given by CFC to the Japan Local Currency Agent, with a copy to the Agent, such notice to be given at the time specified in the Japan Local Currency Addendum.  Each Japan Local Currency Borrowing shall consist of Japan Local Currency Advances of the same Type made on the same day to CFC by the Japan Local Currency Banks ratably according to their respective Japan Local Currency Commitments.  The Japan Local Currency Agent shall give each Japan Local Currency Bank prompt notice thereof by telecopy.  Each such notice of a Japan Local Currency Borrowing (a “Notice of Japan Local Currency Borrowing”) shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit B-2 hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Japan Local Currency Advances comprising such Japan Local Currency Borrowing, (iii) Interest Period for such Borrowing and (iv) aggregate amount of such Borrowing.

(b)  Subject to any alternative procedures set forth in the Japan Local Currency Addendum, each Japan Local Currency Bank, for the account of its Applicable Lending Office, shall make such Japan Local Currency Bank’s ratable portion of such Japan Local Currency Borrowing on the proposed date thereof by wire transfer of immediately available funds to the Japan Local Currency Agent by the time specified in the Japan Local Currency Addendum or Notice of Japan Local Currency Borrowing, and the Japan Local Currency Agent shall make such funds available to CFC at the applicable Payment Office.

(c)  Each Notice of Japan Local Currency Borrowing shall be irrevocable and binding on CFSC and CFC.  CFSC and CFC, jointly and severally, shall indemnify each Japan Local Currency Bank against any loss, cost or expense reasonably incurred by such Japan Local Currency Bank as a result of any failure to fulfill on or before the date specified in such Notice of Japan Local Currency Borrowing for such Japan Local Currency Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Japan Local Currency Bank to fund the Japan Local Currency Advance to be made by such Japan Local Currency Bank as part of such Japan Local Currency Borrowing when such Japan Local Currency Advance, as a result of such failure, is not made on such date.

(d)  Unless the Japan Local Currency Agent shall have received notice from a Japan Local Currency Bank prior to the date of any Japan Local Currency Borrowing that such Japan Local Currency Bank will not make available to the Japan Local Currency Agent such Japan Local Currency Bank’s ratable portion of such Japan Local Currency Borrowing, the Japan Local Currency Agent may assume that such Japan Local Currency Bank has made such portion available to it on the date of such Japan Local Currency Borrowing in accordance with subsection (b) of this Section 2.03A and it may, in reliance upon such assumption, make (but shall not be required to make) available to CFC on such date a corresponding amount.  If and to the extent that such Japan Local Currency Bank shall not have so made such ratable portion available to the Japan Local Currency Agent, such Japan Local Currency Bank and CFC severally agree to repay to the Japan Local Currency Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to CFC until the date such amount is repaid to the Japan Local Currency Agent at (i) in the case of CFC, the interest rate applicable at the time to Japan Local Currency Advances comprising such Japan Local Currency Borrowing and (ii) in the case of such Japan Local Currency Bank, the Federal Funds Rate or the Japan Local Currency Agent’s overdraft cost, if higher.  If such Japan Local Currency Bank shall repay to the Japan Local Currency Agent such corresponding amount, such amount so repaid shall constitute such Japan Local Currency Bank’s Japan Local Currency Advance as part of such Japan Local Currency Borrowing for purposes of this Agreement.

(e)  The failure of any Japan Local Currency Bank to make the Japan Local Currency Advance to be made by it as part of any Japan Local Currency Borrowing shall not relieve any other Japan Local Currency Bank of its obligation hereunder to make its Japan Local Currency Advance on the date of such Japan Local Currency Borrowing, but no Japan Local Currency Bank shall be responsible for the failure of any other Japan Local Currency Bank to make the Japan Local Currency Advance to be made by such other Japan Local Currency Bank on the date of any Japan Local Currency Borrowing.

SECTION 2.04.  Fees.

(a)  Caterpillar and CFSC jointly and severally agree to pay to each Bank on the Closing Date a closing fee equal to the sum of (i) 0.05% of the portion of such Bank’s commitment that exceeds such Bank’s commitment under the Prior Agreement and (ii) 0.02% of the remaining portion of such Bank’s Commitment.

(b)  Each of Caterpillar and CFSC shall pay to the Agent, for the account of each Bank, a fee (each a “Facility Fee” and collectively, the “Facility Fees”) calculated on a daily basis by multiplying the Facility Fee Rate in effect on each day by the amount of such Bank’s Allocated Commitment for such Borrower as in effect on such day (without regard to the actual or deemed usage of such Allocated Commitment) and payable quarterly in arrears, commencing on January 2, 2008, for the period commencing on the Closing Date and ending on December 31, 2007, inclusive, on the first Business Day of each calendar quarter thereafter for the period of the immediately preceding calendar quarter, and on the Termination Date for the period since the last payment of Facility Fees.  The “Facility Fee Rate” shall at all times be determined in accordance with the table set forth below, such rate to change for any Borrower when and as any Credit Rating of such Borrower changes:

Credit Rating	Facility Fee Rate (rate per annum)
AA- or better (S&P) or Aa3 or better (Moody’s)	0.05%
Below AA- (S&P) and Aa3 (Moody’s) but A- or better (S&P) or A3 or better (Moody’s)	0.06%
Below A- (S&P) and A3 (Moody’s) but BBB+ or better (S&P) or Baa1 or better (Moody’s)	0.08%
Below BBB+ (S&P) and Baa1 (Moody’s) but BBB or better (S&P) or Baa2 or better (Moody’s)	0.10%
Below BBB (S&P) and Baa2 (Moody’s) or unrated	0.125%

The Facility Fees allocable to each of Caterpillar and CFSC shall be the several obligation of each.

(c)  The Borrowers shall pay to the Agent, solely for its own account, and to Citigroup Global Markets Inc., solely for its own account, the fees specified in the letter agreement dated as of August 2, 2007, among Caterpillar, CFSC, the Agent and Citigroup Global Markets Inc., on the dates specified therein.  No Person other than the Agent and Citigroup Global Markets Inc. shall have any interest in such fees.

SECTION 2.05.  Reduction of the Commitments; Bank Additions.

(a)  Subject to Section 2.18(c), the Borrowers shall have the right, upon at least three (3) Business Days’ notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments and Allocated Commitments of the Banks; provided that the aggregate amount of the Allocated Commitments of the Banks to (i) Caterpillar shall not be reduced to an amount which is less than the aggregate principal Dollar Amount of the Advances to Caterpillar then outstanding and (ii) CFSC shall not be reduced to an amount which is less than the sum of the aggregate principal Dollar Amount of the Advances to CFSC and the Japan Local Currency Advances then outstanding, and provided, further, that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple thereof.  Any such reduction of each Bank’s Commitment will be an automatic reduction of such Bank’s Revolving Credit Commitment in an identical amount.

(b)  Notwithstanding the foregoing, upon the acquisition of one Bank by another Bank, or the merger, consolidation or other combination of any two or more Banks (any such acquisition, merger, consolidation or other combination being referred to hereinafter as a “Combination” and each Bank which is a party to such Combination being hereinafter referred to as a “Combined Bank”), the Borrowers may notify the Agent that they desire to reduce the Commitment of the Bank surviving such Combination (the “Surviving Bank”) to an amount equal to the Commitment of that Combined Bank which had the largest Commitment of each of the Combined Banks party to such Combination (such largest Commitment being the “Surviving Commitment” and the Commitments of the other Combined Banks being hereinafter referred to, collectively, as the “Retired Commitments”).  If the Majority Banks (determined as set forth below) and the Agent agree to such reduction in the Surviving Bank’s Commitment, then (i) the aggregate amount of the Commitments shall be reduced by the Retired Commitments effective upon the effective date of the Combination, provided, that, on or before such date the Borrowers have paid in full the outstanding principal amount of the Advances of each of the Combined Banks other than the Combined Bank whose Commitment is the Surviving Commitment, (ii) from and after the effective date of such reduction, the Surviving Bank shall have no obligation with respect to the Retired Commitments, and (iii) the Borrowers shall notify the Agent whether they wish such reduction to be a permanent reduction or a temporary reduction.  If such reduction is to be a temporary reduction, then the Borrowers shall be responsible for finding one or more financial institutions (each, a “Replacement Bank”), acceptable to the Agent (such acceptance not to be unreasonably withheld or delayed), willing to assume the obligations of a Bank hereunder with aggregate Commitments up to the amount of the Retired Commitments.  The Agent may require the Replacement Banks to execute such documents, instruments or agreements as the Agent deems necessary or desirable to evidence such Replacement Banks’ agreement to become parties hereunder.  For purposes of this Section 2.05(b), Majority Banks shall be determined as if the reduction in the aggregate amount of the Commitments requested by the Borrowers had occurred (i.e., the Combined Banks shall be deemed to have a single Commitment equal to the Surviving Commitment and the aggregate amount of the Commitments shall be deemed to have been reduced by the Retired Commitments).

(c)  The Borrowers shall have the right, upon at least five (5) Business Days’ notice to the Agent, to add one or more bank or banks as new Banks hereunder, or to increase the Commitment of any existing Bank with such existing Bank’s consent, pursuant to the terms hereof (any such addition of a new Bank or increase in the Commitment of an existing Bank upon the request of the Borrowers pursuant to this Section 2.05(c) being referred to as a “Bank Addition”); provided that (i) such proposed Bank, in the case of a bank not already a Bank hereunder, is acceptable to the Agent (the acceptance of the Agent not to be unreasonably withheld or delayed); (ii) after giving effect to the proposed Bank Addition, no Bank’s Commitment would exceed 20% of the Total Commitment; and (iii) after giving effect to the proposed Bank Addition, the Total Commitment would not exceed 120% of the Total Commitment on the Closing Date.  Each notice of a proposed Bank Addition (a “Notice of Bank Addition”) shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit B-4 hereto, specifying therein (i) the name and address of the proposed Added Bank, (ii) the date on which the Borrowers wish such Bank Addition to become effective, and (iii) the amount of the Commitment such Added Bank would have hereunder after giving effect to such Bank Addition.  If the conditions set forth in the proviso contained in the first sentence of this Section 2.05(c) have been satisfied, the Agent shall forward to such Added Bank and the Borrowers for execution by such Added Bank and the Borrowers an Assumption and Acceptance.  The Added Bank shall, upon such execution, return the executed Assumption and Acceptance to the Agent, for the Agent’s acceptance thereof, together with a processing and recordation fee of $3,500.

Upon such execution, delivery and acceptance, from and after the effective date specified in each Assumption and Acceptance, the Added Bank shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date (if any), have the rights and obligations hereunder that have been assumed by it pursuant to such Assumption and Acceptance and, in the case of a bank not previously a Bank hereunder, shall become a Bank hereunder.

By executing and delivering an Assumption and Acceptance, each Added Bank confirms to and agrees with each party hereto as follows:  (i) neither the Agent nor any Bank makes any representation or warranty, nor assumes any responsibility with respect to, any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (ii) neither the Agent nor any Bank makes any representation or warranty, nor assumes any responsibility with respect to, the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto.

The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assumption and Acceptance delivered to and accepted by it.  Such copies shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of an Assumption and Acceptance executed by an Added Bank and the Borrowers, the Agent shall, if such Assumption and Acceptance has been completed and is in substantially the form of Exhibit C-2 hereto, (i) accept such Assumption and Acceptance, and (ii) give prompt notice thereof to the Borrowers.  Within five (5) Business Days after receipt of such notice, if requested by an Added Bank, each Borrower, at its own expense, shall execute and deliver to the Agent a new Note or Notes to the order of such Added Bank.  Such new Note or Notes shall be dated the effective date of such Assumption and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(d)  If there are any Revolving Credit Advances outstanding on the effective date of any Assumption and Acceptance, the Added Bank shall purchase from the other Banks such participations in such Revolving Credit Advances as shall be necessary to cause such Added Bank to share ratably (based on the proportion that such Added Bank’s Revolving Credit Commitment bears to the Total Revolving Credit Commitment after giving effect to the Bank Addition) in each such Revolving Credit Advance.  To purchase such participations, the Added Bank shall before 12:00 noon (New York City time) on the effective date of its Assumption and Acceptance, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in the applicable Agreed Currency and in same day funds, such Added Bank’s ratable portion (based on the proportion that such Added Bank’s Revolving Credit Commitment (or the increase in such Added Bank’s Revolving Credit Commitment, in the case of an Added Bank which is an existing Bank hereunder) bears to the Total Revolving Credit Commitment after giving effect to the Bank Addition) of each Revolving Credit Borrowing then outstanding, together with an amount equal to such ratable portion of the interest which has accrued to such date and remains unpaid on such Revolving Credit Borrowing. After the Agent’s receipt of such funds, the Agent will promptly make such same day funds available to the account of each Bank in an amount to such Bank’s ratable portion of such payment by the Added Bank.  In addition, if such Added Bank acquires a Japan Local Currency Commitment, automatically upon and simultaneously with becoming an Added Bank, such Added Bank shall have acquired a ratable risk participation in all then outstanding Japan Local Currency Advances, with such ratable risk participation based on such Added Bank’s Japan Local Currency Commitment as a fraction of the aggregate of all Japan Local Currency Commitments.

SECTION 2.06.  Repayment of Advances.

Each Borrower shall repay the principal amount (or the portion thereof remaining after giving effect to any earlier partial prepayments thereof) of each Advance made to such Borrower by each Bank on the last day of the Interest Period for such Advance.

SECTION 2.07.  Interest on Advances.

Each Borrower shall pay interest on the unpaid principal amount of each Advance made to such Borrower by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a)  Base Rate Advances.  If such Advance is a Base Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment); or if such Advance is a Japan Base Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Japan Base Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period (or with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement or the Japan Local Currency Addendum, on the date of such prepayment).

(b)  Eurocurrency Rate Advances.  If such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment) and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period.

(c)  TIBO Rate Advances.  If such Advance is a TIBO Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the TIBO Rate for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period (or, with respect to any portion thereof that shall be prepaid pursuant to Section 2.09 or otherwise in accordance with the terms of this Agreement, on the date of such prepayment) and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period.

(d)  Post-Default Interest.  Upon the occurrence, and during the continuance, of any Event of Default, the unpaid principal amount of each Advance shall bear interest at a rate per annum equal at all times to 2% per annum above the rate per annum otherwise required to be paid on such Advance in accordance with subsection (a), (b) or (c) above; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due.

SECTION 2.08.  Interest Rate Determination.

(a)  If, pursuant to the definition of “Eurocurrency Base Rate”, quotes from the Reference Banks are required, each Reference Bank shall furnish to the Agent timely information for the purpose of determining the Eurocurrency Rate.  If either one of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Bank.

(b)  The Agent shall give prompt notice to the Borrowers and the Banks (or the Japan Local Currency Banks, as applicable) of the applicable interest rate determined by the Agent for purposes of Section 2.07(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate(s) under Section 2.07(b) (or by each Japan Local Currency Bank for the purpose of determining the applicable interest rate under Section 2.07(c), if applicable).

SECTION 2.09.  Prepayments of Advances.

(a)  Any Borrower may, upon at least two (2) Business Days’ notice to the Agent stating (i) the proposed date and aggregate principal amount of the prepayment and (ii) the Advances (which shall be part of the same Borrowing) to which such prepayment is to be applied, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal Dollar Amount of not less than $10,000,000 and in an integral Dollar Amount multiple of $1,000,000 in excess thereof and (y) in the case of any such prepayment of a Eurocurrency Rate Advance or a TIBO Rate Advance, such Borrower shall be obligated to reimburse the applicable Banks in respect thereof pursuant to Section 8.04(b).

(b)  If on any date that the Dollar Amount of (i) Eurocurrency Rate Advances outstanding in an Agreed Currency or (ii) Japan Local Currency Advances is determined pursuant to Section 2.15 (each such date, a “Computation Date”), it is determined that as a result of currency fluctuations with respect to the Advances to which such Computation Date applies, the aggregate Dollar Amount of (x) all outstanding Advances exceeds the Total Commitment, or (y) all outstanding Revolving Credit Obligations exceeds the Total Revolving Credit Commitment, the Borrowers shall on such date prepay (without premium or penalty other than any payment required pursuant to Section 8.04(b)) an aggregate principal amount of Revolving Credit Advances ratably to the Banks in an amount equal to or, at the option of the Borrowers, greater than such excess, with accrued interest to the date of such prepayment on the principal amount prepaid.  For purposes of the determination referred to in the previous sentence, if a Disqualifying Event of the type described in clause (ii) of the definition of “Eligible Currency” exists, then such determination shall be made in consultation with the Reference Banks using any method they deem reasonably appropriate, and such determination shall be conclusive.  The Borrowers may determine which Borrowing such prepayment shall be allocated to, and any such prepayment of Eurocurrency Rate Advances shall be subject to the provisions of Section 8.04(b).

SECTION 2.10.  Increased Costs; Capital Adequacy; Illegality.

(a)  If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurocurrency Rate Advances, to the extent already included in the Eurocurrency Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or TIBO Rate Advances, then the applicable Borrower shall from time to time, upon written demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost.  A certificate describing in reasonable detail the amount of such increased cost, submitted to the Borrowers and the Agent by such Bank, shall create a rebuttable presumption of such increased cost.  If any such increase in cost is attributable to specific Advances made to a particular Borrower, compensation for such increased cost shall be paid by such Borrower (or if such Borrower is CFC, by CFSC).  In all other cases, compensation for such increased cost shall be paid by Caterpillar.

(b)  If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or by any Person controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank’s Advances or commitment to lend hereunder, then, upon written demand by such Bank (with a copy of such demand to the Agent), the applicable Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank (or, if applicable, such Person controlling such Bank) in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank’s commitment to lend hereunder.  A certificate describing in reasonable detail such amounts submitted to the applicable Borrower by such Bank shall create a rebuttable presumption of such amounts.  If any such increase in capital is attributable to specific Advances made to a particular Borrower or to the Allocated Commitments to a particular Borrower or Borrowers, compensation for such increase in capital shall be paid by such Borrower (or if such Borrower is CFC, by CFSC).  In all other cases, compensation for such increased capital shall be paid by Caterpillar.

(c)  If any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or its Eurocurrency Lending Office to perform its obligations hereunder to make TIBO Rate Advances or Eurocurrency Rate Advances or to fund or maintain TIBO Rate Advances or Eurocurrency Rate Advances hereunder, (i) all TIBO Rate Advances and Eurocurrency Rate Advances of such Bank to any Borrower then outstanding shall be redenominated into Dollars and begin bearing interest at the Base Rate (or in the case of TIBO Rate Advances, be maintained in Japanese Yen but begin bearing interest at the Japan Base Rate) for the Interest Period selected by such Borrower in accordance with the procedures of Section 2.02(a) or Section 2.03A(a), notwithstanding any prior election by such Borrower to the contrary, either (x) one Business Day after such notice, or (y) if such Bank may lawfully continue to maintain and fund such Advances at the applicable Eurocurrency Rate or TIBO Rate to a later day during such Interest Period, on such later day (in which case such Borrower shall in addition reimburse such Bank for any resulting losses as provided in Section 8.04(b)) and (ii) the obligation of such Bank to make TIBO Rate Advances or Eurocurrency Rate Advances, as applicable, shall be suspended until such Bank shall notify the Agent that the circumstances causing such suspension no longer exist, and until such notification has been given (i) in the case of Eurocurrency Rate Advances, such Bank shall fund its Revolving Credit Advance made in connection with each Revolving Credit Borrowing comprised of Eurocurrency Rate Advances as a Base Rate Advance, and (ii) in the case of a Japan Local Currency Advance, the Japan Local Currency Banks shall fund each Japan Local Currency Borrowing with Japan Base Rate Advances.

(d)  If the Majority Banks shall, at least one (1) Business Day before the date of any requested Revolving Credit Borrowing, notify the Agent that the Eurocurrency Rate for Eurocurrency Rate Advances comprising such Borrowing will not adequately reflect the cost to such Majority Banks of making or funding their respective Eurocurrency Rate Advances for such Revolving Credit Borrowing, the right of the requesting Borrower to select the Eurocurrency Rate for such Borrowing, and the right of any Borrower to select the Eurocurrency Rate for any subsequent Borrowing, shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance.

(e)  If the Majority Japan Local Currency Banks shall, at least one Business Day before the date of any requested Japan Local Currency Borrowing (or on the date of such Borrowing if it is being requested on a same-day basis), notify the Japan Local Currency Agent that the TIBO Rate for TIBO Rate Advances comprising such Borrowing will not adequately reflect the cost to such Majority Japan Local Currency Banks of making or funding their respective TIBO Rate Advances for such Japan Local Currency Borrowing, the Japan Local Currency Agent shall so notify CFC, and the right of CFC to select the TIBO Rate for such Borrowing and the right of CFC to select the TIBO Rate for any subsequent Borrowing, shall be suspended until the Japan Local Currency Agent shall notify the Borrowers and the Japan Local Currency Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Japan Base Rate Advance.

(f)  In the event that a Bank (an “Affected Bank”) demands payment from any Borrower at any time pursuant to subsection (a) or (b) of this Section 2.10, then from such time and for so long thereafter as such Bank remains an Affected Bank, the Borrowers may either (1) terminate such Affected Bank’s Commitment hereunder or (2) replace such Affected Bank with another bank or banks acceptable to the Agent (the consent of the Agent not to be unreasonably withheld or delayed); provided that (i) no Event of Default has occurred and is continuing at such time, (ii) in the case of clause (2), the Affected Bank and the replacement bank(s) execute and deliver to the Agent an Assignment and Acceptance and such other documents, agreements and instruments as the Agent may reasonably require in order to effectuate the assumption by such replacement bank(s) of the Affected Bank’s obligations hereunder, and (iii) the Affected Bank has been paid all amounts due to it hereunder.  In no event shall the replacement of an Affected Bank impair or otherwise affect the obligation of the applicable Borrower or Borrowers to make the payments demanded by such Affected Bank pursuant to this Section 2.10 and, if applicable, Section 8.04(b).

SECTION 2.11.  Payments and Computations.

(a)  The Borrowers shall make each payment hereunder and under the Notes (except with respect to principal of, interest on, and other amounts relating to Japan Local Currency Advances or Advances denominated in an Agreed Currency other than Dollars), without set-off, deduction, or counterclaim, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent in same day funds by deposit of such funds to the Agent’s account maintained at the Payment Office for Dollars in New York City.  The Borrowers shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Advances (other than Japan Local Currency Advances) denominated in an Agreed Currency other than Dollars, without set-off, deduction, or counterclaim, not later than 11:00 A.M. (London time) on the day when due in such Agreed Currency to the Agent in same day funds by deposit of such funds to the Agent’s account maintained at the Payment Office for such Agreed Currency.  CFC shall make each payment under the Japan Local Currency Addendum with respect to principal of, interest on, and other amounts relating to Japan Local Currency Advances, without set-off, deduction, or counterclaim, not later than 11:00 a.m. (Tokyo time) on the day when due in Japanese Yen to the Japan Local Currency Agent in same day funds by deposit of such funds to the Japan Local Currency Agent’s account at the Payment Office set forth in the Japan Local Currency Addendum.  The Agent or the Japan Local Currency Agent, as applicable, will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.05(d), 2.10, 2.12 or 8.04) to the applicable Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.  For the avoidance of doubt and notwithstanding the foregoing, if an event of the type described in clause (i) of the definition of “Eligible Currency” is continuing, any principal or interest with respect of any Advances made in such currency may be repaid in Dollars.

(b)  All computations of interest based on the Base Rate determined pursuant to clause (a) or (b) of the definition thereof shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be; all computations of interest on Japan Local Currency Advances based on the Japan Base Rate shall be made by the Japan Local Currency Agent on the basis of a year of 365 or 366 days, as the case may be; and all computations of interest based on the Eurocurrency Rate, the TIBO Rate or the Federal Funds Rate, and all computations of the Facility Fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Facility Fees are payable.  Each determination by the Agent or the Japan Local Currency Agent, as the case may be, of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)  Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Facility Fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or TIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such contraction of time shall in such case reduce the days included in the computation of payment of interest.

(d)  Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank.  If and to the extent that such Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

SECTION 2.12.  Taxes.

(a)  Any and all payments by any of the Borrowers hereunder, under the Japan Local Currency Addendum or under each of the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, the Japan Local Currency Agent and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, the Japan Local Currency Agent or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under the Japan Local Currency Addendum or under any Note to any Bank, the Japan Local Currency Agent or the Agent, (i) the sum payable by such Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Bank, the Japan Local Currency Agent or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)  In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder, under the Japan Local Currency Addendum or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Japan Local Currency Addendum or the Notes (hereinafter referred to as “Other Taxes”).  If any such Other Taxes are attributable to a specific Borrower, they shall be paid by such Borrower (or in the case of CFC, by CFSC).  In all other cases, they shall be paid by Caterpillar.

(c)  Each Borrower will indemnify each Bank, the Japan Local Currency Agent and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Bank, the Japan Local Currency Agent or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made within 30 days from the date such Bank, the Japan Local Currency Agent or the Agent (as the case may be) makes written demand therefor.

(d)  Within 30 days after the date of any payment of Taxes, the Borrower paying such Taxes will furnish to the Agent, at its address referred to in Section 8.02, a copy of a receipt evidencing payment thereof; provided, however, that such copy shall be furnished solely for the purpose of enabling the Agent to verify the payment of such Taxes by such Borrower as required above.  If no Taxes are payable in respect of any payment hereunder, under the Japan Local Currency Addendum or under the Notes, the Borrowers will furnish to the Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes; provided, however, that if any Bank, the Agent or the Japan Local Currency Agent, as a recipient of payments called for hereunder, shall be exempt from or entitled to a reduced rate of any Taxes, particularly those imposed by way of withholding, whether by virtue of the provisions of a relevant treaty or otherwise, it shall be incumbent upon such Bank, the Agent or the Japan Local Currency Agent to (a) so inform the Borrowers, (b) furnish to the Borrowers whatever certification or other documentation may be required by law or regulation to establish such exemption or reduced rate, and (c) cooperate with the Borrowers in any and all other respects to the extent necessary to establish such exemption or eligibility for reduced rate.

(e)  Any Bank whose Advances have resulted in the imposition of Taxes shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such Taxes; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Bank, such steps would be disadvantageous to such Bank.

(f)  Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder, under the Japan Local Currency Addendum and under the Notes.

SECTION 2.13.  Sharing of Payments, Etc.

If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances made by it (other than pursuant to Sections 2.02(c), 2.05(d), 2.10, 2.12 or 8.04) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Banks, such Bank shall forthwith notify the Agent thereof and purchase from the other Banks such participations in the Revolving Credit Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank’s ratable share (according to the proportion of (i) the amount of such Bank’s required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered.  Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.

SECTION 2.14.  Tax Forms.

Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), other than any Japan Local Currency Bank that is an Affiliate, branch or agency of a Bank, shall submit to the Borrowers and the Agent, on or before the Closing Date (or in the case of any Person becoming a Bank hereunder pursuant to Section 2.05(c) or Section 8.07, on or before the date of acceptance by the Agent of the applicable Assumption and Acceptance or Assignment and Acceptance), duly completed and signed copies of either Form W-8BEN (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank at any Applicable Lending Office designated by such Bank, including fees, under this Agreement) or Form W-8ECI (relating to all amounts to be received by such Bank at any Applicable Lending Office designated by such Bank, including fees, under this Agreement) of the United States Internal Revenue Service and Form W-8BEN (relating to the foreign status exemption from United States federal income tax backup withholding), or, in any such case, such successor forms as shall be adopted from time to time by the relevant United States taxing authorities.  Thereafter and from time to time, each such Bank shall, to the extent that it may lawfully do so, submit to the Borrowers and the Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrowers or the Agent from such Bank and (ii) required under then-current United States law or regulations to determine the United States withholding taxes on payment in respect of all amounts to be received by such Bank at any Applicable Lending Office designated by such Bank, including fees, under this Agreement.  Upon the request of the Borrowers or the Agent, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrowers and the Agent a certificate to the effect that it is such a United States person.  If any Bank determines that it is unable to submit to the Borrowers and the Agent any form or certificate that such Bank is obligated to submit pursuant to this Section 2.14, or that such Bank is required to withdraw or cancel any such form or certificate previously submitted, such Bank shall promptly notify the Borrower and the Agent of such fact.

SECTION 2.15.  Market Disruption; Denomination of Amounts in Dollars.

(a)  Market Disruption.  Notwithstanding the satisfaction of all conditions referred to in Article III and this Article II with respect to any Borrowing in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would (i) in the reasonable opinion of the Borrowers, the Agent or the Banks having at least 66-2/3% of the Available Revolving Credit Commitments make it impracticable for the Eurocurrency Rate Advances comprising such Borrowing to be denominated in the Agreed Currency specified by the applicable Borrower, then the Agent shall forthwith give notice thereof to such Borrower and the Banks, or the applicable Borrower shall give notice to the Agent and the Banks, as the case may be, and such Eurocurrency Rate Advances shall not be denominated in such currency but shall be made on the date of such Borrowing in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing, as Base Rate Advances, unless the applicable Borrower notifies the Agent at least one (1) Business Day before such date that (x) it elects not to borrow on such date or (y) it elects to borrow on such date in a different Agreed Currency, in which the denomination of such Advances would in the opinion of the Agent or the Banks having at least 66-2/3% of the Available Revolving Credit Commitments be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing, or (ii) in the reasonable opinion of any Bank, make it impracticable for the Eurocurrency Rate Advance of such Bank comprising part of such Borrowing to be denominated in the Agreed Currency specified by the applicable Borrower, then the Agent shall forthwith give notice thereof to such Borrower, and the Eurocurrency Rate Advance of such Bank as part of such Borrowing shall not be denominated in such currency but shall be made on the date of such Borrowing in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount of such Bank’s Advance, as a Base Rate Advance, unless the applicable Borrower notifies the Agent at least one (1) Business Day before such date that (x) it elects not to borrow on such date or (y) it elects to borrow on such date in a different Agreed Currency, in which the denomination of all such Advances as part of such Borrowing would in the opinion of the Agent or the Banks having at least 66-2/3% of the Available Revolving Credit Commitments be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing.

(b)  Calculation of Amounts.  Except as set forth below, all amounts referenced in this Article II shall be calculated using the Dollar Amount determined based upon the Equivalent Amount in effect as of the date of any determination thereof; provided, however, that to the extent any Borrower shall be obligated hereunder to pay in Dollars any Borrowing denominated in a currency other than Dollars, such amount shall be paid in Dollars using the Dollar Amount of the Borrowing (calculated based upon the Equivalent Amount in effect on the date of payment thereof).  Notwithstanding anything herein to the contrary, the full risk of currency fluctuations shall be borne by the Borrowers and the Borrowers agree to indemnify and hold harmless each Japan Local Currency Bank, the Agent and the Banks from and against any loss resulting from any Borrowing denominated in a currency other than in Dollars.

SECTION 2.16.  [Reserved]

SECTION 2.17.  [Reserved]

SECTION 2.18.  Defaulting Banks.

Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a)  Such Defaulting Bank will not be entitled to any fees accruing during such period pursuant to Section 2.04 (without prejudice to the rights of the Banks other than Defaulting Banks in respect of such fees);

(b)  (i) Any amount paid by the Borrowers for the account of a Defaulting Bank under this Agreement other than any amounts representing principal or interest payable to such Defaulting Bank (whether on account of fees, indemnity payments or other amounts not constituting principal or interest) will not be paid or distributed to such Defaulting Bank, but will instead be retained by the Agent in a segregated non-interest bearing account until (subject to Section 2.18(d)) the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder and will be applied by the Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:  first to the payment of any amounts owing by such Defaulting Bank to the Agent under this Agreement, second to the payment of post-default interest and then current interest due and payable to the Non-Defaulting Banks, ratably among them in accordance with the amounts of such interest then due and payable to them, third to the payment of fees then due and payable to the Non-Defaulting Banks hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth to the ratable payment of other amounts then due and payable to the Non-Defaulting Banks, and fifth after the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder, to pay amounts owing under this Agreement to such Defaulting Bank or as a court of competent jurisdiction may otherwise direct.  (ii) Any amount paid by the Borrowers for the account of a Defaulting Bank representing principal or interest payable to such Defaulting Bank shall be paid to such Defaulting Bank in the same amounts and in the same manner as if such Defaulting Bank were a Non-Defaulting Bank;

(c)  The Borrowers may terminate the unused amount of the Commitment of a Defaulting Bank upon not less than three (3) Business Days’ prior notice to the Agent (which will promptly notify the Banks thereof), and in such event the provisions of Section 2.18(b) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Bank under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim any Borrower, the Agent or any Bank may have against such Defaulting Bank; and

(d)  In the event that the Borrowers and the Agent agree in writing in their discretion that a Bank that is a Defaulting Bank should no longer be deemed to be a Defaulting Bank, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.18(b)), such Bank will, to the extent applicable, purchase such portion of outstanding Advances of the other Banks and/or make such other adjustments as the Agent may determine to be necessary to cause the Revolving Credit Obligations of the Banks to be on a pro rata basis in accordance with their respective Commitments, whereupon such Bank will cease to be a Defaulting Bank and will be a Non-Defaulting Bank (and each Bank’s ratable portion of aggregate outstanding Advances will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Non-Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from such Bank’s having been a Defaulting Bank.

ARTICLE III
CONDITIONS OF LENDING

SECTION 3.01.  Conditions Precedent to Initial Advances.

The obligation of each Bank to make its initial Advance on or after the Closing Date is subject to the conditions precedent that (i) all principal, accrued interest, fees, expenses, costs and other amounts outstanding under the terms of the Prior Agreement, accrued to the Closing Date, shall have been paid, and the commitments of the lenders thereunder to extend credit shall have terminated, and (ii) the Agent shall have received on or before the day of the initial Borrowing the following, each dated the Closing Date, in form and substance satisfactory to the Agent and in sufficient copies for each Bank:

(a)  A fully executed copy of this Agreement and of the Japan Local Currency Addendum.

(b)  Certified copies of the resolutions of the Board of Directors of each Borrower evidencing corporate authority to execute and deliver this Agreement, the Japan Local Currency Addendum (if applicable), the Notes and the other documents to be delivered hereunder, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Japan Local Currency Addendum (if applicable), the Notes and the other documents to be delivered hereunder.

(c)  A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement, the Japan Local Currency Addendum (if applicable) and the Notes and the other documents to be delivered hereunder.

(d)  A favorable opinion of counsel for each of Caterpillar and CFSC, given upon their express instructions, substantially in the form of Exhibit D hereto.

(e)  A favorable opinion of Sidley Austin LLP, counsel for the Agent, given upon the Agent’s express instructions, substantially in the form of Exhibit E hereto.

In addition, (i) the obligation of each Bank requesting Notes to make its initial Advance is subject to the further condition precedent that the Agent shall have received, on or before the day of the initial Borrowing, the Notes dated the Closing Date and payable to the order of such Bank, and (ii) the obligation of the Japan Local Currency Banks to make the initial Advances under the Japan Local Currency Addendum shall be subject to any further conditions set forth in the Japan Local Currency Addendum.

SECTION 3.02.  Conditions Precedent to Each Borrowing.

The obligation of each Bank to make an Advance on the occasion of each Borrowing to any Borrower (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing:

(a)  the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true):

(i)  The representations and warranties contained in Section 4.01 (excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof), and if such Borrowing is by CFSC or CFC, Section 4.02, are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

(ii)  No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default with respect to any Borrower; and

(b)  the Agent shall have received such other approvals, opinions or documents as any Bank through the Agent may reasonably request.

SECTION 3.03.  Conditions Precedent to Certain Borrowings.

The obligation of each Bank to make an Advance on the occasion of any Borrowing to any Borrower which would increase the aggregate outstanding amount of Advances owing to such Bank over the aggregate amount of such Advances outstanding immediately prior to the making of such Advance shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true):  (i) the representations and warranties contained in subsection (f) of Section 4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which would constitute an Event of Default with respect to any Borrower but for the requirement that notice be given or time elapse or both.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrowers.

Each Borrower represents and warrants as of the Closing Date and on each date specified in Article III, as follows:

(a)  Organization; Qualification.  Such Borrower is a corporation duly organized, validly existing and in good standing (1) under the laws of the State of Delaware, in the case of Caterpillar and CFSC, and (2) under the laws of Japan, in the case of CFC, and is duly qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which failure to qualify would reasonably be expected to materially adversely affect (i) the financial condition or operations of such Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of such Borrower to perform its obligations under this Agreement and its Notes and under the Japan Local Currency Addendum, in the case of CFC and CFSC.

(b)  Authority; No Conflict.  The execution, delivery and performance by such Borrower of this Agreement and its Notes, and the Japan Local Currency Addendum, in the case of CFC and CFSC, are within such Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Borrower’s charter or by-laws or (ii) any law or any contractual restriction binding on or affecting such Borrower.

(c)  Governmental Consents.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Agreement or its Notes, or of the Japan Local Currency Addendum in the case of CFC and CFSC.

(d)  Execution; Enforceability.

(i)  This Agreement has been duly executed and delivered by a duly authorized officer of such Borrower.  Upon execution of this Agreement by the Agent and when the Agent shall have been notified by each Bank that such Bank has executed this Agreement, this Agreement will be, and such Borrower’s Notes when executed and delivered hereunder will be, legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.

(ii)  The Japan Local Currency Addendum has been duly executed and delivered by a duly authorized officer of each of CFSC and CFC.  Upon execution of the Japan Local Currency Addendum by the Agent and the Japan Local Currency Agent and when the Japan Local Currency Agent or the Agent shall have been notified by each Japan Local Currency Bank that such Japan Local Currency Bank has executed the Japan Local Currency Addendum, the Japan Local Currency Addendum will be the legal, valid and binding obligation of each of CFSC and CFC enforceable against each of CFSC and CFC in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.

(e)  Accuracy of Information; Material Adverse Change.  The consolidated balance sheets of Caterpillar and CFSC as at December 31, 2009 and as at June 30, 2010, and the related consolidated statements of income and changes in stockholders’ equity of Caterpillar and CFSC for the fiscal year and six-month period, respectively, then ended, copies of which have been furnished to each Bank, fairly present the financial condition of Caterpillar and CFSC as at such dates and the results of the operations of Caterpillar and CFSC for such periods, all in accordance with generally accepted accounting principles consistently applied.  Since December 31, 2009, there has been no material adverse change in such condition or operations.

(f)  Litigation.  There is no pending or threatened action or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which is reasonably likely to materially adversely affect the financial condition or operations of such Borrower and its consolidated Subsidiaries taken as a whole or which purports to affect the legality, validity or enforceability of this Agreement, the Japan Local Currency Addendum or any Note or which is reasonably likely to materially adversely affect the ability of such Borrower to perform its obligations under this Agreement and its Notes or under the Japan Local Currency Addendum in the case of CFC and CFSC.

(g)  Margin Stock.  Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.  Following the application of the proceeds of each Advance, no more than 25% of the value of the assets of such Borrower will consist of, or be represented by, Margin Stock.

(h)  ERISA.  Each Plan of such Borrower or a Subsidiary of such Borrower or an ERISA Affiliate complies in all material respects with ERISA, the Code and regulations thereunder and the terms of such Plan, except for such noncompliance as would not reasonably be expected to have a materially adverse effect on the ability of such Borrower to perform its obligations under this Agreement and its Notes.  Each Plan has satisfied the minimum funding standard under Section 412(a) of the Code without the need of any funding waiver under Section 412(c) of the Code.  Neither such Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code whereby such prohibited transaction has materially adversely affected the business, financial condition or results of operations of such Borrower and any of its Subsidiaries, taken as a whole, or (ii) has taken or failed to take any action which would constitute or result in an ERISA Termination Event.  Neither such Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan.  Except as disclosed in Schedule 4.01(h), neither such Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Code or Section 430 of the Code on or before the due date for such installment or other payment.  Neither such Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid.

(i)  Taxes; Assessments.  Such Borrower has paid or discharged, or caused to be paid or discharged, before the same shall have become delinquent, all taxes, assessments and governmental charges levied or imposed upon such Borrower or any Subsidiary of such Borrower or upon the income, profits or property of such Borrower or any Subsidiary of such Borrower, other than (i) such taxes, assessments and governmental charges the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established, or (ii) up to $10,000,000 at any time in aggregate taxes, assessments, and governmental charges so long as no material adverse effect upon the business, financial condition or results of operations of the Borrowers and their Subsidiaries, taken as a whole, would reasonably be expected to result therefrom, and so long as, upon knowledge thereof, the applicable Borrower or Subsidiary either promptly pays the applicable delinquent amount or contests such amount as contemplated above.

SECTION 4.02.  Additional Representations and Warranties of CFSC and CFC.

Each of CFSC and CFC represents and warrants that neither it nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE V
COVENANTS OF THE BORROWERS

SECTION 5.01.  Affirmative Covenants.

So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, each Borrower (provided, that for purposes of Sections 5.01(f)(i), (ii), (iii), (v), (vi), (viii), (ix) and (x), the term Borrower refers to each of Caterpillar and CFSC, but not to CFC) will, unless the Majority Banks shall otherwise consent in writing:

(a)  Corporate Existence, Etc.  Subject to Section 5.02(b), do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that such Borrower shall not be required to preserve any such right or franchise if its board of directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower and that the loss thereof would not reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement and its Notes.

(b)  Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, noncompliance with which would reasonably be expected to materially adversely affect (i) the financial condition or operations of such Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of such Borrower to perform its obligations under this Agreement, its Notes, and, if applicable, the Japan Local Currency Addendum.

(c)  Maintenance of Properties.  Cause all properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent such Borrower from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of such Borrower, desirable in the conduct of its business or the business of any Subsidiary of such Borrower and would not reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement and its Notes.

(d)  Payment of Taxes and Other Claims.  Pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon such Borrower or any of its Subsidiaries or upon the income, profits or property of such Borrower or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of such Borrower or any of its Subsidiaries; provided, however, that such Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings provided, further, that up to $10,000,000 in aggregate taxes, assessments, governmental charges, and lawful claims as described above may be delinquent at any time so long as no material adverse effect upon the business, financial condition or results of operations of the Borrowers and their Subsidiaries, taken as a whole, could reasonably be expected to result therefrom, and so long as, upon knowledge thereof, the applicable Borrower or Subsidiary either promptly pays the applicable delinquent amount or contests such amount as contemplated above.

(e)  Use of Proceeds.  Use all proceeds of Advances solely for general corporate purposes, including, but not limited to, repaying or prepaying Advances in accordance with the terms of this Agreement and commercial paper “backstop”.

(f)  Reporting Requirements.  Furnish to the Banks:

(i)  as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of Caterpillar and CFSC, a consolidated balance sheet of Caterpillar and CFSC as of the end of such quarter, and a consolidated statement of income and changes in stockholders’ equity of Caterpillar and CFSC for the period commencing at the end of the previous fiscal year and ending with the end of such quarter;

(ii)  as soon as available and in any event within ninety (90) days after the end of each fiscal year of Caterpillar and CFSC, a copy of the annual report for such year for Caterpillar and CFSC, containing consolidated financial statements of Caterpillar and CFSC for such year, certified (A) in a manner acceptable to the Majority Banks by PricewaterhouseCoopers L.L.P. or other independent public accountants acceptable to the Majority Banks and (B) as may be required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all rules and regulations enacted under or in connection therewith;

(iii)  together with each delivery of any financial statements pursuant to clauses (i) and (ii) above, a Compliance Certificate in substantially the form of Exhibit F-1 or F-2 hereto, as applicable, demonstrating in reasonable detail compliance as at the end of the applicable accounting periods with the covenants contained in Section 5.03 (in the case of Caterpillar) and Sections 5.04(a) and (b) (in the case of CFSC);

(iv)  as soon as possible and in any event within five (5) days after the occurrence of each Event of Default with respect to such Borrower and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Borrower, continuing on the date of such statement, a statement of the chief financial officer of such Borrower setting forth details of such Event of Default or event and the action which such Borrower has taken and proposes to take with respect thereto;

(v)  promptly after the sending or filing thereof, copies of all reports which such Borrower sends to any of its security holders, and copies of all reports and registration statements (without exhibits) which such Borrower or any of its Subsidiaries (without duplication) files with the Securities and Exchange Commission or any national securities exchange, in each case without duplication of materials furnished to the Banks pursuant to clauses (i) or (ii) of this subsection (f);

(vi)  promptly after the written request of the Agent or any Bank, copies of all reports and notices which such Borrower or any ERISA Affiliate or Subsidiary of such Borrower files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which such Borrower or any ERISA Affiliate or Subsidiary of such Borrower receives from any such Person;

(vii)  promptly after (A) the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against such Borrower or any of its material property, or (B) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, and in the case of either (A) or (B), which such Borrower reasonably believes is likely to be resolved against such Borrower and, if so resolved against such Borrower, is reasonably anticipated by such Borrower to materially adversely affect (x) the financial condition of such Borrower and its consolidated Subsidiaries taken as a whole or (y) the ability of such Borrower to perform its obligations under this Agreement and its Notes, and, if applicable, the Japan Local Currency Addendum  (without duplication of notices furnished to the Banks pursuant to clause (v) of this subsection (f));

(viii)  promptly after (A) the occurrence thereof, notice that (1) an ERISA Termination Event or a “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, with respect to any Plan of such Borrower has occurred and there shall result therefrom a liability or material risk of incurring a liability to the PBGC or a Plan that will have a material adverse affect upon the business or financial condition or results of such Borrower and its Subsidiaries, taken as a whole, which notice shall specify the nature thereof and such Borrower’s proposed response thereto, (2) such Borrower or an ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 or Section 430 of the Code and (3) the plan administrator of any Plan has applied under Section 412(c) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code, together with copies of such waiver application, and (B) actual knowledge thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan;

(ix)  (A) on the Closing Date, the then Credit Ratings for such Borrower from S&P and Moody’s and (B) within two (2) Business Days after such Borrower receives notice from S&P or Moody’s of a change in any of such Borrower’s Credit Ratings, such Borrower’s revised Credit Ratings (or, if applicable, notice that a Credit Rating will no longer be received from such rating service); and

(x)  such other information respecting the condition or operations, financial or otherwise, of such Borrower or any of its Subsidiaries as any Bank through the Agent may from time to time reasonably request in writing with an indication of the reason for such request.

Financial statements and other documents required to be furnished pursuant to Section 5.01(f)(i) or (ii) (to the extent any such financial statements or other documents are included in reports or other materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been furnished on the date on which (i) the applicable Borrower posts such financial statements or other documents, or provides a link thereto, on such Borrower’s website on the Internet, or (ii) such financial statements or other documents are posted on behalf of the applicable Borrower on the Approved Electronic Platform or an Internet or intranet website, if any, to which each Bank and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent or the Securities and Exchange Commission’s website located at http://www.sec.gov/edgar/searchedgar/webusers.htm).

SECTION 5.02.  Negative Covenants.

So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, no Borrower will, without the written consent of the Majority Banks:

(a)  Liens, Etc.  Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance of any kind, (excluding Caterpillar Purchase Claims and CFSC Purchase Claims, to the extent that such Purchase Claims could be deemed to constitute liens or security interests), upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income (excluding any assignment of accounts receivable arising out of or in connection with the sale or securitization by Caterpillar, CFSC or any Subsidiary of either of its accounts receivable giving rise to Caterpillar Purchase Claims or CFSC Purchase Claims), in each case to secure or provide for the payment of any Debt of any Person, if the aggregate amount of the Debt so secured (or for which payment has been provided) would at any time exceed an amount equal to 10% of Consolidated Net Tangible Assets of such Borrower.

(b)  Mergers, Etc.  (i)  Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, or (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or (iii) together with one or more of its consolidated Subsidiaries, convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of such Borrower and its consolidated Subsidiaries (whether now owned or hereafter acquired) to any Person; except that any Subsidiary of such Borrower may merge or consolidate with or into, or transfer assets to, or acquire assets of, such Borrower or any other Subsidiary of such Borrower and except that any Subsidiary of such Borrower may merge into or transfer assets to such Borrower and such Borrower may merge with, and any Subsidiary of such Borrower may merge or consolidate with or into, any other Person, provided in each case that, immediately after giving effect to such proposed transaction, no Event of Default with respect to such Borrower or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to such Borrower, would exist and in the case of any such merger to which any Borrower is a party, such Borrower is the surviving corporation.

SECTION 5.03.  Financial Covenant of Caterpillar.

So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, Caterpillar will, unless the Majority Banks shall otherwise consent in writing, maintain at all times during each fiscal year of Caterpillar, Consolidated Net Worth of not less than $9,000,000,000.

SECTION 5.04.  Financial and Other Covenants of CFSC.

So long as any Advance shall remain unpaid or any Bank shall have any Commitment hereunder, CFSC will, unless the Majority Banks shall otherwise consent in writing:

(a)  Ratio of CFSC Consolidated Debt to Consolidated Net Worth.

(i)  Maintain at all times a ratio (the “Leverage Ratio”) of (x) CFSC Consolidated Debt to (y) CFSC’s Consolidated Net Worth of not greater than 10.0 to 1.  For purposes of this subsection (i), the Leverage Ratio at any time shall be equal to the average of the Leverage Ratios as determined on the last day of each of the six preceding calendar months.

(ii)  Maintain a Leverage Ratio of not greater than 10.0 to 1 on each December 31, commencing December 31, 2008.  For purposes of this subsection (ii), the Leverage Ratio shall be the ratio of (x) CFSC Consolidated Debt to (y) CFSC’s Consolidated Net Worth on the date for which computed.

(b)  Interest Coverage Ratio.  Maintain a ratio of (i) profit excluding income taxes, Interest Expense and Net Gain/(Loss) From Interest Rate Derivatives to (ii) Interest Expense, of not less than 1.15 to 1, in each case, calculated at the end of each calendar quarter for the rolling four-quarter period then most recently ended for CFSC and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles.

(c)  Support Agreement.  CFSC will not terminate, or make any amendment or modification to, the Support Agreement which, in the determination of the Agent, adversely affects the Banks’ interests pursuant to this Agreement, without giving the Agent and the Banks at least thirty (30) days prior written notice and obtaining the written consent of the Majority Banks.

ARTICLE VI
EVENTS OF DEFAULT

SECTION 6.01.  Events of Default.

If any of the following events (“Events of Default”) shall occur and be continuing with respect to any Borrower:

(a)  Such Borrower shall fail to pay (i) any principal of any of the Advances when the same becomes due and payable, or (ii) any interest on any of the Advances, or any Facility Fee, other fee or other amount payable by it hereunder (including, in the case of CFSC, any amount payable under the CFSC Guaranty) by the later of (A) five (5) Business Days after such item has become due and (B) two (2) Business Days after receipt of written notice from the Agent that such item has become due; or

(b)  Any representation or warranty made by such Borrower herein or in the Japan Local Currency Addendum, or by such Borrower (or any of its officers) in connection with this Agreement or the Japan Local Currency Addendum, shall prove to have been incorrect in any material respect when made or deemed made; or

(c)  Such Borrower shall fail to perform or observe (i) any covenant or agreement made by it contained in subsection (a) or (f)(iv) of Section 5.01 or in Section 5.02 or (ii) any other term, covenant or agreement contained in this Agreement or the Japan Local Currency Addendum on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been received by such Borrower; provided, that should CFSC or any of its Subsidiaries fail to observe any such term, covenant or agreement referred to in subsections (i) or (ii) above, such failure shall not be attributable, except as otherwise expressly provided for in this Agreement to Caterpillar; or

(d)  Any of the following shall occur:

(i)  such Borrower or any Subsidiary of such Borrower (other than CFSC and its Subsidiaries in the case of Caterpillar) shall fail to pay any principal of, premium or interest on, or other amount owing in respect of any of its Debt which is outstanding in a principal amount of at least $50,000,000 in the aggregate, in the case of Caterpillar, or $35,000,000 in the aggregate, in the case of each of CFSC and CFC (but excluding, in each case, Debt consisting of such Borrower’s obligations hereunder (including the Japan Local Currency Addendum, if applicable), under the 2010 Four-Year Credit Agreement or under the 364-Day Credit Agreement) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or

(ii)  such Borrower or any Subsidiary of such Borrower (other than CFSC and its Subsidiaries in the case of Caterpillar) shall fail to observe or perform any term, covenant or condition on its part to be observed or performed under any agreement or instrument relating to any such Debt which is outstanding in a principal amount of at least $50,000,000 in the aggregate, in the case of Caterpillar, or $35,000,000 in the aggregate, in the case of each of CFSC and CFC (but excluding, in each case, Debt consisting of such Borrower’s obligations hereunder (including the Japan Local Currency Addendum, if applicable), under the 2010-Four-Year Credit Agreement or under the 364-Day Credit Agreement), when required to be observed or performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure is to accelerate, or permit the acceleration of, the maturity of such Debt or such Debt has been accelerated and such acceleration has not been rescinded, or

(iii)  any amount of Debt in excess of $50,000,000 in the aggregate, in the case of Caterpillar, or $35,000,000 in the aggregate, in the case of each of CFSC and CFC, shall be required to be prepaid, defeased, purchased or otherwise acquired by such Borrower or any Subsidiary of such Borrower (other than CFSC and its Subsidiaries in the case of Caterpillar), other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, or

(iv)  any “Event of Default” shall occur with respect to such Borrower under either the 364-Day Credit Agreement or the 2010 Four-Year Credit Agreement, or

(v)  in the case of CFC, any CFSC Event of Default shall occur, or the CFSC Guaranty shall be terminated, revoked, or declared void, voidable, invalid or unenforceable; or

(e)  Such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) shall generally not pay its debts as such debts become due, or an officer or other authorized representative of such Borrower or Subsidiary shall admit in writing such Borrower’s or Subsidiary’s inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any such proceeding shall be instituted against such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) and either an order for relief against such Borrower or Subsidiary is entered in such proceeding or such proceeding is not dismissed within forty-five (45) days; or such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) shall take any corporate action to authorize any of the actions set forth above in this subsection (e);

provided, however, that the filing of one or more of the proceedings and/or the occurrence of one or more of the other events described in this Section 6.01(e) with respect to any Insignificant Subsidiary shall not constitute an Event of Default hereunder until such time as the aggregate of the asset values, as reasonably determined by Caterpillar in accordance with generally accepted accounting principles, of all Insignificant Subsidiaries subject to the proceedings and/or other events described in this Section 6.01(e) equals or exceeds $250,000,000 (with each Insignificant Subsidiary’s asset value being determined, for purposes of this clause (e), on the date on which such filing or other event commences or otherwise initially occurs with respect to such Insignificant Subsidiary, and with such value remaining in effect for such Insignificant Subsidiary once determined); or

(f)  Any judgment or order for the payment of money in excess of (i) $100,000,000 in the case of Caterpillar, or (ii) $35,000,000 in the case of each of CFSC and CFC, shall be rendered against such Borrower or any of its Subsidiaries (other than CFSC and its Subsidiaries in the case of Caterpillar) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g)  (i) A Plan of such Borrower shall fail to satisfy the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(c), or (ii) an ERISA Termination Event shall have occurred with respect to such Borrower or an ERISA Affiliate or such Borrower or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, or (iii) such Borrower or an ERISA Affiliate shall engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor, or (iv) such Borrower or an ERISA Affiliate shall fail to pay any required installment or any other payment required under Section 412 or Section 430 of the Code on or before the due date for such installment or other payment, or (v) such Borrower or an ERISA Affiliate shall fail to make any contribution or payment to any Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) which such Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto, and there shall result from any such event or events either a liability or a material risk of incurring a liability to the PBGC or a Plan, which will have a material adverse effect upon the business, financial condition or results of operations of such Borrower and its Subsidiaries, taken as a whole;

(h)  With respect to CFSC or CFC, a Change of Control shall occur; or

(i)  With respect to CFSC or CFC, the Support Agreement shall for any reason fail to be in full force and effect, or any action shall be taken by any Borrower to discontinue or to assert the invalidity or unenforceability of the Support Agreement, or CFSC or Caterpillar shall fail to comply with any of the terms or provisions of the Support Agreement;

then, and in any such event, (i) the Agent (x) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrowers, declare the obligation of each Bank to make Advances to such Borrower to be terminated, whereupon the same shall forthwith terminate, and (y) shall at the request, or may with the consent, of the Majority Banks, by notice to such Borrower, declare the Advances to such Borrower, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by such Borrower; and (ii) in the case of a CFSC Event of Default or a CFC Event of Default, the Japan Local Currency Agent, (x) shall at the request, or may with the consent, of the Majority Japan Local Currency Banks, by notice to the Borrowers, declare the obligation of each Japan Local Currency Bank to make Japan Local Currency Advances to CFC to be terminated, whereupon the same shall forthwith terminate, and (y) shall at the request, or may with the consent, of the Majority Japan Local Currency Banks, by notice to CFC, declare the Japan Local Currency Advances to CFC, all interest thereon and all other amounts payable under this Agreement and the Japan Local Currency Addendum to be forthwith due and payable, whereupon such Japan Local Currency Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by CFC; provided, however, upon the occurrence of any Event of Default with respect to any Borrower described in Section 6.01(e), (A) the obligation of each Bank to make Advances to any Borrower shall automatically be terminated and (B) the Advances to the Borrowers, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.  Notwithstanding anything in the foregoing to the contrary, the fact that an Event of Default exists with respect to one of the Borrowers hereunder shall not of itself constitute an Event of Default with respect to any of the other Borrowers, provided, however, that in the case of CFC, any CFSC Event of Default shall be a CFC Event of Default.

ARTICLE VII
AGENCY

SECTION 7.01.  Appointment and Authority.

Each Bank hereby appoints Citibank to act on its behalf as the Agent hereunder and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and no Borrower shall have any rights as a third party beneficiary of any of such provisions.

SECTION 7.02.  Agent Individually.

(a)  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Banks.

(b)  Each Bank understands that the Person serving as Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 7.02 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Borrowers or their respective Affiliates.  Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrowers and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrowers or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Borrowers or their Affiliates.  Each Bank understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Borrowers or their Affiliates (including information concerning the ability of the Borrowers to perform their respective obligations hereunder and under the Japan Local Currency Addendum, if applicable) which information may not be available to any of the Banks that are not members of the Agent’s Group.  None of the Agent nor any member of the Agent’s Group shall have any duty to disclose to any Bank or use on behalf of the Banks, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any Affiliate of any Borrower) or to account for any revenue or profits obtained in connection with the Activities, except that the Agent shall deliver or otherwise make available to each Bank such documents as are expressly required by this Agreement or the Japan Local Currency Addendum to be transmitted by the Agent to the Banks.

(c)  Each Bank further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Borrowers and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Banks (including the interests of the Banks hereunder and under the Japan Local Currency Addendum).  Each Bank agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Bank.  None of (i) this Agreement, the Notes or the Japan Local Currency Addendum, (ii) the receipt by the Agent’s Group of information concerning the Borrowers or their Affiliates (including information concerning the ability of the Borrowers to perform their respective obligations hereunder and under the Japan Local Currency Addendum, if applicable) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Agent or any member of the Agent’s Group to any Bank including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Borrowers or their Affiliates) or for its own account

SECTION 7.03.  Duties of Agent; Exculpatory Provisions.

(a)  The Agent’s duties hereunder and the Japan Local Currency Agent’s duties under the Japan Local Currency Addendum are solely ministerial and administrative in nature and neither the Agent nor the Japan Local Currency Agent shall have any duties or obligations except those expressly set forth herein or in the Japan Local Currency Addendum.  Without limiting the generality of the foregoing, neither the Agent nor the Japan Local Currency Agent shall have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Majority Banks or the Majority Japan Local Currency Banks, as applicable (or such other number or percentage of the Banks as shall be expressly provided for herein or in the Japan Local Currency Addendum, as applicable), provided that neither the Agent nor the Japan Local Currency Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent, the Japan Local Currency Agent or any of their respective Affiliates to liability or that is contrary to this Agreement, the Japan Local Currency Addendum or applicable law.

(b)  Neither the Agent nor the Japan Local Currency Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Banks or the Majority Japan Local Currency Banks, as applicable (or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.01 and 6.01) or (ii) in the absence of its own gross negligence or willful misconduct.  The Agent shall be deemed not to have knowledge of any Event of Default or the event or events that give or may give rise to any Event of Default unless and until the Borrowers or any Bank shall have given notice to the Agent describing such Event of Default and such event or events.

(c)  None of the Agent, any member of the Agent’s Group or the Japan Local Currency Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or the Japan Local Currency Addendum, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or unmatured Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, the Japan Local Currency Addendum or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Agent.

(d)  Nothing in this Agreement nor the Japan Local Currency Addendum shall require the Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Bank and each Bank confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any of its Related Parties.

SECTION 7.04.  Reliance by Agent.

Each of the Agent and the Japan Local Currency Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each of the Agent and the Japan Local Currency Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Bank or the Japan Local Currency Bank, the Agent and the Japan Local Currency Agent may presume that such condition is satisfactory to such Bank or the Japan Local Currency Bank, as applicable unless an officer of the Agent or the Japan Local Currency Agent, as applicable, responsible for the transactions contemplated hereby shall have received notice to the contrary from such Bank or Japan Local Currency Bank, as applicable, prior to the making of such Advance, and in the case of a Borrowing, such Bank or such Japan Local Currency Bank, as applicable, shall not have made available to the Agent or the Japan Local Currency Agent, as applicable, such Bank’s or Japan Local Currency Bank’s, as applicable, ratable portion of such Borrowing.  The Agent and the Japan Local Currency Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05.  Delegation of Duties.

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under the Japan Local Currency Addendum by or through any one or more sub-agents appointed by the Agent.  The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  Each such sub-agent and the Related Parties of the Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article VII and Section 8.04 (as though such sub-agents were the “Agent” hereunder or under the Japan Local currency Addendum) as if set forth in full herein with respect thereto.

SECTION 7.06.  Resignation of Agent.

The Agent may at any time give notice of its resignation to the Banks and the Borrowers.  Upon receipt of any such notice of resignation, the Majority Banks shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York.  If no such successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 60 days after the retiring Agent gives notice of its resignation (such 60-day period, the “Bank Appointment Period”), then the retiring Agent may on behalf of the Banks, appoint a successor Agent meeting the qualifications set forth above.  In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Banks, a successor Agent, the retiring Agent may at any time upon or after the end of the Bank Appointment Period notify the Borrowers and the Banks that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation which effective date shall be no earlier than three business days after the date of such notice.  Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as Agent hereunder and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank directly, until such time as the Majority Banks appoint a successor Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as Agent hereunder (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Agent’s resignation hereunder or any retiring Japan Local Currency Agent’s resignation or removal under the Japan Local Currency Addendum, the provisions of this Article VII and Section 8.04 shall continue in effect for the benefit of such retiring Agent or Japan Local Currency Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent or the retiring Japan Local Currency Agent was acting as Japan Local Currency Agent.

SECTION 7.07.  Non-Reliance on Agents and Other Banks.

(a)  Each Bank confirms to the Agent, the Japan Local Currency Agent, each other Bank and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Agent, the Japan Local Currency Agent, any other Bank or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Advances and other extensions of credit hereunder and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Advances and other extensions of credit hereunder is suitable and appropriate for it.

(b)  Each Bank acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and, to the extent such Bank is a party thereto and the Japan Local Currency Addendum, (ii) that it has, independently and without reliance upon the Agent, the Japan Local Currency Agent, any other Bank or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement and, to the extent such Bank is a party thereto and the Japan Local Currency Addendum, based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Agent, the Japan Local Currency Agent, any other Bank or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and, to the extent such Bank is a party thereto and the Japan Local Currency Addendum, based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(A)  the financial condition, status and capitalization of each Borrower;

(B)  the legality, validity, effectiveness, adequacy or enforceability of this Agreement, the Notes (with respect to any Bank that has requested a Note), the Japan Local Currency Addendum (with respect to any Bank party thereto) and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection herewith or therewith;

(C)  determining compliance or non-compliance with any condition hereunder to the making of an Advance hereunder and, to the extent such Bank is a party thereto or under the Japan Local Currency Addendum, and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition subject to confirmation by the Agent of its receipt of items requested to be delivered as conditions to lending pursuant to Sections 3.01 and 3.02 hereof;

(D)  adequacy, accuracy and/or completeness of any other information delivered by the Agent, any other Bank or by any of their respective Related Parties under or in connection with this Agreement, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection herewith or therewith.

SECTION 7.08.  No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the Persons acting as Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Agent or as a Bank hereunder.

SECTION 7.09.  Indemnification.

To the extent not reimbursed by the Borrowers  in accordance with Section 8.4 hereof, the Banks agree to indemnify the Agent the Japan Local Currency Agent and the Arrangers, ratably according to the respective principal amounts of the Revolving Credit Advances or Japan Local Currency Advances, as applicable, then held by each of them (or if no Revolving Credit Advances or Japan Local Currency Advances are at the time outstanding, ratably according to the respective amounts of their Commitments or Japan Local Currency Commitments, as applicable), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, the Japan Local Currency Agent or the Arrangers in any way relating to or arising out of this Agreement or the Japan Local Currency Addendum or any action taken or omitted by the Agent,  the Japan Local Currency Agent or the Arrangers under this Agreement or the Japan Local Currency Addendum; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s, the Japan Local Currency Agent’s or the Arrangers’ gross negligence or willful misconduct.  Without limitation of the foregoing, each Bank agrees to reimburse the Agent, the Japan Local Currency Agent and the Arrangers promptly upon demand for its ratable share (determined as specified in the first sentence of this Section 7.09) of any out-of-pocket expenses (including reasonable outside counsel fees) incurred by the Agent, the Japan Local Currency Agent or the Arrangers in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiation, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the Japan Local Currency Addendum, to the extent that the Agent, the Japan Local Currency Agent or the Arrangers are not reimbursed for such expenses by the Borrowers.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01.  Amendments, Etc.

(a)  No amendment or waiver of any provision of this Agreement, the Japan Local Currency Addendum or the Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and the Majority Banks or the Majority Japan Local Currency Banks, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following:  (a) waive any of the conditions specified in Section 3.01, 3.02, or 3.03 (if and to the extent that the Borrowing which is the subject of such waiver would involve an increase in the aggregate outstanding amount of Advances over the aggregate amount of Advances outstanding immediately prior to such Borrowing), (b) increase the Commitments of the Banks (other than pursuant to Section 2.05(c)), increase the Japan Local Currency Commitments, or subject the Banks to any additional obligations, (c) reduce or forgive the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the definition of “Majority Banks” or “Majority Japan Local Currency Banks,” or the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Banks, which shall be required for the Banks, or any of them, to take any action hereunder or under the Japan Local Currency Addendum, or the percentage of the Japan Local Currency Commitments or the aggregate unpaid Japan Local Currency Advances, or the number of Japan Local Currency Banks, which shall be required for the Japan Local Currency Banks, or any of them, to take any action hereunder or under the Japan Local Currency Addendum, (f) amend, modify, or otherwise release CFSC from its obligations under, Article IX hereof or (g) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent or the Japan Local Currency Agent, as applicable, in addition to the Borrower and the Banks required above to take such action, affect the rights or duties of the Agent or the Japan Local Currency Agent, as applicable, under this Agreement, the Japan Local Currency Addendum or any Note.

(b)  Anything herein to the contrary notwithstanding, during such period as a Bank is a Defaulting Bank, to the fullest extent permitted by applicable law, such Bank will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Advances or other extensions of credit of such Bank hereunder will not be taken into account in determining whether the Majority Banks or all of the Banks, as required, have approved any such amendment or waiver (and the definition of “Majority Banks” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase the Commitment of such Defaulting Bank or subject such Defaulting Bank to any additional obligations, postpone the date fixed for any payment of principal or interest owing to such Defaulting Bank hereunder, reduce the principal of, or interest on, the Advances or any fees or other amounts owing to such Defaulting Bank hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Bank.

SECTION 8.02.  Notices, Communications, Etc.

(a)  All notices, demands, requests, consents and other Communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail, except with respect to (x) service of process to any party or (y) communications to any Bank that has previously notified the Agent and the Borrowers that electronic mail is not an acceptable delivery method), and addressed to the party to be notified as follows.

(i)  if to Caterpillar
Caterpillar Inc.
100 N.E. Adams Street
Peoria, Illinois 61629-5370
Attention of: Manager - Corporate Finance Services
Telecopier No.: 309-675-4315
E-Mail Address:  McNaught_G_Dean@cat.com

with a copy to:

Caterpillar Inc.
100 N.E. Adams Street
Peoria, Illinois 61629-6490
Attention: Legal Services – Securities Group
Telecopier No.: 309-494-1467
E-Mail Address: Eppel_Desmond@cat.com

(ii)  if to CFSC or CFC
Caterpillar Financial Services Corporation
2120 West End Avenue
Nashville, Tennessee 37203-0001
Attention of: Treasurer
Telecopier No.: 615-341-8596
E-Mail Address:  David.Kacynski@cat.com

with a copy to:

2120 West End Avenue
Nashville, Tennessee 37203-0001
Attention:  Legal Department – Securities Group
Telecopier No.:  615-341-1083
E-Mail Address:  Bryon.Koepke@cat.com

(iii)  if to the Agent
Citibank, N.A.
Bank Loan Syndications
1615 Brett Rd., Building No. 3
New Castle, Delaware 19720
Attention of: Bank Loan Syndications
Telecopier No.: 212-994-0961
E-Mail Address: tonia.deas@citi.com

with a copy to

Citibank, N.A.
233 South Wacker Drive
Chicago, Illinois 60606
Attention of:  Marianne O’Donnell
Telecopier No.: 312-281-9155
E-Mail Address: marianne.odonnell@citi.com

(iv)  if to any other Bank, to its address (or telecopier number or e-mail address) set forth in its Administrative Questionnaire;

or at such other address as shall be notified in writing (x) in the case of the Borrowers or the Agent, to the other parties and (y) in the case of all other parties, to the Borrowers and the Agent

(b)  Except as otherwise provided in this Agreement, all notices, demands, requests, consents and other Communications described in clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when received by the intended recipient, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by this Section 8.02 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when received by the intended recipient; provided, however, that notices and communications to the Agent pursuant to Article II or Article VII shall not be effective until received by the Agent.  If any notice, demand, request or other communication related to an Event of Default (including, without limitation, any notice of a failure to make a required payment), is delivered by the Agent or any Bank to the Borrower by electronic mail or any other telecommunications device, the Agent or such Bank, as applicable, shall promptly deliver a duplicate copy of such notice, demand, request or other communication to the Borrower by hand (including by overnight courier service) or by mail.

(c)  Notwithstanding clauses (a) and (b) (unless the Agent and the Borrowers agree that the provisions of clause (a) and (b) be followed) and any other provision in this Agreement providing for the delivery of any Approved Electronic Communication by any other means, the Borrowers shall deliver all Approved Electronic Communications to the Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format reasonably acceptable to the Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Agent may notify to the Borrowers.  Nothing in this clause (c) shall prejudice the right of the Agent or any Bank to deliver any Communication to any Borrower in any manner authorized in this Agreement or to request that the Borrowers effect delivery in such manner.

(d)  Each of the Banks and each Borrower agree that the Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Banks by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(e)  Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Banks and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.  In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Banks and each Borrower hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and, subject to subsection (f) below, understands and assumes the risks of such distribution.

(f)  THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”.  NONE OF THE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT FOR ERRORS OR OMISSIONS RESULTING FROM AGENT’S OR AGENT GROUP’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(g)  Each of the Banks and each Borrower agree that the Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Agent’s generally-applicable document retention procedures and policies.

SECTION 8.03.  No Waiver; Remedies.

No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder, under the Japan Local Currency Addendum or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04.  Costs, Expenses and Taxes.

(a)  Caterpillar agrees to pay on written demand all reasonable costs and expenses of the Agent, the Japan Local Currency Agent and each of the Arrangers in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Japan Local Currency Addendum, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent,  the Japan Local Currency Agent and each of the Arrangers with respect thereto and with respect to advising the Agent, the Japan Local Currency Agent and each of the Arrangers as to their rights and responsibilities under this Agreement and the Japan Local Currency Addendum.  The Borrowers further agree to pay all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of the Banks), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement,  the Japan Local Currency Addendum, the Notes and the other documents to be delivered hereunder.  If any such costs or expenses are attributable to a particular Borrower, such costs or expenses shall be paid by such Borrower.  In all other cases, such costs or expenses shall be paid by Caterpillar.

(b)  If any payment of principal of any Eurocurrency Rate Advance or a TIBO Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.09 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or if the Banks receive payments from an Added Bank in connection with the purchase of a participation in Eurocurrency Rate Advances by such Added Bank pursuant to Section 2.05(d), the applicable Borrower shall, upon demand by any Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts as such Bank shall reasonably determine in good faith to be required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment.  Such indemnification shall include, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance; provided, however, that any indemnification for such losses, costs and expenses shall be limited to an amount equal to (i) the principal amount of the Advance paid by such Borrower or the amount of the participation purchased by such Added Bank, as the case may be, times (ii) the number of days remaining in the Interest Period applicable to such Advance, divided by 360, times (iii) the interest differential between the interest rate applicable to such Advance and the rate of interest which would apply on an Advance to such Borrower of the same Type requested on the date of such payment by such Borrower for an Interest Period which most nearly approximates the remaining term of the Interest Period applicable to the Advance paid by such Borrower.  A certificate describing in reasonable detail the amount of such losses, costs and expenses, and specifying therein the Type of loan in reference to which such Bank shall have made its calculations thereof (the “Reference Investment”), submitted to such Borrower and the Agent by such Bank, shall create a rebuttable presumption of the rate applicable to the Reference Investment identified therein.  In making any determination under this Section 8.04(b), each Bank shall use reasonable efforts to minimize the amount payable by such Borrower hereunder to such Bank, provided that such action does not result in any additional cost, loss or expense for such Bank and is not otherwise disadvantageous to such Bank.

(c)  The Borrowers severally agree to indemnify and hold harmless each of the Agent, the Japan Local Currency Agent, each Bank, each Japan Local Currency Bank and each Arranger and each of their Affiliates, directors, officers and employees from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable fees and disbursements of outside counsel) which may be incurred by or asserted against the Agent, the Japan Local Currency Agent, such Bank, such Japan Local Currency Bank or such Arranger or any of its or their respective Affiliates, directors, officers, members, partners, agents, or employees in connection with or arising out of the loan documentation or the transactions contemplated hereby, including but not limited to any investigation, litigation, or proceeding (i) related to any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing are applied or proposed to be applied, directly or indirectly, by such Borrower, whether or not the Agent, the Japan Local Currency Agent, such Bank, such Japan Local Currency Bank or such Arranger or any such director, officer or employee is a party to such transactions or (ii) related to such Borrower’s entering into this Agreement or the Japan Local Currency Addendum, or to any actions or omissions of such Borrower, any of its Subsidiaries or Affiliates or any of its or their respective officers, members, partners, agents, directors or employees in connection therewith.  If any such claims, damages, liabilities and expenses are attributable to a particular Borrower, such indemnity shall be provided by such Borrower.  In all other cases, such indemnity shall be provided by Caterpillar.  No Borrower shall be required to indemnify any such indemnified Person from or against any portion of such claims, damages, liabilities or expenses (x) arising out of the gross negligence or willful misconduct of such indemnified Person or (y) that result from the violation by such indemnified Person of any law, regulation, ordinance, or judicial or governmental agency order.

(d)  The Borrowers’ obligations under this Section 8.04 shall survive the termination of this Agreement and repayment of all advances.

SECTION 8.05.  Right of Set-off.

Upon (i) the occurrence and during the continuance of any Event of Default with respect to a Borrower and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances to such Borrower due and payable pursuant to the provisions of Section 6.01, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement, the Japan Local Currency Addendum, and any Note of such Borrower held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement, the Japan Local Currency Addendum, or such Note and although such obligations may be unmatured.  Each Bank agrees to immediately notify such Borrower and the Agent by telecopy after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

SECTION 8.06.  Binding Effect.

This Agreement shall be deemed to have become effective as of September 20, 2007 when it shall have been executed by the Borrowers, the Japan Local Currency Agent, and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agent, the Japan Local Currency Agent, and each Bank and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all the Banks.

SECTION 8.07.  Assignments and Participations.

(a)
(i)  Each Bank may, upon not less than one (1) Business Day’s prior notice to the Agent and with the prior written consent of the Agent, Caterpillar and CFSC (which consents shall not be unreasonably withheld or delayed; provided, that each of Caterpillar and CFSC shall be deemed to have consented to any assignment unless such Borrowers shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof; provided, further, that no consent of Caterpillar or CFSC shall be required in connection with any assignment (x) to a Bank or a Bank’s Affiliate or (y) to an Eligible Financial Institution if an Event of Default has occurred and is continuing) assign to one or more of such Bank’s Affiliates or to one or more other Banks (or to any Affiliate of such Bank) or to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, Revolving Credit Commitment, its Japan Local Currency Commitment, if applicable, the Advances owing to it and any Note or Notes held by it); provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank’s rights and obligations under this Agreement, and shall be in an amount not less than the lesser of (x) $5,000,000 and (y) the remaining amount of the assigning Bank’s Commitment (calculated as at the date of such assignment) or outstanding Advances (if such Bank’s Commitment has been terminated), (B) no such assignment shall result in any Bank having a Commitment which is more than 20% of the Total Commitment, (C) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance (but not consent), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, other than in connection with assignments to a Bank’s Affiliate, a processing and recordation fee of $3,500, and (D) no such assignment shall be made to any Borrower or any of such Borrower’s Affiliates or Subsidiaries.

(ii)  Upon such execution, delivery and acceptance of any such Assignment and Acceptance, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall, in addition to the rights and obligations hereunder held by it immediately prior to such effective date (if any), have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the Japan Local Currency Addendum, if applicable (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank’s rights and obligations under this Agreement and the Japan Local Currency Addendum, if applicable, such Bank shall cease to be a party hereto and thereto).  Notwithstanding any assignment, each assigning Bank shall continue to have the benefits and obligations of a “Bank” under Section 2.12, Section 8.04 and Section 8.14 hereof to the extent of any Commitments or Advances assigned in accordance herewith.

(b)  By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the Japan Local Currency Addendum or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Japan Local Currency Addendum, or any other instrument or document furnished pursuant hereto or thereto; and (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto.

(c)  The Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Advances owing to, each Bank pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be prima facie evidence of such matters, and the Borrowers, the Agent, the Japan Local Currency Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

(d)  Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with the Notes, if any, subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, (i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to the Borrowers.  Within five (5) Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Note of such Borrower a new Note, if requested, to the order of such assignee and, if the assigning Bank has retained a Commitment hereunder and requested a new Note, a new Note of such Borrower to the order of the assigning Bank.  Such new Note or Notes, if requested, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(e)  Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, Revolving Credit Commitment, Japan Local Currency Commitment, if applicable, the Advances owing to it and the Notes, if any, held by it); provided, however, that (i) such Bank’s obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the Borrowers, the other Banks and the Agent for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, and (iv) the Borrowers, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement.

(f)  Notwithstanding the foregoing, any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including, without limitation, rights to payments of principal of and/or interest on the Advances) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Bank, without prior notice to or consent of the Borrowers or the Agent; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

SECTION 8.08.  Governing Law; Submission to Jurisdiction; Service of Process.

(a)  This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Laws of the State of New York but otherwise without regard to the conflict of law principles thereof).

(b)  Each of the Agent, the Japan Local Currency Agent, each Bank, each Japan Local Currency Bank and each Borrower hereby (i) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any action or proceeding brought in accordance with Section 8.08(c); and (ii) agrees that a final judgment in any action brought in accordance with Section 8.08(c) or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing or delivery of a copy of such process to The Corporation Trust Company, as its agent for the purpose of accepting such process, at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

(c)  Each Borrower irrevocably submits to the exclusive jurisdiction (or, solely in the case of CFC, to the non-exclusive jurisdiction) of (A) any New York State or United States federal court sitting in New York City (and any appellate court hearing appeals from any such court), (B) any Illinois State or United States federal court sitting in Chicago, Illinois (and any appellate court hearing appeals from any such court) and (C) any United States federal court sitting in Nashville, Tennessee (and any appellate court hearing appeals from any such court), in each case, in connection with any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court sitting in New York City or Illinois State court sitting in Chicago, Illinois or, to the extent permitted by law, in such federal court sitting in New York City, Chicago, Illinois or Nashville, Tennessee.  Each of the Agent, the Japan Local Currency Agent, each Bank and each Japan Local Currency Bank hereby submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in New York City (and any appellate court hearing appeals from any such court).

(d)  Nothing in this Section 8.08 shall affect the right of any Borrower, the Agent, the Japan Local Currency Agent, any Bank or any Japan Local Currency Bank to serve legal process in any other manner permitted by law.

SECTION 8.09.  Caterpillar as Agent for the Borrowers.

CFSC and CFC hereby appoint Caterpillar as their agent for purposes of giving notice to or otherwise advising the Agent or the Banks in such instances where this Agreement calls for notice or advice from the Borrowers rather than from a specific Borrower (Caterpillar, in such capacity, being referred to herein as the “Borrower Agent”).  The Banks and the Agent may assume that any advice given to them by Caterpillar in respect of the Borrowers validly represents the collective decision of the Borrowers, and the Banks and the Agent may rely upon such advice in all instances.  Each of CIF and CFC hereby irrevocably waives, to the fullest possible extent, any defense of forum non conveniens.

SECTION 8.10.  Judgment Currency.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Agreement, under the Japan Local Currency Addendum or under any of the Notes in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is given.  To the fullest extent permitted by applicable law, the obligation of any Borrower in respect to any sum due in the Original Currency to the Agent or any Bank shall, notwithstanding any judgment in an Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent or such Bank, as applicable, of any sum adjudged to be so due in the Other Currency, the Agent or such Bank, as applicable, may in accordance with normal banking procedures purchase the Original Currency with the Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to the Agent or such Bank, as applicable, in the Original Currency, the applicable Borrower or Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Bank, as applicable, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due the Agent or such Bank in the Original Currency, the Agent or such Bank, as applicable, agrees to remit to the applicable Borrower or Borrowers such excess.

SECTION 8.11.  Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  A facsimile or PDF copy of any signature hereto shall have the same effect as the original of such signature.

SECTION 8.12.  Waiver of Jury Trial.

EACH BORROWER, THE AGENT, THE JAPAN LOCAL CURRENCY AGENT, EACH BANK AND EACH JAPAN LOCAL CURRENCY BANK IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE JAPAN LOCAL CURRENCY ADDENDUM, OR ANY NOTE.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

SECTION 8.13.  USA Patriot Act Notification.

The following notification is provided to the Borrowers pursuant to Section 326 of the USA Patriot Act:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  Accordingly, when any Borrower opens an account, the Agent and the Banks will ask for the Borrower's name, tax identification number (if applicable), business address, and other information that will allow the Agent and the Banks to identify such Borrower.  The Agent and the Banks may also ask to see such Borrower's legal organizational documents or other identifying documents.

SECTION 8.14.  Confidentiality.

Each of the Agent, the Japan Local Currency Agent, each Bank and each Japan Local Currency Bank agrees to maintain the confidentiality of the Information (as defined below) in accordance with its customary procedures, so long as such procedures provide for a reasonable standard of care (with such standard of care being at least the same standard of care as such Person would exercise to maintain the confidentiality of its own confidential information), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, members, officers, employees, agents, advisors and other representatives who are involved in the transactions contemplated hereby or otherwise have a need to know (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required, in the reasonable determination of the disclosing party, by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) including in connection with any pledge or assignment permitted under Section 8.07(f), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the administration of the facility and the exercise of any remedies hereunder,  under the Japan Local Currency Addendum or under any other document related to or executed in connection herewith or therewith or any action or proceeding relating to this Agreement, the Japan Local Currency Addendum or any other document related to or executed in connection herewith or therewith or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section (except that such agreement shall not contain the exceptions listed in (i) through (iv) of this clause (f)), to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, members, directors, officers, employees, agents, advisors and other representatives), surety, reinsurer, guarantor or credit liquidity enhancer (or their advisors) to or in connection with any swap, derivative or other similar transaction under which payments are to be made by reference to this Agreement, the obligations of the Borrowers hereunder or payments hereunder, (iii) to any rating agency when required by it (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), or (iv) the CUSIP Service Bureau or any similar organization (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or any other breach of an obligation of confidentiality or (y) becomes available to the Agent, the Japan Local Currency Agent, any Bank, any Japan Local Currency Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from the Borrowers or any of their respective Subsidiaries relating to the Borrowers or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to the Agent, the Japan Local Currency Agent, any Bank and any Japan Local Currency Bank on a nonconfidential basis prior to disclosure by the Borrowers or any of their respective Subsidiaries, provided that, in the case of information received from the Borrowers or any of their respective Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, but in no event less than a reasonable degree of care.

SECTION 8.15.  Treatment of Information.

(a)  Certain of the Banks may enter into this Agreement and/or the Japan Local Currency Addendum and take or not take action hereunder or thereunder on the basis of information that does not contain Restricting Information.  Other Banks may enter into this Agreement and/or the Japan Local Currency Addendum and take or not take action hereunder or thereunder on the basis of information that may contain Restricting Information.  Each Bank acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning an issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person.  Neither the Agent nor any of its Related Parties shall, by making any Communications (including Restricting Information) available to a Bank, by participating in any conversations or other interactions with a Bank or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the Agent or any of its Related Parties be responsible or liable in any way for any decision a Bank may make to limit or to not limit its access to Restricting Information.  In particular, none of the Agent nor any of its Related Parties (i) shall have, and the Agent, on behalf of itself and each of its Related Parties, hereby disclaims, any duty to ascertain or inquire as to whether or not a Bank has or has not limited its access to Restricting Information, such Bank’s policies or procedures regarding the safeguarding of material, nonpublic information or such Bank’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Borrower or Bank or any of their respective Related Parties arising out of or relating to the Agent or any of its Related Parties providing or not providing Restricting Information to any Bank.

(b)  Each Borrower agrees that (i) all Communications it provides to the Agent intended for delivery to the Banks whether by posting to the Approved Electronic Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” each Borrower shall be deemed to have authorized the Agent and the Banks to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of Section 8.14) with respect to such Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Banks and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information,” and (iv) the Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information.”  Neither the Agent nor any of its Affiliates shall be responsible for any statement or other designation by an Borrower regarding whether a Communication contains or does not contain material non-public information with respect to any of the Borrowers or their securities nor shall the Agent or any of its Affiliates incur any liability to any Borrower, any Bank or any other Person for any action taken by the Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Bank that may decide not to take access to Restricting Information.  Nothing in this Section 8.15 shall modify or limit a Bank’s obligations under Section 8.14 with regard to Communications and the maintenance of the confidentiality of or other treatment of Information.

(c)  Each Bank acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information.  Accordingly, each Bank agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Bank’s Administrative Questionnaire.  Each Bank agrees to notify the Agent from time to time of such Bank’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(d)  Each Bank acknowledges that Communications delivered hereunder and under the Japan Local Currency Addendum may contain Restricting Information and that such Communications are available to all Banks generally.  Each Bank that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Agent and other Banks may have access to Restricting Information that is not available to such electing Bank.  None of the Agent nor any Bank with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Bank or to use such Restricting Information on behalf of such electing Bank, and shall not be liable for the failure to so disclose or use, such Restricting Information.

(e)  The provisions of the foregoing clauses of this Section 8.15 are designed to assist the Agent, the Banks and the Borrowers, in complying with their respective contractual obligations and applicable law in circumstances where certain Banks express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the Japan Local Currency Addendum or other information provided to the Banks hereunder or thereunder may contain Restricting Information.  Neither the Agent nor any of its Related Parties warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Agent or any of its Related Parties warrant or make any other statement to the effect that Borrower’s or Bank’s adherence to such provisions will be sufficient to ensure compliance by such Borrower or Bank with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Banks and each Borrower assumes the risks associated therewith

SECTION 8.16.  Termination of Prior Agreement.

Citibank, as Agent under the Prior Agreement (the "Existing Agent"), and each of the Banks party to the Prior Agreement (the "Existing Banks"), hereby confirm that upon the Existing Agent's receipt of all principal, accrued interest, fees, expenses, costs and other amounts outstanding under the Prior Agreement, and the Existing Agent's distribution of such amounts to the Existing Banks and any other parties entitled thereto, the Prior Agreement and the commitments of the Existing Banks thereunder shall be terminated, and all of the Borrowers' obligations to the Existing Agent and the Existing Banks under the Prior Agreement shall be terminated (other than contingent indemnity obligations and any other obligations which by the terms of the Prior Agreement expressly survive the termination of the Prior Agreement).  Each of the Borrowers hereby acknowledges and agrees to the termination of the Prior Agreement pursuant to this Section 8.16.

ARTICLE IX
CFSC GUARANTY

SECTION 9.01.  The Guaranty.

CFSC hereby unconditionally and irrevocably guarantees the due and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Advance to CFC, and the due and punctual payment of all other amounts payable by CFC under this Agreement and the Japan Local Currency Addendum.  Upon failure by CFC to pay punctually any such amount, CFSC shall forthwith on demand pay the amount not so paid at the place, in the manner and with the effect otherwise specified in Article II of this Agreement.

SECTION 9.02.  Guaranty Unconditional.

The obligations of CFSC under this Article IX shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)  any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of CFC under this Agreement or the Japan Local Currency Addendum, by operation of law or otherwise, or the exchange, release or non-perfection of any collateral security therefor;

(ii)  any modification or amendment of or supplement to this Agreement, the Japan Local Currency Addendum, or any Note;

(iii)  any change in the corporate existence, structure or ownership of CFC, including the merger of CFC, into another entity, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting CFC or its assets, or any resulting release or discharge of any obligation of CFC under this Agreement or the Japan Local Currency Addendum, as applicable;

(iv)  the existence of any claim, set-off or other rights which CFSC may have at any time against CFC, the Agent, the Japan Local Currency Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(v)  any invalidity or unenforceability relating to or against CFC for any reason of any provision or all of this Agreement or the Japan Local Currency Addendum, or any provision of applicable law or regulation purporting to prohibit the payment by CFC of the principal of or interest on any Advance or any other amount payable by it under this Agreement; or

(vi)  any other act or omission to act or delay of any kind by CFC, the Agent, the Japan Local Currency Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of CFSC’s obligations under this Article IX or of CFC’s obligations under this Agreement or the Japan Local Currency Addendum.

SECTION 9.03.  Discharge Only Upon Payment In Full; Reinstatement in Certain Circumstances.

CFSC’s obligations under this Article IX shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Advances to CFC and all other amounts payable by CFSC and CFC under this Agreement and the Japan Local Currency Addendum shall have been paid in full and shall survive the Termination Date.  If at any time any payment of the principal of or interest on any Advance to CFC or any other amount payable by CFC under this Agreement or the Japan Local Currency Addendum is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of CFC or otherwise, CFSC’s obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

SECTION 9.04.  Waiver by CFSC.

CFSC irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any right be exhausted or any action be taken by the Agent, the Japan Local Currency Agent, any Bank or any other Person against CFC or any other Person or any collateral security.  CFSC waives any benefit of the collateral, if any, which may from time to time secure the Advances to CFC or any of CFC’s other obligations under this Agreement or the Japan Local Currency Addendum, and authorizes the Agent, the Japan Local Currency Agent, or the Banks to take any action or exercise any remedy with respect thereto which the Agent, the Japan Local Currency Agent, or the Banks in its or their discretion shall determine, without notice to CFSC.  In the event the Agent, the Japan Local Currency Agent, or the Banks elect to give notice of any action with respect to any such collateral, ten (10) days’ written notice mailed to CFSC by certified mail at its address set forth in Section 8.02 shall be deemed reasonable notice of any matters contained in such notice.

SECTION 9.05.  Subrogation.

Upon making any payment hereunder, CFSC shall be subrogated to the rights of the Banks against CFC with respect to such payment; provided that CFSC shall not enforce any right or demand or receive any payment by way of subrogation until all amounts of principal of and interest on the Advances to CFC and all other amounts payable by CFC under this Agreement and the Japan Local Currency Addendum have been paid in full.

SECTION 9.06.  Stay of Acceleration.

In the event that acceleration of the time for payment of any amount payable by CFC under this Agreement or the Japan Local Currency Addendum is stayed upon the insolvency, bankruptcy or reorganization of CFC, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by CFSC hereunder forthwith on demand by the Agent for the account of the Banks.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CATERPILLAR INC.

By
Name:
Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION

By
Name:
Title:

CATERPILLAR FINANCE CORPORATION

By
Name:
Title:

CITIBANK, N.A., as Agent

By
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Japan Local Currency Agent

By
Name:
Title:

Banks

COMMITMENT                                REVOLVING CREDIT COMMITMENT

$175,000,000                                           $175,000,000                                           CITIBANK, N.A.

By
Name:
Title:

Domestic Lending Office:
Citibank, N.A.
2 Penns Way, Suite 200
New Castle, Delaware 19720
Attention:  Elizabeth Wier
Phone:  (302) 894-6025
Fax: (302) 994-0161

Eurocurrency Lending Office:
Citibank, N.A.
2 Penns Way, Suite 200
New Castle, Delaware 19720
Attention: Elizabeth Wier
Phone: (302) 894-6025
Fax:  (302) 994-0161

COMMITMENT                                REVOLVING CREDIT COMMITMENT

$131,250,000                                           $131,250,000                                JPMORGAN CHASE BANK, N.A.

By
Name:
Title:

Domestic Lending Office:
JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, TX
Attention: Autumn M. Mashue
Phone:  (713) 427-6199
Fax:  (713) 750-2932

Eurocurrency Lending Office:
JPMorgan Chase Bank, N.A.
1111 Fannin Street, 10th Floor
Houston, TX
Attention: Autumn M. Mashue
Phone:  (713) 427-6199
Fax:  (713) 750-2932

COMMITMENT                     REVOLVING CREDIT COMMITMENT

$131,250,000                                           $131,250,000                                BANK OF AMERICA, N.A.

By
Name:
Title:

Domestic Lending Office:
Bank of America, N.A.
2001 Clayton Rd
Concord, CA
Attention: Tina Obcena
Phone: (925) 675-8768
Fax:  (888) 969-9246

Eurocurrency Lending Office:
Bank of America, N.A.
2001 Clayton Rd
Concord, CA
Attention: Tina Obcena
Phone: (925) 675-8768
Fax:  (888) 969-9246

COMMITMENT                          REVOLVING CREDIT COMMITMENT

$106,250,000                                           $106,250,000                                           ABN AMRO BANK N.V.

By
Name:
Title:

By
Name:
Title:

Domestic Lending Office:
ABN AMRO Bank N.V.
540 W. Madison Street, Suite 2621
Chicago, Illinois  60661
Attention: Credit Administration/Loan Administration
Fax:  (312) 992-5111/5152

with copies to:
ABN AMRO Bank N.V.
540 W. Madison Street, Suite 2711
Chicago, Illinois  60661
Attention:   Ignacio Pineros
Fax:  (312) 992-1727

Eurocurrency Lending Office:
Same as above.

COMMITMENT                                REVOLVING CREDIT COMMITMENT

$112,500,000                                           $112,500,000                                BARCLAYS BANK PLC

By
Name:
Title:

Domestic Lending Office:
Barclays Bank PLC
200 Park Avenue, 4th Floor
New York, NY  10166
Attention: Nicholas Bell
Phone:   (212) 412-4029
Fax:   (212) 412-7600

Eurocurrency Lending Office:
Barclays Bank PLC
200 Park Avenue, 4th Floor
New York, NY  10166
Attention: Nicholas Bell
Phone: (212) 412-4029
Fax:  (212) 412-7600

COMMITMENT                     REVOLVING CREDIT COMMITMENT

$106,250,000                                           $106,250,000                                SOCIÉTÉ GÉNÉRALE

By
Name:
Title:

Domestic Lending Office:
Société Générale
1221 Avenue of Americas
New York NY  10020
Attention: Kimberly Metzger
Phone:   (312) 578-5123
Fax: (312) 578-5099

Eurocurrency Lending Office:
Société Générale
1221 Avenue of Americas
New York NY  10020
Attention: Kimberly Metzger
Phone:   (312) 578-5123
Fax:  (312) 578-5099

COMMITMENT                   REVOLVING CREDIT COMMITMENT

$62,500,000                                    $62,500,000                                WESTLB AG, NEW YORK BRANCH

By
Name:
Title:

By
Name:
Title:

Domestic Lending Office:
WestLB AG, New York Branch
1211 Avenue of the Americas, 24th Floor
Attention: Lyndon Solivan
Phone:   (212) 852-6394
Fax:  (212) 302-7946

Eurocurrency Lending Office:
WestLB AG, New York Branch
1211 Avenue of the Americas, 24th Floor
Attention: Lyndon Solivan
Phone:  (212) 852-6394
Fax:   (212) 302-7946

COMMITMENT                       REVOLVING CREDIT COMMITMENT

$75,000,000                                       $75,000,000                          ROYAL BANK OF CANADA

By
Name:
Title:

Domestic Lending Office:
Royal Bank of Canada, New York Branch
One Liberty Plaza
New York, NY  10006
Attention:  GLA Administrator
Phone: (416) 955-6569/(212) 428-6212
Fax: (416) 955-6720/(212) 428-2372

Eurocurrency Lending Office:
Royal Bank of Canada, New York Branch
One Liberty Plaza
New York, NY  10006
Attention:  GLA Administrator
Phone:  (416) 955-6569/(212) 428-6212
Fax:  (416) 955-6720/(212) 428-2372

COMMITMENT                          REVOLVING CREDIT COMMITMENT

$50,000,000                                      $50,000,000                          TORONTO DOMINION (TEXAS) LLC

By
Name:
Title:

Domestic Lending Office:
TD Securities
Royal Trust Tower
77 King Street West
18th Floor
Toronto, Ontario M5K 1A2
Attention:  Gail Cuthbert
Phone:  (416) 307-6107
Fax: (416) 983-1708

Eurocurrency Lending Office:
TD Securities
Royal Trust Tower
77 King Street West
18th Floor
Toronto, Ontario M5K 1A2
Attention:  Gail Cuthbert
Phone:  (416) 307-6107
Fax:  (416) 983-1708

COMMITMENT             REVOLVING CREDIT COMMITMENT

$25,000,000                                  $25,000,000                                AUSTRALIA AND NEW ZEALAND
                                             BANKING GROUP LIMITED

By
Name:
Title:

Domestic Lending Office:
Australia and New Zealand Banking Group Limited
1177 Avenue of the Americas, 6th Floor
New York, NY  10036
Attention: Doreen Klingenbeck
Phone:  (212) 801-9726
Fax: (212) 556-4826

Eurocurrency Lending Office:
Australia and New Zealand Banking Group Limited
1177 Avenue of the Americas, 6th Floor
New York, NY  10036
Attention: Doreen Klingenbeck
Phone:  (212) 801-9726
Fax:  (212) 556-4826

COMMITMENT   REVOLVING CREDIT COMMITMENT

$75,000,000                         $0                              THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By
Name:
Title:

Domestic Lending Office:
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
227 West Monroe, Suite 2300
Chicago, IL  60606
Attention:  Alex Lam
Phone:   (312) 696-4662
Fax:    (312) 696-4535

Eurocurrency Lending Office:
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
227 West Monroe, Suite 2300
Chicago, IL  60606
Attention:  Alex Lam
Phone:   (312) 696-4662
Fax:  (312) 696-4535

COMMITMENT                    REVOLVING CREDIT COMMITMENT

$75,000,000                              $75,000,000                             LLOYDS TSB BANK plc

By
Name:
Title:

By
Name:
Title:

Domestic Lending Office:
Lloyds TSB Bank plc
1251 Avenue of the Americas—39th Floor
New York, NY  10020
Attention: Windsor Davies
Phone: (212) 930-8909
Fax: (212) 930-5098

Eurocurrency Lending Office:
Lloyds TSB Bank plc
1251 Avenue of the Americas—39th Floor
New York, NY  10020
Attention: Pat Kilian
Phone:  (212) 930-8914
Fax:  (212) 930-5098

COMMITMENT             REVOLVING CREDIT COMMITMENT

$50,000,000                                $50,000,000                          STANDARD CHARTERED BANK

By
Name:
Title:

By
Name:
Title:

Domestic Lending Office:
Standard Chartered Bank
One Madison Avenue
New York, NY  10010
Attention: David B. Edwards
Phone:  (212) 667-0178
Fax:   (212) 667-0273

Eurocurrency Lending Office:
Standard Chartered Bank
One Madison Avenue
New York, NY  10010
Attention: David B. Edwards
Phone:   (212) 667-0178
Fax:   (212) 667-0273

COMMITMENT         REVOLVING CREDIT COMMITMENT

$50,000,000                                $50,000,000                      COMMERZBANK AG, NEW YORK AND
                                        GRAND CAYMAN BRANCHES

By
Name:
Title:

By
Name:
Title:

Domestic Lending Office:
Commerzbank AG, New York and Grand Cayman Branches
Two World Financial Center
New York, NY  10281
Attention: Victoria Montero
Phone:  (212) 266-7441
Fax:  (212) 266-7593

Eurocurrency Lending Office:
Commerzbank AG, New York and Grand Cayman Branches
Two World Financial Center
New York, NY  10281
Attention: Victoria Montero
Phone:  (212) 266-7441
Fax: (212) 266-7593

COMMITMENT        REVOLVING CREDIT COMMITMENT

$75,000,000                                $75,000,000                                WILLIAM STREET COMMITMENT CORPORATION
                                           (Recourse only to assets of William
                                               Street Commitment Corporation)

By
Name:
Title:

Domestic Lending Office:
William Street Commitment Corporation
85 Broad Street
6th Floor
New York, NY  10004
Attention:  Philip Green
Phone:    (212) 357-7570
Fax:  (212) 357-4597

Eurocurrency Lending Office:
William Street Commitment Corporation
85 Broad Street
6th Floor
New York, NY  10004
Attention:  Philip Green
Phone:   (212) 357-7570
Fax: (212) 357-4597

COMMITMENT         REVOLVING CREDIT COMMITMENT

$75,000,000                                $75,000,000                      MERRILL LYNCH BANK USA

By
Name:
Title:

Domestic Lending Office:
Merrill Lynch Bank USA
15 W. South Temple, Suite 300
Salt Lake City, UT  84101
Attention:  Mark Cannon
Phone:  (801) 933-8631
Fax:   (801) 359-4667

Eurocurrency Lending Office:
Merrill Lynch Bank USA
15 W. South Temple, Suite 300
Salt Lake City, UT  84101
Attention:  Mark Cannon
Phone: (801) 933-8631
Fax:   (801) 359-4667

COMMITMENT          REVOLVING CREDIT COMMITMENT

$37,500,000                                $37,500,000                      ING BANK N.V., DUBLIN BRANCH

By
Name:
Title:

Domestic Lending Office:
ING Bank N.V., Dublin Branch
49 St. Stephen’s Green
Dublin 2
Ireland
Attention: Shaun Hawley
Phone:    353-1-638-4024
Fax:  353-1-638-4050

Eurocurrency Lending Office:
ING Bank N.V., Dublin Branch
49 St. Stephen’s Green
Dublin 2
Ireland
Attention: Shaun Hawley
Phone:  353-1-638-4024
Fax:  353-1-638-4050

COMMITMENT            REVOLVING CREDIT COMMITMENT

$50,000,000                                $50,000,000                          THE BANK OF NEW YORK

By
Name:
Title:

Domestic Lending Office:
The Bank of New York
One Wall Street
New York NY  10286
Attention:  Kathy D’Elena
Phone:   (212) 635-6691
Fax:  (212) 635-7923

Eurocurrency Lending Office:
The Bank of New York
One Wall Street
New York NY  10286
Attention:  Kathy D’Elena
Phone:   (212) 635-6691
Fax:  (212) 635-7923

COMMITMENT             REVOLVING CREDIT COMMITMENT

$37,500,000                                $37,500,000                          U.S. BANK NATIONAL ASSOCIATION

By
Name:
Title:

Domestic Lending Office:
U.S. Bank National Association
209 South LaSalle Street
Chicago, IL  60604
Attention:  James DeVries
Phone:  (312) 325-8885
Fax:  (312) 325-8754

Eurocurrency Lending Office:
U.S. Bank National Association
209 South LaSalle Street
Chicago, IL  60604
Attention:  James DeVries
Phone:  (312) 325-8885
Fax: (312) 325-8754

COMMITMENT           REVOLVING CREDIT COMMITMENT

$25,000,000                                $25,000,000                      BANCA NAZIONALE DEL LAVORO S.p.A.,
                                   NEW YORK BRANCH

By
Name:
Title:

By
Name:
Title:

Domestic Lending Office:
Banca Nazionale Del Lavoro S.p.A., New York Branch
51 West 52nd Street
New York, NY  10019
Attention:  Anna Hernandez
Phone:  (212) 314-0679
Fax:  (212) 765-2978

Eurocurrency Lending Office:
Banca Nazionale Del Lavoro S.p.A., New York Branch
51 West 52nd Street
New York, NY  10019
Attention:  Anna Hernandez
Phone:   (212) 314-0679
Fax:   (212) 765-2978

COMMITMENT           REVOLVING CREDIT COMMITMENT

$25,000,000                          $25,000,000                              KBC BANK N.V.

By
Name:
Title:

By
Name:
Title:

Domestic Lending Office:
KBC Bank N.V.
1177 Avenue of the Americas
New York, NY  10036
Attention:  Marilou Ignacio
Phone:  (212) 541-0664
Fax:  (212) 956-5581

Eurocurrency Lending Office:
KBC Bank N.V.
1177 Avenue of the Americas
New York, NY  10036
Attention:  Marilou Ignacio
Phone:   (212) 541-0664
Fax:   (212) 956-5581

COMMITMENT         REVOLVING CREDIT COMMITMENT

$25,000,000                                $25,000,000                                THE NORTHERN TRUST COMPANY

By
Name:
Title:

Domestic Lending Office:
The Northern Trust Company
50 S. LaSalle Street
Chicago, IL  60605
Attention: Sharon Jackson
Phone: (312) 630-1605
Fax:  (312) 630-1566

Eurocurrency Lending Office:
The Northern Trust Company
50 S. LaSalle Street
Chicago, IL  60605
Attention: Sharon Jackson
Phone:   (312) 630-1605
Fax: (312) 630-1566

COMMITMENT           REVOLVING CREDIT COMMITMENT

$50,000,000                                $50,000,000                                WESTPAC BANKING CORPORATION

By
Name:
Title:

Domestic Lending Office:
Westpac Banking Corporation
575 Fifth Avenue, 39th Floor
New York, NY
Attention:
Phone:
Fax:

Eurocurrency Lending Office:
Westpac Banking Corporation
575 Fifth Avenue, 39th Floor
New York, NY
Attention:
Phone:
Fax:

TOTAL COMMITMENT               TOTAL REVOLVING CREDIT COMMITMENT:

$1,625,000,000                                                      $1,550,000,000

SCHEDULE 4.01(h)
ERISA MATTERS

In August 2010 Electro-Motive Diesel, Inc. ("EMD") became a wholly owned indirect subsidiary of Caterpillar.  As a result of an actuarial miscalculation, the third quarter 2009 payment of the minimum required contribution under the Individual Retirement Plan for Hourly Employees of EMD, payable October 15, 2009, was $1,905 less than the required minimum amount due on that date.  This shortfall continued, but did not increase, with the following quarterly payment on January 15, 2010.  The shortfall plus a related penalty of $88 was included as part of the final payment for the minimum required contribution for 2009 on September 15, 2010.

EXHIBIT A
FORM OF NOTE

Dated:  __________, 200_

FOR VALUE RECEIVED, the undersigned, [Caterpillar Inc./Caterpillar Financial Services Corporation] (the “Borrower”), HEREBY PROMISES TO PAY to the order of _________________________________________________________________
_________________________________________________________________
________________________________ (the “Bank”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of each Advance (as defined below) made by the Bank to the Borrower pursuant to the Credit Agreement (as defined below) on the last day of the Interest Period (as defined in the Credit Agreement) for such Advance.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in the currency and to the office of the Agent specified pursuant to the Credit Agreement, in same day funds.  Each Advance made by the Bank to the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement (Five-Year Facility) dated as of September 20, 2007, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among the Borrower, [names of the other Borrowers under the Credit Agreement] (together with the Borrower, the “Borrowers”) the Bank and certain other banks parties thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for the Bank and such other banks.  The Credit Agreement, among other things, (i) provides for the making of advances (the “Advances”) by the Bank to the Borrowers from time to time in an aggregate amount not to exceed at any time outstanding such Bank’s Commitment (as defined in the Credit Agreement) at such time, the indebtedness of the Borrower resulting from each such Advance to the Borrower being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States (including Sections 5-1401 and 5-1402 of the General Obligations Laws of the State of New York but otherwise without regard to the conflict of laws principles thereof).

[CATERPILLAR INC./CATERPILLAR
FINANCIAL SERVICES CORPORATION]

By
Title:

ADVANCES, MATURITIES, AND PAYMENTS OF PRINCIPAL

Date	Type of Advance	Currency and Amount of Advance	Maturity of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT B-1
NOTICE OF REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
1615 Brett Rd., Building No. 3
New Castle, Delaware 19720
Attention: Bank Loan Syndications

Citicorp North America, Inc.
227 W. Monroe St., 25th Floor
Chicago, Illinois 60606
Attention:  Marianne O’Donnell

Ladies and Gentlemen:

The undersigned, [Caterpillar Inc./Caterpillar Financial Services Corporation], refers to the Credit Agreement (Five-Year Facility) dated as of September 20, 2007, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, [names of the other Borrowers under the Credit Agreement], certain Banks parties thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the “Proposed Revolving Credit Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i)           The Business Day of the Proposed Revolving Credit Borrowing is __________, 200_.

(ii)           The Type of Revolving Credit Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

(iii)           The currency of the Proposed Revolving Credit Borrowing is ______.

(iv)           The aggregate amount of the Proposed Revolving Credit Borrowing is $__________.

(v)           The Interest Period for each Advance made as part of the Proposed Revolving Credit Borrowing is [30 days] [_____ month[s]].

(vi)           The proceeds of the Proposed Revolving Credit Borrowing should be remitted in same day funds to [Account Number, Bank Name, Account Name, ______].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

(A)           the representations and warranties contained in Section 4.01 [(excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof)]1 [(excluding those contained in the second sentence of subsection (e) thereof)]2 [and Section 4.02]3 are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B)           no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default with respect to any Borrower [or would constitute an Event of Default with respect to any Borrower but for the requirement that notice be given or time elapse or both].2

Very truly yours,

[CATERPILLAR INC./CATERPILLAR
FINANCIAL SERVICES CORPORATION]

By
Title:

1           To be included in Notices of Revolving Credit Borrowing pursuant to Section 3.02, unless Section 3.03 shall apply.
2           To be included in Notices of Revolving Credit Borrowing pursuant to Section 3.03.
3           To be included in Notices of Revolving Credit Borrowing from CFSC.

EXHIBIT B-2
NOTICE OF JAPAN LOCAL CURRENCY BORROWING

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
  as Japan Local Currency Agent
Corporate Banking Division No. 3, Corporate Banking Group
7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan
Attention:  Mr. Shu Ohsuga

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
1615 Brett Rd., Building No. 3
New Castle, Delaware 19720
Attention:  Bank Loan Syndications

Citicorp North America, Inc.
227 W. Monroe St., 25th Floor
Chicago, Illinois 60606
Attention:  Marianne O’Donnell

Ladies and Gentlemen:

The undersigned, Caterpillar Finance Corporation, refers to (1) the Credit Agreement (Five-Year Facility) dated as of September 20, 2007, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the undersigned, Caterpillar Inc., Caterpillar Financial Services Corporation (“CFSC”), certain Banks parties thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks, and (2) the Japan Local Currency Addendum dated as of September 20, 2007, among the undersigned, CFSC, the Japan Local Currency Banks party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent (the “Addendum”).  The undersigned hereby gives you notice, irrevocably, pursuant to Section 2.03A of the Credit Agreement and the Addendum that the undersigned hereby requests a Japan Local Currency Borrowing under the Credit Agreement and the Addendum, and in that connection sets forth below the information relating to such Japan Local Currency Borrowing (the “Proposed Borrowing”) as required by Section 2.03A of the Credit Agreement:

(i)           The Business Day of the Proposed Borrowing is __________, 200_. This [is][is not] a same-day Borrowing request.

(ii)           The Type of Japan Local Currency Advances comprising the Proposed Borrowing is [Japan Base Rate Advances] [TIBO Rate Advances].

(iii)           The aggregate amount of the Proposed Borrowing is $__________.

(iv)           The Interest Period for each Advance made as part of the Proposed Borrowing is [30 days] [_____ month[s]].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)           the representations and warranties contained in Section 4.01 [(excluding those contained in the second sentence of subsection (e) and in subsection (f) thereof)]4 [(excluding those contained in the second sentence of subsection (e) thereof)]5 and Section 4.02 are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B)           no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default with respect to any Borrower [or would constitute an Event of Default with respect to any Borrower but for the requirement that notice be given or time elapse or both].7

Very truly yours,

CATERPILLAR FINANCE CORPORATION

By
Title:

4           To be included in Notices of Borrowing pursuant to Section 3.02, unless Section 3.03 shall apply.
5           To be included in Notices of Borrowing pursuant to Section 3.03.

EXHIBIT B-3
NOTICE OF ALLOCATION

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
1615 Brett Rd., Building No. 3
New Castle, Delaware 19720
Attention: Bank Loan Syndications

Citicorp North America, Inc.
227 W. Monroe St., 25th Floor
Chicago, Illinois 60606
Attention:  Marianne O’Donnell

Ladies and Gentlemen:

The undersigned, Caterpillar Inc., as Borrower Agent on behalf of itself, Caterpillar Financial Services Corporation and Caterpillar Finance Corporation (the “Borrowers”), refers to the Credit Agreement (Five-Year Facility) dated as of September 20, 2007, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrowers, certain Banks parties thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Bank, and Citibank, N.A., as Agent for said Banks, and hereby gives you notice, pursuant to Section 2.01(b) of the Credit Agreement that the Borrowers request a re-allocation of the Total Commitment, and in that connection sets forth below the information relating to such re-allocation as required by Section 2.01(b) of the Credit Agreement:

(i)  The Business Day of the proposed re-allocation is ________, 200_.

(ii)  The Allocation for each of Caterpillar Inc. and Caterpillar Financial Services Corporation after giving effect to such re-allocation is as follows:

Borrower                                                                Allocation

Caterpillar Inc.                                                       $________

Caterpillar Financial Services Corporation                $________

Very truly yours,

CATERPILLAR INC.

By:
Title:

EXHIBIT B-4
NOTICE OF BANK ADDITION

Citibank, N.A., as Agent
for the Banks parties
to the Credit Agreement
referred to below
1615 Brett Rd., Building No. 3
New Castle, Delaware 19720
Attention: Bank Loan Syndications

Citicorp North America, Inc.
227 West Monroe St., 25th Floor
Chicago, Illinois 60606
Attention:  Marianne O’Donnell

Ladies and Gentlemen:

The undersigned, Caterpillar Inc., Caterpillar Financial Services Corporation and Caterpillar Finance Corporation (the “Borrowers”), refer to the Credit Agreement (Five-Year Facility) dated as of September 20, 2007, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement,” the terms defined therein being used herein as therein defined), among the Borrowers, certain Banks parties thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks, and hereby give you notice, pursuant to Section 2.05(c) of the Credit Agreement that the Borrowers request a Bank Addition, and in that connection set forth below the information relating to such proposed Bank Addition (the “Proposed Bank Addition”) as required by Section 2.05(c) of the Credit Agreement:

(i)  The Business Day of the Proposed Bank Addition is ________, 200_.

(ii)  The name and address of the proposed Added Bank are as follows:

______________________________
______________________________
______________________________

(iii)  The amount of the Commitment of the proposed Added Bank, after giving effect to the Proposed Bank Addition, would be $__________.

Very truly yours,

CATERPILLAR INC.

By: ______________________________
Title:

CATERPILLAR FINANCIAL SERVICES
CORPORATION

By: ______________________________
Title:

CATERPILLAR FINANCE CORPORATION

By: ______________________________
Title:

EXHIBIT C-1
ASSIGNMENT AND ACCEPTANCE
Dated _______________, 200_

Reference is made to the Credit Agreement (Five-Year Facility) dated as of September 20, 2007, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Caterpillar Inc., Caterpillar Financial Services Corporation and Caterpillar Finance Corporation (the “Borrowers”), the Banks (as defined in the Credit Agreement), The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for the Banks (the “Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meaning.

_____________ (the “Assignor”) and ___________________ (the “Assignee”) agree as follows:

1.           The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the percentage interest specified on Schedule 1 hereto in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, such percentage interest in (i) the Assignor’s Commitment and Revolving Credit Commitment, which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) are in the dollar amounts specified as the Assignor’s Commitment and Revolving Credit Commitment on Schedule 1 hereto, which Commitment is allocated between Caterpillar and CFSC, the Assignor’s Allocated Commitment for each such Borrower as of the date hereof being set forth on Schedule 1 hereto; [(ii) the Assignor’s Japan Local Currency Commitment, which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the Assignor’s Japan Local Currency Commitment on Schedule 1 hereto; (ii)/(iii)]6 the aggregate outstanding principal amount of Advances owing to the Assignor by each Borrower, which on the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof) is in the dollar amount specified as the aggregate outstanding principal amount of Advances owing to the Assignor from such Borrower on Schedule 1 hereto; and (iii)/(iv) the Notes, if any, held by the Assignor.

2.           The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the Japan Local Currency Addendum or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Japan Local Currency Addendum or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement, the Japan Local Currency Addendum or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes, if any, referred to in paragraph 1 above and requests that the Agent exchange each such Note from each Borrower for a new Note executed by such Borrower payable to the order of the Assignee or new Notes executed by such Borrower payable to the order of the Assignee and the Assignor, as applicable.

3.           Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance by the Agent.  The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless a later date therefor is specified on Schedule 1 hereto (the “Effective Date”).

4.           Upon such acceptance by the Agent, as of the Effective Date, (i) the Assignee shall, in addition to the rights and obligations under the Credit Agreement [and the Japan Local Currency Addendum]7 held by it immediately prior to the Effective Date, have the rights and obligations under the Credit Agreement [and the Japan Local Currency Addendum]8 that have been assigned to it pursuant to this Assignment and Acceptance and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement [and the Japan Local Currency Addendum]9.

5.           Upon such acceptance by the Agent, from and after the Effective Date, the Agent [and the Japan Local Currency Agent]10 shall make all payments under the Credit Agreement [,the Japan Local Currency Addendum]11 and the Notes, if any, in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and Facility Fees with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement [, the Japan Local Currency Addendum]12 and the Notes, if any, for periods prior to the Effective Date directly between themselves.

6.           This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Laws of the State of New York but otherwise without regard to the conflict of law principles thereof).

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

6        Applicable if Assignor is a Japan Local Currency Bank.
7        Applicable if Assignor is a Japan Local Currency Bank.
8        Applicable if Assignor is a Japan Local Currency Bank.
9        Applicable if Assignor is a Japan Local Currency Bank.
10       Applicable if Assignor is a Japan Local Currency Bank.
11       Applicable if Assignor is a Japan Local Currency Bank.
12       Applicable if Assignor is a Japan Local Currency Bank.

Schedule 1
to
Assignment and Acceptance
Dated __________, 200_

Section  1.

Percentage Interest:                                                                        __________%
Assignor’s Commitment:                                                                 $_________
Assignor’s Revolving Credit Commitment:                                         $_________
[Assignor’s Japan Local Currency Commitment:]                               $_________
(a)  Allocated Commitment to Caterpillar                                           $_________
(b)  Allocated Commitment to CFSC                                                 $_________

Aggregate Outstanding Principal

Amount of Revolving Credit Advances owing to the
Assignor by:
(a)  Caterpillar                                                                               $_________
(b)  CFSC                                                                                     $_________

 [Amount of Japan Local Currency Advances owing
            to the Assignor]                                                                $_________

Section  2.

Notes, if any, payable to the order
   of the Assignee
(a)  Borrower:  Caterpillar

Dated:           _____________, 200_

(b)  Borrower:  CFSC

Dated:           _____________, 200_

Notes, if any, payable to the order
   of the Assignor

(a)  Borrower:  Caterpillar

Dated:           _____________, 200_

(b)  Borrower:  CFSC

Dated:           _____________, 200_

Section  3.

Effective Date 13:                                                                                     ________, 200_

Section  4.

Domestic Lending Office                                                                          ______________

Eurocurrency Lending Office                                                                     ______________

[NAME OF ASSIGNOR]

By:___________________________
Title:

[NAME OF ASSIGNEE]

By:___________________________
Title:

13           This date should be no earlier than the date of acceptance by the Agent.

Accepted this _____ day
of _________________, 200_

[NAME OF AGENT], as Agent

By:___________________________
Title:

[NAME OF JAPAN LOCAL CURRENCY AGENT], as Japan Local Currency Agent

By:___________________________
Title:

Agreed to this                                _____ day
of _____________, 200_ 14

CATERPILLAR INC.

By:___________________________
Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:___________________________
Title:

14           To be included when consent of the Borrowers is required pursuant to Section 8.07(a)(i).

EXHIBIT C-2
ASSUMPTION AND ACCEPTANCE
Dated _______________, 200_

Reference is made to the Credit Agreement (Five-Year Facility) dated as of September 20, 2007, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Caterpillar Inc., Caterpillar Financial Services Corporation and Caterpillar Finance Corporation (the “Borrowers”), the Banks (as defined in the Credit Agreement), The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Bank and Citibank, N.A., as Agent for the Banks (the “Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meaning.

The Borrowers and ___________________ (the “Added Bank”) agree as follows:

1.           The Borrowers have requested the Added Bank to [become a Bank under the Credit Agreement and to accept and make a Commitment and Revolving Credit Commitment [and Japan Local Currency Commitment] under the Credit Agreement in the amounts set forth on Schedule 1 hereto]15 [increase its Commitment and Revolving Credit Commitment [and Japan Local Currency Commitment] under the Credit Agreement to the amounts set forth on Schedule 1 hereto]16 and the Added Bank has agreed to so [become a Bank and accept and make a Commitment and Revolving Credit Commitment [and Japan Local Currency Commitment] under the Credit Agreement in such amounts]17 [increase its Commitment and Revolving Credit Commitment [and Japan Local Currency Commitment] under the Credit Agreement to such amounts].18  The Added Bank agrees, upon the Effective Date of this Assumption and Acceptance, to purchase a participation in any Revolving Credit Advances [Japan Local Currency Advances] which are outstanding on the Effective Date in the amount determined pursuant to Section 2.05(d) of the Credit Agreement.

2.           The Added Bank hereby acknowledges and agrees that neither the Agent nor any Bank (i) has made any representation or warranty, nor assumed any responsibility, with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the Japan Local Currency Addendum, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Japan Local Currency Addendum or any other instrument or document furnished pursuant thereto; or (ii) has made any representation or warranty, nor assumed any responsibility, with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Credit Agreement, the Japan Local Currency Addendum or any other instrument or document furnished pursuant thereto.

3.           Following the execution of this Assumption and Acceptance by the Added Bank and the Borrowers, it will be delivered to the Agent for acceptance by the Agent.  The effective date of this Assumption and Acceptance shall be the date of acceptance thereof by the Agent, unless a later date therefor is specified on Schedule 1 hereto (the “Effective Date”).

4.           Upon such acceptance by the Agent, as of the Effective Date, (i) the Added Bank shall, in addition to the rights and obligations under the Credit Agreement held by it immediately prior to the Effective Date, if any, have the rights and obligations under the Credit Agreement that have been assumed by it pursuant to this Assumption and Acceptance.

5.           Upon such acceptance by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes, if any, in respect of the Commitment and Revolving Credit Commitment [and Japan Local Currency Commitment] assumed hereby (including, without limitation, all payments of principal, interest and Facility Fees with respect thereto) to the Added Bank.

6.           This Assumption and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Laws of the State of New York but otherwise without regard to the conflict of law principles thereof).

IN WITNESS WHEREOF, the Added Bank and the Borrowers have caused this Assumption and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

15           To be used if the Added Bank is not already a Bank under the Credit Agreement.
16           To be used if the Added Bank is already a Bank under the Credit Agreement.
17           To be used if the Added Bank is not already a Bank under the Credit Agreement.
18           To be used if the Added Bank is already a Bank under the Credit Agreement.

Schedule 1
to
Assumption and Acceptance
Dated __________, 200_

Section  1.

Added Bank’s Commitment after
giving effect to this Assumption
and Acceptance:                                                                                     $_________

Added Bank’s Revolving Credit Commitment
after giving effect to this Assumption
and Acceptance:                                                                                     $_________

[Added Bank’s Japan Local Currency Commitment
after giving effect to this Assumption
and Acceptance:                                                                                     $_________]

Section  2.

Effective Date 19:                                                                                     ________, 200_

Section  3.

Domestic Lending Office                                                                           ______________

Eurocurrency Lending Office                                                                      ______________

[Japan Local Currency Lending Office                                                         ______________]

CATERPILLAR INC.

By:___________________________
Title:

CATERPILLAR FINANCIAL
SERVICES CORPORATION

By:___________________________
Title:

CATERPILLAR FINANCE CORPORATION

By:___________________________
Title:

19           This date should be no earlier than the date of acceptance by the Agent.

[NAME OF ADDED BANK]

By:___________________________
Title:

Accepted this _____ day
of _________________, 200_

[NAME OF AGENT]

By:___________________________
Title:

EXHIBIT D
FORM OF OPINION OF COUNSEL
FOR EACH OF CATERPILLAR AND CFSC

[Closing Date]

To each of the Banks parties
to the Credit Agreement
(Five-Year Facility) dated as of
September 20, 2007, among
Caterpillar Inc., Caterpillar
Financial Services Corporation,
Caterpillar Finance Corporation,
said Banks, Citibank, N.A., as Agent,
and The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
as Japan Local Currency Agent

Re:  [Name of Applicable Borrower]

Ladies and Gentlemen:

I am [General Counsel/General Attorney] of [Name of Applicable Borrower], a [Type of Organization] (the “Borrower”), and give this opinion pursuant to Section 3.01(d) of the Credit Agreement (Five-Year Facility) dated as of September 20, 2007 (the “Credit Agreement”), among the Borrower, [names of other Borrowers under the Credit Agreement], the Banks parties thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, N.A., as Agent for said Banks.  Terms defined in the Credit Agreement are used herein as therein defined.

I have examined the Credit Agreement; [the Japan Local Currency Addendum;] the documents furnished by the Borrower pursuant to Article III of the Credit Agreement; the [Certificate of Incorporation] of the Borrower and all amendments thereto (the “Charter”); and the [bylaws] of the Borrower and all amendments thereto (the “Bylaws”).  In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Borrower, certificates of public officials, and agreements, instruments and other documents, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion.

In rendering my opinion, I have assumed the due authorization, execution and delivery of each document referred to herein by all parties to such document other than the Borrower.

Based upon the foregoing, and subject to the comments and qualifications set forth below, it is my opinion that:

1.           The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the [INSERT APPROPRIATE JURISDICTION] and is duly qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which failure to qualify may materially adversely affect (i) the financial condition or operations of the Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Credit Agreement [, the Japan Local Currency Addendum]20 and its Notes.

2.           The execution, delivery and performance by the Borrower of the Credit Agreement [, the Japan Local Currency Addendum]21  and the Notes to be executed by it are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under (i) the Charter or the Bylaws or (ii) any law, rule or regulation applicable to the Borrower or (iii) any material agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower.

3.           No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Credit Agreement [, the Japan Local Currency Addendum]22 and the Notes to be executed by it.

4.           The Credit Agreement [, the Japan Local Currency Addendum]23 and its Notes have been duly executed and delivered by a duly authorized officer of the Borrower.  Assuming that the Agent, the Japan Local Currency Agent, and each Bank party to the Credit Agreement as of the date hereof have duly executed and delivered the Credit Agreement and that each such Bank has notified the Agent that such Bank has executed the Credit Agreement, [, and assuming that the Japan Local Currency Agent and each Japan Local Currency Bank party to the Japan Local Currency Addendum as of the date hereof have duly executed and delivered the Japan Local Currency Addendum and that each such Japan Local Currency Bank has notified the Agent that such Japan Local Currency Bank has executed the Japan Local Currency Addendum] the Credit Agreement is, [the Japan Local Currency Addendum is,] the Notes executed and delivered by the Borrower on or prior to the date hereof are, and any other Notes when executed and delivered by the Borrower pursuant to the terms of the Credit Agreement will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by the effect of general principles of equity.

5.           There is no pending or, to the best of my knowledge, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which purports to affect the legality, validity or enforceability of the Credit Agreement [, the Japan Local Currency Addendum,] or any Note or which is reasonably likely to materially adversely affect (i) the financial condition or operations of the Borrower and its consolidated Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Credit Agreement [, the Japan Local Currency Addendum] and the Notes to be executed by it.

I express no opinion as to (i) Sections 2.13 and 8.05 of the Credit Agreement, insofar as they provide that any Bank purchasing a participation from another Bank pursuant thereto to may exercise set-off or similar rights with respect to such participation or that any affiliate of a Bank may exercise set-off or similar rights with respect to such Bank’s claims under the Credit Agreement or the Notes or (ii) Section 2.12(c), 7.05 or 8.04(c), to the extent that any such section may be construed as requiring indemnification with respect to a claim, damage, liability or expense incurred as a result of any violation of law by a Bank, the Agent [or the Japan Local Currency Agent].

I am qualified to practice law in the State of [_______] and do not purport to be an expert on, or to express any opinion concerning, any laws other than the law of the State of [_______], the General Corporation Law of the State of Delaware and the federal law of the United States.  Insofar as the opinions expressed in paragraphs 2, 3 and 4 above relate to matters which are governed by the laws of the State of New York, I have assumed for purposes of rendering such opinions that the applicable laws of the State of New York are substantially identical to the laws of the State of [_______].

This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly set forth herein.  The opinions expressed herein are being delivered to you as of the date hereof in connection with the transactions described hereinabove and are solely for your benefit in connection with the transactions described hereinabove and may not be relied on in any manner or for any purpose by any other Person, nor any copies published, communicated or otherwise made available in whole or in part to any other Person without my specific prior written consent, except that you may furnish copies thereof (i) to any of your permitted successors and assigns in respect of the Credit Agreement, the Japan Local Currency Addendum and the Notes, (ii) to your independent auditors and attorneys, (iii) upon the request of any state or federal authority or official having regulatory jurisdiction over you, and (iv) pursuant to order or legal process of any court or governmental agency.

Very truly yours,

20           For CFSC opinion.
21           For CFSC opinion.
22           For CFSC opinion.
23           For CFSC opinion.

EXHIBIT E
OPINION OF SPECIAL NEW YORK COUNSEL
TO THE AGENT

[Closing Date]

To the Banks listed on Exhibit A
hereto and to Citibank, N.A.,
as Agent, and The Bank of Tokyo-
Mitsubishi UFJ, Ltd., as
Japan Local Currency Agent

Re:           Caterpillar Inc., Caterpillar Financial Services Corporation and Caterpillar Finance Corporation (collectively, the “Borrowers” and individually a “Borrower”)

Ladies and Gentlemen:

We have acted as special New York counsel to Citibank, N.A. (“Citibank”), individually and as Agent, in connection with the preparation, execution and delivery of the Credit Agreement (Five-Year Facility) dated as of September 20, 2007 (“Credit Agreement”), among the Borrowers, the Banks party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, and Citibank, as Agent for the Banks.  Terms defined in the Credit Agreement are used herein as therein defined.

In that connection, we have examined the following documents:

(1)           Counterparts of the Credit Agreement and the Japan Local Currency Addendum, executed by each of the parties thereto.

(2)           The opinion of Joseph H. Currin, internal counsel for Caterpillar Inc. (“Caterpillar), dated as of the date hereof.

(3)           The opinion of Michael G. Sposato, internal counsel for Caterpillar Financial Services Corporation (“CFSC”), dated as of the date hereof.

In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents, and the conformity to the originals of all such documents submitted to us as copies.  We have also assumed that each of the Banks, the Japan Local Currency Agent  and the Agent have duly executed and delivered the Credit Agreement, and the Japan Local Currency Addendum, as applicable, with all necessary power and authority (corporate and otherwise).

To the extent that our opinion expressed below involves conclusions as to the matters set forth in the opinions of counsel referred to in items (2) and (3) above, we have assumed without independent investigation the correctness of the matters set forth therein.

Based upon the foregoing examination of documents and assumptions, and subject to the qualifications contained herein, and upon such other investigation as we have deemed necessary, we are of the opinion that (a) the Credit Agreement is, and the Notes executed by each of Caterpillar and CFSC and delivered on or prior to the date hereof are, the legal, valid and binding obligations of each of Caterpillar and CFSC, respectively, enforceable against such Borrower in accordance with their respective terms; and (b) the Japan Local Currency Addendum is the legal, valid and binding obligation of CFSC, enforceable against CFSC in accordance with its terms.

Our opinion above is subject to the following qualifications:

(a)           Our opinion above is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.  In applying such principles, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial or might decline to order a debtor to perform covenants.  Such principles applied by a court include a requirement that a creditor act with reasonableness and in good faith.

(b)           Our opinion above is also subject (i) to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors’ rights generally and (ii) to the effect of any federal or state law, rule or regulation (including any federal or state securities law, rule or regulation) or public policy, to the extent that such law, rule, regulation or public policy limits rights to indemnification.

(c)            Our opinion above is limited to the law of the State of New York and the federal law of the United States, and we do not express any opinion herein concerning any other law.  Without limiting the generality of the foregoing, we express no opinion as to (i) the effect of the law of any jurisdiction, other than the State of New York, wherein any Bank may be located or wherein enforcement of the Credit Agreement, the Japan Local Currency Addendum  or the Notes may be sought which limits the rates of interest legally chargeable or collectible, or (ii) whether any of the Banks is “doing business” in the State of New York.

(d)           We express no opinion as to the effect of the compliance or noncompliance of the Agent, the Japan Local Currency Agent  or any of the Banks with any state or federal laws or regulations applicable to any such party because of such party’s legal or regulatory status, the nature of such party’s business or the authority of any party to conduct business in any jurisdiction.

(e)  We express no opinion as to (i) Sections 2.13 or 8.05 of the Credit Agreement, or any comparable provisions under the Japan Local Currency Addendum, insofar as they provide that any Bank purchasing a participation from another Bank pursuant thereto may exercise set-off or similar rights with respect to such participation or that any affiliate of a Bank may exercise set-off or similar rights with respect to such Bank’s claims under the Credit Agreement, the Japan Local Currency Addendum or the Notes; (ii)Sections 2.12(c) or 8.04(c) of the Credit Agreement or any comparable provisions of the Japan Local Currency Addendum, to the extent that any such section or provision may be construed as requiring indemnification with respect to a claim, damage, liability or expense incurred as a result of any violation of law by a Bank or the Agent; (iii) the first sentence of Section 8.08(b) of the Credit Agreement, or any comparable provisions of the Japan Local Currency Addendum, insofar as any such provision relates to the subject matter jurisdiction of the United States District Court to adjudicate any controversy related to the Credit Agreement; or (iv) Sections 8.10 or 8.12, the last sentence of Section 8.08(b) of the Credit Agreement or any comparable provisions of the Japan Local Currency Addendum.

(f)  We express no opinion as to the legality, validity or enforceability of any of the Credit Agreement or the Japan Local Currency Addendum with regard to or as against Caterpillar Finance Corporation (“CFC”), nor shall any of the opinions contained herein be construed to apply to CFC.

This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly set forth herein.  The opinion expressed herein is being delivered to you as of the date hereof in connection with the transactions described hereinabove and is solely for your benefit in connection with the transactions described hereinabove and may not be relied on in any manner for any other purpose and may not be relied on for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our specific prior written consent, except that you may furnish copies thereof (i) to any of your permitted successors and assigns in respect of the Credit Agreement, the Japan Local Currency Addendum and the Notes, (ii) to your independent auditors and attorneys, (iii) upon the request of any state or federal authority or official having regulatory jurisdiction over you, and (iv) pursuant to order or legal process of any court or governmental agency.  The opinion expressed herein is based solely on factual matters in existence as of the date hereof and laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion letter to reflect any matters which may hereafter come to our attention, or should such factual matters change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.

Very truly yours,

EXHIBIT A
to the Opinion
of Sidley Austin LLP

Banks

Citibank, N.A.
JPMorgan Chase Bank, N.A.
Bank of America, N.A.
ABN AMRO Bank N.V.
Barclays Bank PLC
Société Générale
Royal Bank of Canada
WestLB AG, New York Branch
Toronto Dominion (Texas) LLC
Standard Chartered Bank
Australia and New Zealand Banking Group Limited
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Lloyds TSB Bank plc
Merrill Lynch Bank USA
William Street Commitment Corporation
Commerzbank AG, New York and Grand Cayman Branches
ING Bank N.V., Dublin Branch
U.S. Bank National Association
Banca Nazionale del Lavoro S.p.A., New York Branch
KBC Bank N.V.
The Bank of New York
The Northern Trust Company
Westpac Banking Corporation

EXHIBIT F-1
COMPLIANCE CERTIFICATE
CATERPILLAR INC.

To:           The Banks which are parties to the Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement (Five-Year Facility) dated as of September 20, 2007, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Agreement”) among Caterpillar Inc., Caterpillar Financial Services Corporation and Caterpillar Finance Corporation (collectively, the “Borrowers”), the Banks party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent and Citibank, N.A., as agent for the Banks.  Capitalized terms used and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.           I am the duly elected ______________ of Caterpillar Inc. (the “Borrower”).

2.           I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.           The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default with respect to the Borrower during or at the end of the accounting period covered by the attached financial statements or as of the date hereof.

4.           As required pursuant to Section 5.03 of the Agreement, the Borrower’s Consolidated Net Worth, as of the end of the accounting period covered by the attached financial statements, is at least $9,000,000,000 as shown below.

a.           Consolidated Net Worth                                                        $__________

    (i)           Stockholders’ equity                                                      $__________
    (ii)           Accumulated Other
        Comprehensive Income                                          $__________
    (iii)           Pension and other post-retirement
        benefits balance within
        Accumulated Other Comprehensive
        Income                                                                   $__________

The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, 200_.

CATERPILLAR INC.

By:___________________________
      Name:
      Title:

EXHIBIT F-2
COMPLIANCE CERTIFICATE
CATERPILLAR FINANCIAL SERVICES CORPORATION

To:           The Banks which are parties to the Credit Agreement described below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement (Five-Year Facility) dated as of September 20, 2007, as the same may be amended, restated, supplemented or otherwise modified from time to time (the “Agreement”) among Caterpillar Inc., Caterpillar Financial Services Corporation and Caterpillar Finance Corporation (collectively, the “Borrowers”), the Banks party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, Citibank, N.A., as agent for the Banks.  Capitalized terms used and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.           I am the duly elected ______________ of Caterpillar Financial Services Corporation (the “Borrower”).

2.           I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3.           The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default with respect to the Borrower during or at the end of the accounting period covered by the attached financial statements or as of the date hereof.

4.           As required pursuant to Section 5.04(a) of the Agreement, the Borrower’s Leverage Ratio as of the end of the accounting period covered by the attached financial statements, is not greater than 10.0 to 1, as shown below.

       a.           CFSC Consolidated Debt*                                                                           $__________
       b.           CFSC’s Consolidated Net Worth*                                                                 $__________
       c.           Leverage Ratio (6-month moving average)                                                      __________
       d.           Leverage Ratio (at December 31, 20__)                                                          ___________

* At end of current accounting period

5.           As required pursuant to Section 5.04(b) of the Agreement, the ratio of (1) the CFSC’s profit excluding income taxes, Interest Expense and Net Gain/(Loss) From Interest Rate Derivatives to (2) Interest Expense, computed as of the end of the calendar quarter covered by the attached financial statements for the rolling four-quarter period then most recently ended, is not less than 1.15 to 1, as shown below.

       a.           Profit excluding income taxes, Interest
             Expense and excluding Net Gain/(Loss)
             From Interest Rate Derivatives                                                                      $__________

       b.           Interest Expense                                                                                          $__________

       c.           Ratio of profit excluding income taxes,
             Interest Expense and Net Gain/(Loss)
             From Interest Rate Derivatives to
             Interest Expenses (a÷b) 24                                                                             __________

The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, 200_.

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:___________________________

Name:

Title:

24 It being understood that rounding may cause minor discrepancies with the previous three Compliance Certificates delivered

EXHIBIT G
CATERPILLAR FINANCE CORPORATION
JAPAN LOCAL CURRENCY ADDENDUM

JAPAN LOCAL CURRENCY ADDENDUM, dated as of September 20, 2007, to the Credit Agreement (as defined below), among Caterpillar Financial Services Corporation, Caterpillar Finance Corporation, the Japan Local Currency Banks (as defined below), Citibank, N.A., as Agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent.

ARTICLE I
Definitions

SECTION 1.01.  Defined Terms.  As used in this Addendum, the following terms shall have the meanings specified below:

“Credit Agreement” means the Credit Agreement (Five-Year Facility), dated as of September 20, 2007, among Caterpillar Inc., Caterpillar Financial Services Corporation, Caterpillar Finance Corporation, the financial institutions from time to time party thereto as Banks, Citibank, N.A., as Agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Japan Local Currency Agent, as the same may be amended, waived, modified or restated from time to time.

“Japan Local Currency Advance” means any Advance, denominated in Japanese Yen, made to CFC pursuant to Sections 2.03 and 2.03A of the Credit Agreement and this Addendum.  A Japan Local Currency Advance shall bear interest at the rate specified in Schedule II.

“Japan Local Currency Bank” means each Bank listed on the signature pages of this Addendum or which becomes a party hereto pursuant to an Assignment and Acceptance or an Assumption and Acceptance.

SECTION 1.02.  Terms Generally.  Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Addendum.  Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  All references herein to Sections and Schedules shall be deemed references to Sections of and Schedules to this Addendum unless the context shall otherwise require.

ARTICLE II
The Credits

SECTION 2.01.  Japan Local Currency Advances.

(a)  This Addendum (as the same may be amended, waived, modified or restated from time to time) is the “Japan Local Currency Addendum” as defined in the Credit Agreement and is, together with the borrowings made hereunder, subject in all respects to the terms and provisions of the Credit Agreement except to the extent that the terms and provisions of the Credit Agreement are modified by or are inconsistent with this Addendum, in which case this Addendum shall control.

(b)  Any modifications to the interest payment dates, Interest Periods, interest rates and any other special provisions applicable to Japan Local Currency Advances under this Addendum are set forth on Schedule II.  If Schedule II states “None” or “Same as Credit Agreement” with respect to any item listed thereon, then the corresponding provisions of the Credit Agreement, without modification, shall govern this Addendum and the Japan Local Currency Advances made pursuant to this Addendum.

(c)  Any special borrowing procedures or funding arrangements for Japan Local Currency Advances under this Addendum, any provisions for the issuance of promissory notes to evidence the Japan Local Currency Advances made hereunder and any additional information requirements applicable to Japan Local Currency Advances under this Addendum are set forth on Schedule III.  If no such special procedures, funding arrangements, provisions or additional requirements are set forth on Schedule III, then the corresponding procedures, funding arrangements, provisions and information requirements set forth in the Credit Agreement shall govern this Addendum.

SECTION 2.02.  Maximum Borrowing Amounts.  (a)  The Total Japan Local Currency Commitment, and the Japan Local Currency Commitment for each Japan Local Currency Bank party to this Addendum as of the date hereof, are set forth on Schedule I.

(b)  Upon at least five (5) Business Days prior irrevocable written notice to the Agent, the Japan  Local Currency Agent and the Japan Local Currency Banks, CFC may from time to time permanently reduce the Total Japan Local Currency Commitment under this Addendum in whole, or in part ratably among the Japan  Local Currency Banks, in an aggregate minimum Dollar Amount of $1,000,000, and integral multiples of $1,000,000 in excess thereof; provided, however, that the amount of the Total Japan Local Currency Commitment may not be reduced below the aggregate principal amount of the outstanding Japan Local Currency Advances with respect thereto.  Any such reduction shall be allocated pro rata among all the Japan Local Currency Banks party to this Addendum by reference to their Japan Local Currency Commitments.

ARTICLE III
Representations and Warranties

Each of CFSC and CFC makes and confirms each representation and warranty applicable to it or any of its Subsidiaries contained in Article IV of the Credit Agreement.  Each of CFSC and CFC represents and warrants to each of the Japan Local Currency Banks party to this Addendum that no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing, and no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, shall arise as a result of the making of Japan Local Currency Advances hereunder or any other transaction contemplated hereby.

ARTICLE IV
Miscellaneous Provisions

SECTION 4.01.  Amendment; Termination.  (a)  This Addendum (including the Schedules hereto) may not be amended without the prior written consent of the Majority Japan Local Currency Banks hereunder and subject to the provisions of Section 8.01 of the Credit Agreement.

(b)  This Addendum may not be terminated without the prior written consent of each Japan Local Currency Bank party hereto, CFSC and CFC unless there are no Japan  Local Currency Advances or any other amounts outstanding hereunder, in which case no such consent of any Japan Local Currency Bank shall be required; provided, however, that this Addendum shall terminate on the date that the Credit Agreement terminates in accordance with its terms.

SECTION 4.02.  Assignments.  Section 8.07 of the Credit Agreement shall apply to assignments by Japan Local Currency Banks of obligations, Japan Local Currency Commitments and Japan Local Currency Advances hereunder; provided, however, that a Japan Local Currency Bank may not assign any obligations, Japan Local Currency Commitments or rights hereunder to any Person which is not (or does not simultaneously become) a Bank under the Credit Agreement.

SECTION 4.03.  Notices, Etc.  Except as otherwise provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or telecopy communication) and mailed, telegraphed, telexed, telecopied or delivered, as follows:

(a)  if to CFC, at Caterpillar Finance Corporation, SBS Tower 14F, 4-10-1 Yoga, Setagaya-ku, Tokyo 158-0097, Japan, Attention:  Managing Director (Facsimile No.  813-5797-4522, with a copy to CFSC at its address and telecopy number referenced in Section 8.02 of the Credit Agreement;

(b)  if to CFSC, at its address and telecopy number referenced in Section 8.02 of the Credit Agreement;

(c)  if to the Japan Local Currency Agent, at The Bank of Tokyo-Mitsubishi UFJ, Ltd., Corporate Banking Division No. 3, Corporate Banking Group, 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan, Attention:  Mr. Shu Ohsuga (Telecopy No.:  03-3240-8885 / 81-3-3240-8885) with a copy to the Agent at its address and telecopy number referenced in Section 8.02 of the Credit Agreement;

(d)  if to a Japan Local Currency Bank, at its address (and telecopy number) set forth in Schedule I or in the Assignment and Acceptance or Assumption and Acceptance pursuant to which such Japan Local Currency Bank became a party hereto;

(e)  if to the Agent, at its address at Bank Loan Syndications, 1615 Brett Rd., Building No. 3, New Castle, Delaware 19720, Attention:  Bank Loan Syndications, Telecopier No. 302-894-6120, with a copy to Citicorp North America, Inc., 233 South Wacker Drive, Chicago, Illinois 60606, Attention:  Marianne O’Donnell;

or as to each party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and communications shall be deemed to have been given three (3) Business Days after deposit in the mail (registered or certified, with postage prepaid and properly addressed), when delivered to the telegraph company, upon receipt of a telex or telecopy or when delivered in person or by courier service, except that notices and communications to the Japan Local Currency Agent pursuant to Article II or V hereof or Article II of the Credit Agreement shall not be effective until received by the Japan Local Currency Agent.

SECTION 4.04.  Ratification of Guaranty.  By its execution of this Addendum, CFSC ratifies and confirms its guaranty contained in Article IX of the Credit Agreement with respect to the Japan Local Currency Advances made pursuant to this Addendum which Guaranty remains in full force and effect.

SECTION 4.05.  Sharing of Payments, Etc.  If any Japan Local Currency Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Japan Local Currency Advances made by it (other than pursuant to Section 2.02(c), 2.05(d), 2.10, 2.12 or 8.04 of the Credit Agreement) in excess of its ratable share of payments on account of the Japan Local Currency Advances obtained by all the Japan Local Currency Banks, such Japan Local Currency Bank shall forthwith purchase from the other Japan Local Currency Banks such participations in the Japan Local Currency Advances made by them as shall be necessary to cause such purchasing Japan Local Currency Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Japan Local Currency Bank, such purchase from each other Japan Local Currency Bank shall be rescinded and each such other Japan Local Currency Bank shall repay to the purchasing Japan Local Currency Bank the purchase price to the extent of such recovery together with an amount equal to such other Japan Local Currency Bank’s ratable share (according to the proportion of (i) the amount of such other Japan Local Currency Bank’s required repayment to (ii) the total amount so recovered from the purchasing Japan Local Currency Bank) of any interest or other amount paid or payable by the purchasing Japan Local Currency Bank in respect of the total amount so recovered.  CFC agrees that any Japan Local Currency Bank so purchasing a participation from another Japan Local Currency Bank pursuant to this Section 4.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Japan Local Currency Bank were the direct creditor of CFC in the amount of such participation.

SECTION 4.06.  Applicable Law.  THIS ADDENDUM SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 4.07  Execution in Counterparts.  This Addendum may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

ARTICLE V
The Japan Local Currency Agent

SECTION 5.01  Appointment; Nature of Relationship.  The Bank of Tokyo-Mitsubishi UFJ, Ltd. is appointed by the Japan Local Currency Banks as the Japan Local Currency Agent hereunder and under the Credit Agreement, and each of the Japan Local Currency Banks irrevocably authorizes the Japan Local Currency Agent to act as the contractual representative of such Japan Local Currency Bank with the rights and duties expressly set forth herein and in the Credit Agreement applicable to the Japan Local Currency Agent.  The Japan Local Currency Agent agrees to act as such contractual representative upon the express conditions contained in this Article V.  Notwithstanding the use of the defined term “Japan Local Currency Agent,” it is expressly understood and agreed that the Japan Local Currency Agent shall not have any fiduciary responsibilities to any Japan Local Currency Bank or other Bank  by reason of this Addendum and that the Japan Local Currency Agent is merely acting as the representative of the Japan Local Currency Banks with only those duties as are expressly set forth in this Addendum and the Credit Agreement.  In its capacity as the Japan Local Currency Banks’ contractual representative, the Japan Local Currency Agent (i) does not assume any fiduciary duties to any of the Banks, (ii) is a “representative” of the Japan Local Currency Banks within the meaning of Section 9-102 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Addendum and the Credit Agreement.  Each of the Japan Local Currency Banks agrees to assert no claim against the Japan Local Currency Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank waives.

SECTION 5.02  Powers.  The Japan Local Currency Agent shall have and may exercise such powers under this Addendum and the Credit Agreement as are specifically delegated to the Japan Local Currency Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Japan Local Currency Agent shall have neither any implied duties or fiduciary duties to the Japan Local Currency Banks or the Banks, nor any obligation to the Japan Local Currency Banks or the Banks to take any action hereunder or under the Credit Agreement except any action specifically provided by this Addendum or the Credit Agreement required to be taken by the Japan Local Currency Agent.

SECTION 5.03  General Immunity.  Neither the Japan Local Currency Agent nor any of its respective directors, officers, agents or employees shall be liable to any of the Borrowers or any Bank for any action taken or omitted to be taken by it or them hereunder or under the Credit Agreement or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

SECTION 5.04  No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc.  [Intentionally Omitted.  See Section 7.02 of the Credit Agreement for these provisions.]

SECTION 5.05  Action on Instructions of Japan Local Currency Banks.  The Japan Local Currency Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under the Credit Agreement in accordance with written instructions signed by Majority Japan Local Currency Banks (except with respect to actions that require the consent of all of the Banks as provided in the Credit Agreement, including, without limitation, Section 8.01 thereof), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Japan Local Currency Banks.  The Japan Local Currency Agent shall be fully justified in failing or refusing to take any action hereunder and under the Credit Agreement unless it shall first be indemnified to its satisfaction by the Japan Local Currency Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

SECTION 5.06  Employment of Agents and Counsel.  The Japan Local Currency Agent may execute any of its duties hereunder and under the Credit Agreement by or through employees, agents, and attorneys-in-fact, and shall not be answerable to the Banks or the Japan Local Currency Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Japan Local Currency Agent shall be entitled to advice of counsel concerning the contractual arrangement among the Japan Local Currency Agent and the Japan Local Currency Banks, as the case may be, and all matters pertaining to its duties hereunder and under the Credit Agreement.

SECTION 5.07  Reliance on Documents; Counsel.  [Intentionally Omitted.  See Section 7.02 of the Credit Agreement for these provisions.]

SECTION 5.08  Other Transactions.  The Japan Local Currency Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Addendum or the Credit Agreement, with CFSC, CFC or any of their respective Subsidiaries in which the Japan Local Currency Agent is not prohibited hereby from engaging with any other Person.

SECTION 5.09 Bank Credit Decision.  [Intentionally Omitted.  See Section 7.04 of the Credit Agreement for these provisions.]

SECTION 5.10  Successor Japan Local Currency Agent.  The Japan Local Currency Agent (i) may resign at any time by giving written notice thereof to the Agent, the Japan Local Currency Banks and the Borrowers, and may appoint one of its affiliates as successor Japan Local Currency Agent and (ii) may be removed at any time with or without cause by the Majority Japan Local Currency Banks.  Upon any such resignation or removal, the Majority Japan Local Currency Banks, with the consent of the Agent, shall have the right to appoint (unless, in the case of the resignation of the Japan Local Currency Agent, the resigning Japan Local Currency Agent has appointed one of its affiliates as successor Japan Local Currency Agent), on behalf of the Borrowers and the Japan Local Currency Banks, a successor Japan Local Currency Agent.  If no successor Japan Local Currency Agent shall have been so appointed and shall have accepted such appointment within thirty days after the retiring Japan Local Currency Agent’s giving notice of resignation or the Majority Japan Local Currency Banks’ removal of the retiring Japan Local Currency Agent, then the retiring Japan Local Currency Agent may appoint, on behalf of the Borrowers and the Japan Local Currency Banks, a successor Japan Local Currency Agent, which need not be one of its affiliates.  Notwithstanding anything herein to the contrary, so long as no Event of Default, or event which would constitute an Event of Default but for the requirement that notice be given, time elapse or both, has occurred and is continuing, each such successor Japan Local Currency Agent shall be subject to written approval by CFSC and CFC, which approval shall not be unreasonably withheld.  Such successor Japan Local Currency Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000.  Upon the acceptance of any appointment as the Japan Local Currency Agent hereunder by a successor Japan Local Currency Agent, such successor Japan Local Currency Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Japan Local Currency Agent, and the retiring Japan Local Currency Agent shall be discharged from its duties and obligations hereunder and under the Credit Agreement.  After any retiring Japan Local Currency Agent’s resignation hereunder as Japan Local Currency Agent, the provisions of this Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Japan Local Currency Agent hereunder and under the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed as a deed by their duly authorized officers, all as of the date and year first above written.

CATERPILLAR FINANCE CORPORATION

By:
Name:
Title:

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:
Name:
Title:

CITIBANK, N.A., as the Agent

By:___________________________
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as the Japan Local Currency Agent

By:___________________________
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as the Japan Local Currency Bank

By:___________________________
Name:
Title:

SCHEDULE I
to Japan Local Currency Addendum

Japan Local Currency Banks
Japan Local Currency Commitments
Total Japan Local Currency Commitment
Applicable Lending Office

Japan Local Currency Bank Name	Japan Local Currency Commitment
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	US $75,000,000

Total Japan Local Currency Commitment:	US $75,000,000

Japan Local Currency Bank Name	Applicable Japan Local Currency Lending Office
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
Corporate Banking Division No. 3, Corporate Banking Group
7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan
Attention:  Mr. Shu Ohsuga
(Telephone No.:  03-3240-2512 / 81-3-3240-2512)
(Facsimile No.:  03-3240-8885 / 81-3-3240-8885)

SCHEDULE II
to Japan Local Currency Addendum

MODIFICATIONS

1.           Business Day Definition:

       “Business Day”:  Same as Credit Agreement.

2.           Interest Payment Dates:  Same as Credit Agreement.  (See Section 2.07 of Credit Agreement).

3.           Interest Periods:  Same as Credit Agreement.  (See definition of “Interest Period”, Section 1.01, and Section 2.07(d) of Credit Agreement).

4.           Interest Rates:

Each Japan Local Currency Advance that is a TIBO Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to the sum of (i) the TIBO Rate for such Japan Local Currency Advance for such Interest Period plus (ii) the Applicable Margin as in effect from time to time during such Interest Period; provided, however, after the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, the provisions of Section 2.07(d) of the Credit Agreement shall be applicable.  Each Japan Local Currency Advance that is a Japan Base Rate Advance shall bear interest during any Interest Period at a per annum rate equal to the sum of (i) the Japan Base Rate plus (ii) the Applicable Margin in effect from time to time during such Interest Period.  The terms of Section 2.07 and the other provisions of the Credit Agreement shall otherwise govern the accrual and payment of interest on Japan Local Currency Advance.

5.           Other:

Additional Conditions Precedent:  None

Termination Date for Addendum:  The “Termination Date” under the Credit Agreement.

Prepayment Notices:  CFC shall be permitted to prepay a Japan Local Currency Advance subject to the provisions of Section 8.04(b) of the Credit Agreement, on any Business Day, provided, in the case of any prepayment, notice thereof is given to the Japan Local Currency Agent not later than 10:00 a.m. (Tokyo time) at least three (3) Business Days prior to the date of such prepayment.

SCHEDULE III
to Japan Local Currency Addendum

OTHER PROVISIONS

1.           Borrowing Procedures:

(a)  Notice of Japan Local Currency Borrowing shall be given by CFC to the Japan Local Currency Agent not later than 10:00 a.m. (Tokyo time) on the third Business Day prior to the date of the proposed Japan Local Currency Borrowing (or not later than 10:00 a.m. (Tokyo time) on the Business Day of the proposed Japan Local Currency Borrowing if such proposed Japan Local Currency Borrowing is requested on a same-day basis),  and the Japan Local Currency Agent shall give each Japan Local Currency Bank prompt notice thereof in accordance with Section 4.03.

(b)  Each Notice of Japan Local Currency Borrowing shall be addressed to the Japan Local Currency Agent at its address set forth in Section 4.03 and shall specify the bank account to which the Japan Local Currency Advances are to be made.

2.           Funding Arrangements:

Minimum amounts/increments for Japan Local Currency Borrowings, repayments and prepayments:

Same as Credit Agreement.

3.           Promissory Notes:  None required.